UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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JDS Uniphase Corporation

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1768 Automation Parkway San Jose, California 95131 USA Tel 408 546-5000 Fax 408 546-4300 www.jdsu.com

October 21, 2005

Dear Stockholder,

Fiscal 2005 was a year of ‘heavy-lifting’ as we embarked on major activities to reengineer our business model to focus on those products and markets that make best use of our core competencies to meet our growth and profitability targets. Although the emphasis of these activities through most of the year was on sustainable cost reductions, we were able to grow revenues and gain market share in our communications business, as well as significantly diversify our markets, products and customer base. Key accomplishments included:

•	An annual revenue increase for the first time since fiscal 2001, with FY05 revenue growing 12% over FY04 levels. Growth was focused in our communications segment, which grew 33% from $317.4 million to $422.2 million.

•	Strength in our integrated, sub-system level products, with more than 10,000 circuit packs and 1,450 wavelength management modules shipped in the first eight months of calendar 2005, and representing 50% and 100% growth respectively.

•	The continued deliberate growth of JDSU’s market share in the optical communications space. According to the most recent report from industry analyst RHK, JDSU has 15% market share, which compares to 13% as we exited fiscal 2004.

•	Further improvement in customer satisfaction as a result of customer-driven execution.

Moving to the bottom line, we were extremely focused in fiscal 2005 on executing sustainable profitability improvements. We started with a critical examination of the realities of our industry, so that we could ensure our evolving strategy embraced these considerations:

•	Our highly concentrated customer base. In all our markets, a small number of customers account for the bulk of our revenues. This reality is particularly acute for the optical communications industry in general. For JDSU, for example, about thirty customers account for more than 80% of our revenues in a typical quarter.

•	In any given quarter, the bulk of our revenues derive from a small number of products. Furthermore, the particular products driving our revenue often change from quarter to quarter, which can impact our efforts to drive profitable manufacturing.

•	As we entered fiscal 2005, nearly all of our manufacturing operations were significantly underutilized, and our costs of manufacturing were too high. In fact, variable costs accounted for a majority of the product cost structure which limited our ability to improve our profitability performance through revenue growth alone. And with the bulk of our manufacturing in North America, we were not taking full advantage of the lower labor and material costs available elsewhere.

With these facts in mind, we engaged in a comprehensive program early in the fiscal year to fundamentally improve profitability. Actions taken can broadly be grouped under two segments: cost reducing our ‘core’ business and expanding our market opportunity through select acquisitions.

Cost Reductions

Cost reducing the past is critical to our future success because we must gain profitability leverage from our operations as we take costs out of our infrastructure. During fiscal 2005, we executed a series of initiatives designed to right-size our operations, including:

•	A focus on centralizing functions and process standardization initiatives to improve predictability and support Sarbanes-Oxley objectives.

•	The transfer of certain manufacturing from more expensive North American facilities to contract manufacturing partners and other lower cost alternatives, including our own facility in Shenzhen, China. Following our aggressive program of product transfers, at the end of FY2005 more than 60% of optical communications revenue was attributable to lower cost manufacturing operations.

•	The sale of our Ewing and Mountain Lakes, NJ and Fuzhou, China facilities to contract manufacturers. These sales benefited JDSU in two ways: first, we exited the costly business of facility management, while retaining a reliable supply of components; and second, in the cases where the facility was ultimately slated for closure, the burden of closure activities was transferred to the contract manufacturer.

•	The phase out or sale of a number of product lines that were unable to contribute to the Company’s longer term growth and profitability objectives. The phase out of our light engine and DLP microdisplay businesses, for example, was expected to have an immediate positive impact on our profitability metrics. In other words, with sustainable profitability as our overwhelming objective, we have deliberately chosen to focus on the quality of our revenue (i.e. how much profit we can extract from each dollar of sales) rather than simply revenue itself.

We expect these initiatives to start positively impacting our income statement in the first quarter of fiscal 2006, which ended on September 30, 2005. We have targeted aggregate quarterly cost savings of $4 million in the first quarter of fiscal 2006, $9 million in the second, $17 million in the third and $22 million in the fourth, when compared with our fiscal 2005 third quarter results. Taken together, and when fully implemented in the quarter ending June 30, 2006, we expect these initiatives to deliver annualized cost savings of $88 million, when compared with our fiscal 2005 third quarter results. As a result of these initiatives, core JDSU headcount is expected to decline by approximately 1,480, although we note that overall headcount will increase as we welcome employees associated with our recent acquisitions.

Investing in Our Future

I believe that cost reducing the past, by itself, is not enough to move JDSU to a satisfactory position of strength and profitability. And that brings me to the second category of initiatives which is the expansion of our market opportunity and fortification of our current business through acquisition.

Few, if any, of our competitors can match our strong balance sheet. With more than $1.3 billion in cash, cash equivalents and short term investments as we exited fiscal year 2005, I believe JDSU has an opportunity that is unique in our industry, which is to simultaneously invest in the future through acquisitions while engaging in major cost reduction activities. Companies acquired during fiscal 2005 included:

•	Lightwave Electronics Corporation was acquired in April 2005. The acquisition significantly strengthened JDSU’s product portfolio in the commercial solid-state laser market, and is a good example of the kinds of fortifying acquisitions we have been executing.

•	Photonic Power, a pioneering provider of photonic power for the delivery of power over fiber, was acquired by JDSU in June 2005. Viewed as a cutting-edge technology by industry analyst IDC, the acquisition is not expected to have an immediate material impact on JDSU’s financial performance.

Our acquisition strategy has been to identify high growth opportunities that will allow JDSU to expand its addressable market and improve our longer term profitability performance. The adjacent communications market of test and measurement, for example, is growing at a compound annual growth rate of 5—10%, and tends to enjoy stronger margins than JDSU’s traditional businesses. To take advantage of this opportunity, we closed the acquisition of Acterna, Inc. in August 2005. With this acquisition, JDSU becomes a leading supplier of broadband and optical test and measurement solutions for service providers and network equipment manufacturers worldwide. With Acterna revenues of $448 million and gross margin of 56% for its most recent fiscal year, the acquisition is also expected to have an immediate and positive impact on JDSU’s business model. We are pleased that Acterna’s former independent auditor, PricewaterhouseCoopers, LLP, has agreed to act as JDSU’s independent auditor starting with our first fiscal quarter of 2006.

Another high growth technology is tunable transponders, which is expected to grow at a compound annual growth rate of 50% through 2009, according to industry analyst Ovum-RHK. In response to this opportunity, we recently announced a definitive agreement to acquire Agility Communications, a leading provider of widely tunable laser solutions for optical networks. This acquisition, which is expected to close in the quarter ending December 31, 2005, reconfirms JDSU’s commitment to its core optical communications business by further augmenting our continuing leadership in enabling agile networks based on reconfigurable optical add/drop multiplexers (or ROADMs) and other wavelength management modules.

By leading in these key technologies and products, I believe JDSU is building a uniquely comprehensive portfolio of solutions to capitalize on growing opportunities.

Other Corporate Initiatives

As discussed in the enclosed Proxy Statement, and in preparation for our Annual Meeting of Stockholders on December 1, 2005, we have invited stockholders to authorize our Board of Directors to execute a reverse stock split and a reduction in the number of authorized shares. If effected, the proposed reverse split is intended to offer greater visibility into our earnings performance on a per share basis. We also believe that the impact of a reverse stock split may expand the Company’s appeal to a broader range of institutional investors, many of whom are currently unable to invest in stocks trading below $5. If approved by stockholders, the Board of Directors can, in its discretion, execute a reverse split in the approved range at any time prior to December 1, 2006.

Organization

Fiscal 2005 was the first year JDSU was required to comply with the assessment and attestation provisions of S404 of Sarbanes-Oxley (“SOX certification”), which pertains to internal controls over financial reporting. As we prepared for SOX certification, several hundred key controls were introduced or strengthened across the corporation. In final SOX testing, the vast majority of our key controls were found to be effective. And importantly, both the Company and our independent auditor signed off on our reported fiscal 2005 results.

However, the SOX certification process did uncover a number of material weaknesses in our internal controls over financial reporting. Specifically, we have room for improvement in the design and operating effectiveness of controls related to documentation and analysis of goodwill impairment. While the necessary adjustment was made prior to the announcement of our fiscal 2005 fourth quarter results, our new CFO is looking closely at how the existing procedures need to be strengthened.

The second area for improvement relates to the additional strain placed on our finance and accounting organization due to the high volume of complex, non-routine transactions executed during fiscal 2005 and designed to strengthen our business model over time. Our testing confirmed the need to continue to strengthen our finance and accounting teams and improve certain processes, which we are committed to achieving through fiscal 2006.

Fiscal 2006

In September 2005, we launched a new corporate identity including the new ‘common usage’ name of JDSU. While our legal identity has not changed—it remains JDS Uniphase Corporation, we believe that our new name and logo capture the many changes underway. Put simply, JDSU is a very different company today than it was even twelve months ago.

While re-engineering JDSU is still a work in progress, the path to breakeven has been laid and management is focused on execution. We expect that we will start to see the benefits of much of fiscal 2005’s ‘heavy lifting’ during fiscal 2006. The integration of Acterna will have an immediate and significant impact on our business model and profitability performance, starting with a partial quarter benefit in the quarter ending September 30, 2005. Coupled with the cost reduction initiatives outlined above, we believe that our actions in fiscal 2005 have significantly accelerated JDSU’s path to profitability.

Both the management team and the Board of Directors are committed to delivering long term shareholder value for our investors. If you are interested in learning more about the many profitability-enhancing initiatives underway at JDSU, please do not hesitate to contact our Investor Relations department at investor.relations@jdsu.com or on (408) 546-4445.

Sincerely yours,

Kevin J. Kennedy

FORWARD-LOOKING STATEMENTS

Statements contained in this letter which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement may contain words such as “anticipate that,” “believes,” “can impact,” “continue to,” “estimates,” “expects to,” “hopes,” “intends,” “plans,” “to be,” “will be,” “will continue to be,” “continuing,” “ongoing,” or similar words. Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) due to, among other things, the Company’s limited visibility, our ability to perceive or predict market trends (including, among other things, any stabilization recovery or growth thereof) is limited and uncertain; (ii) our ongoing integration, cost reduction, reorganization and restructuring efforts may not be successful in achieving their expected cost reductions and other benefits, may be insufficient to align the our operations with customer demand and the changes affecting its industry, or may be more costly or extensive than currently anticipated; (iii) our ability to predict financial performance for future periods continues to be difficult; (iv) ongoing efforts to improve our execution and design and introduce products that meet customers’ future need and to manufacture such products at competitive costs may not be successful, and (v) the expected increases in revenues and customer and market penetration resulting from our recent acquisitions may not materialize to the extent anticipated and these expected benefits maybe further offset by costs and diversion of our management’s time with respect to the integration of these acquisitions with us. Forward-looking statements are made only as of the date of this letter and JDS Uniphase Corporation assumes no obligation to update any of the forward-looking statements after the date of this letter to conform such statements to actual results or to changes in our expectations.

JDS UNIPHASE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 1, 2005

DATE AND TIME	8:30 a.m., Pacific Standard Time, on December 1, 2005

LOCATION	JDS Uniphase Corporation
1768 Automation Parkway
San Jose, California 95131
(408) 546-5000

PROPOSALS	1. To elect two Class III directors to serve until the 2008 annual meeting of stockholders and until their successors are elected and qualified.

2.      To approve an amendment to the JDS Uniphase Corporation Restated Certificate of Incorporation which will effect a reverse stock split of the common stock of JDS Uniphase Corporation by a ratio of not less than one-for-eight and not more than one-for-ten at any time prior to December 1, 2006, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion and to reduce the number of authorized shares of the Company’s common stock.

3. To ratify the appointment of PricewaterhouseCoopers LLP as JDS Uniphase Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

4. To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement which is attached and made a part hereof.

RECORD DATE	You are entitled to vote at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof if you were a stockholder at the close of business on October 11, 2005.

VOTING	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY TO ENSURE YOUR PRESENCE AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You may vote your shares by using the Internet or the telephone. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Kevin J. Kennedy

Chief Executive Officer

San Jose, California

October 21, 2005

JDS UNIPHASE CORPORATION

1768 Automation Parkway

San Jose, California 95131

(408) 546-5000

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of JDS Uniphase Corporation, a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2005 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Company’s corporate offices located at 1768 Automation Parkway, San Jose, California 95131, on December 1, 2005 at 8:30 a.m., Pacific Standard Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What proposals will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

1. To elect two Class III directors to serve until the 2008 annual meeting of stockholders and until their successors are elected and qualified.

2. To approve an amendment to the Company’s Restated Certificate of Incorporation which will effect a reverse stock split of the common stock of the Company by a ratio of not less than one-for-eight and not more than one-for-ten at any time prior to December 1, 2006, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion and to reduce the number of authorized shares of the Company’s common stock.

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending June 30, 2006.

4. To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

As to any other business which may properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote according to their best judgment. The Company does not know now of any other matters to be presented or acted upon at the Annual Meeting.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” the election of the two Class III directors, “FOR” approval of the amendment to the Company’s Restated Certificate of Incorporation to effect a reverse split based on a ratio between one-for-eight and one-for-ten of all of the Company’s outstanding common stock, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006.

What is the record date and what does it mean?

The record date for the Annual Meeting is October 11, 2005. The record date is established by the Board of Directors as required by Delaware law. Holders of shares of the Company’s common stock and holders of exchangeable shares of JDS Uniphase Canada Ltd., a subsidiary of the Company, at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each stockholder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date, and CIBC Mellon Trust Company (the “Trustee”), the holder of the Company’s special voting share (“Special Voting Share”), is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company (“Exchangeable Shares”), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Exchangeable Shares are collectively referred to as “Stockholders”. Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting.

At the record date, 1,594,226,763 shares of Common Stock were issued and outstanding, one share of the Company’s Special Voting Share was issued and outstanding, and 58,184,798 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of the Company’s Common Stock.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Exchangeable Shares outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on Proposals 1 or 3. However, with respect to Proposal No. 2, a broker non-vote will have the same effect as a negative vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the election of directors and ratification of auditors. Non-routine matters include, among others, the proposed amendment to the Company’s Restated Certificate of Incorporation. For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether Stockholders have approved that matter.

What is the voting requirement to approve each of the proposals?

Proposal 1. The two candidates receiving the greatest number of affirmative votes of the votes attached to shares of Common Stock and the Special Voting Share present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present and voting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Approval to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock at a ratio of not less than one-for-eight and not more than one-for-ten, with the exact ratio to be set a whole number within this range to be determined by the Board of

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Directors, together with the reduction in the number of authorized shares of the Company’s Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock and a majority of the votes represented by the Special Voting Share. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock and a majority of the votes represented by the Special Voting Share Special Voting Share present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on Proposal 3.

All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1, 2 and 3. If no instructions are received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

How do I vote my shares?

If you are a common stockholder of record, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

•	by mailing the enclosed proxy card;

•	over the telephone by calling a toll-free number; or

•	electronically, using the Internet.

The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate Stockholders’ identities, to allow Stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for Stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

If you are a record holder of Exchangeable Shares, you can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting by mailing the enclosed voting instruction card to the Trustee.

If a holder of Exchangeable Shares does not provide the Trustee with voting instructions, your Exchangeable Shares will not be voted.

Who will tabulate the votes?

An automated system administered by ADP Investor Communication Services (“ADP”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, or (ii) to allow for the tabulation and/or certification of the vote.

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Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following four ways:

•	submitting another proxy card bearing a later date;

•	sending a written notice of revocation to the Company’s Corporate Secretary at 1768 Automation Parkway, San Jose, California, 95131;

•	submitting new voting instructions via telephone or the Internet; or

•	attending AND voting in person at the Annual Meeting.

If you hold Exchangeable Shares and you wish to direct the Trustee to change the vote attached to the Special Voting Share on your behalf, you should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

Who is paying for this proxy solicitation?

This Proxy Statement and the accompanying proxy were first sent by mail to common stockholders, the Trustee for the Special Voting Share, and holders of Exchangeable Shares on or about October 21, 2005. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. The Company has retained the services of The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $13,500 in the aggregate. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2006.

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and annual report over the Internet will be receiving an e-mail on or about October 21, 2005 with information on how to access Stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 30, 2005.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and annual report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible Stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online. If your proxy card does not reference Internet information, please complete and return the proxy card in the postage-paid envelope provided.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a Stockholder of record and would like to receive future Stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

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If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the proxy statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple Stockholders in a Stockholder’s household. The Company will promptly deliver a separate copy of either document to any Stockholder who contacts the Company’s investor relations department at (408) 546-5000 requesting such copies. If a Stockholder is receiving multiple copies of the proxy statement and annual report at the Stockholder’s household and would like to receive a single copy of those documents for a Stockholder’s household in the future, that Stockholder should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

When are stockholder proposals due for next year’s annual meeting?

In order for Stockholder proposals to be considered properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2006 annual meeting of stockholders (the “2006 Annual Meeting”), a Stockholder’s notice must be received by the Company at its principal executive offices not less than 30 days nor more than 60 days prior to the 2006 Annual Meeting; provided however that in the event less than 40 days notice or prior public disclosure of the date of the meeting is made or given to the Stockholders, notice by the Stockholder to be on time must be received not later than the close of business on the tenth day following the day on which notice of the 2006 Annual Meeting was mailed or public disclosure was made. A Stockholder’s notice to the Secretary must set forth as to each matter the Stockholder proposes to bring before the 2006 Annual Meeting: (i) a brief description of the business desired to be brought before the 2006 Annual Meeting and the reasons for conducting such business at the 2006 Annual Meeting; (ii) the name and record address of the Stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the Stockholder; and (iv) any material interest of the Stockholder in such business.

Subject to applicable laws and regulations, the Company has discretion over what Stockholder proposals will be included in the agenda for the 2006 Annual Meeting and/or in the related proxy materials and will also have discretionary authority to vote all shares for which it has proxies in opposition to a matter if the Company’s fails to receive notice of a Stockholder proposal for next year’s annual meeting by September 6, 2006. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and intended to be presented at the Company’s 2006 Annual Meeting must be received by the Company not later than June 23, 2006 in order to be considered for inclusion in the Company’s proxy materials.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

The Board is divided into three classes as nearly equal in number as possible. The members of each class of directors serve staggered three-year terms. Currently, the Board is composed of the following eight members:

Class	Directors	Term Expiration
I	Bruce D. Day, Martin A. Kaplan, and Kevin J. Kennedy	2007 Annual Meeting of Stockholders
II	Richard E. Belluzzo, Robert E. Enos, and Peter A. Guglielmi	2006 Annual Meeting of Stockholders
III	Richard T. Liebhaber and Casimir S. Skrzypczak	2005 Annual Meeting of Stockholders

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In February 2005, the Board of Directors, upon the recommendation of the Corporate Governance Committee, appointed Richard E. Belluzzo as a director. Prior to Mr. Belluzzo’s’ appointment, the Board increased the authorized number of directors to eight.

The Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the two nominees named below for election as Class III directors of the Company, each to serve a three-year term until the 2008 annual meeting of stockholders and until a qualified successor is elected or until the director’s earlier resignation or removal. Each of the nominees, who is a current director of the Company, has consented, if elected as a Class III director of the Company, to serve until his term expires. The Board of Directors has no reason to believe each of the nominees will not serve if elected, but if either one of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Class III Director—Nominees For Three Year Terms That Will Expire in 2008

Richard T. Liebhaber Age 70	Mr. Liebhaber became a member of the Company’s Board in November 2001. Mr. Liebhaber retired as Executive Vice President and Chief Technology Officer of MCI Communications, Inc. (“MCI”) in 1995. Prior to joining MCI in 1985, Mr. Liebhaber was IBM’s director of Business Policy and Development after serving in engineering, manufacturing, product test, service and marketing positions. Mr. Liebhaber is also a director of ECI Telecom Ltd., ILOG S.A. and Avici Systems, Inc.

Casimir S. Skrzypczak Age 64	Mr. Skrzypczak has been a member of the Company’s Board since July 1997. Since July 2001, Mr. Skrzypczak has been a general partner in Global Asset Capital Investment. From October 1999 to July 2001, Mr. Skrzypczak was Senior Vice President at Cisco Systems, Inc. Mr. Skrzypczak served as Corporate Vice President and Group President of Professional Services at Telcordia Technologies, Inc. from July 1997 to October 1999. Earlier, Mr. Skrzypczak was President, NYNEX Science & Technology and Vice President, Network & Technology Planning for NYNEX. Mr. Skrzypczak has served as a trustee of Polytechnic University since 1987 and is chairman of its Education Committee. Mr. Skrzypczak also serves as a director of Sirenza Microdevices Inc., ECI Telecom Ltd. and Webex Communications, Inc.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE

The Company’s directors listed below will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of each such director is provided below.

Class I Directors Whose Terms Will Expire in 2007

Bruce D. Day Age 49	Mr. Day became a member of the Company’s Board in July 1999, upon the closing of the merger with JDS FITEL Inc. (“JDS FITEL”) and served as a member of the JDS FITEL Board of Directors since 1996. Since 1991, Mr. Day has been Vice President of Corporate Development of Rogers Communications Inc., and is principally involved in mergers, acquisitions, divestitures and taxation for Rogers Communications Inc. and its subsidiaries.

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Martin A. Kaplan Age 68	Mr. Kaplan has been a member of the Company’s Board since October 1997. Mr. Kaplan has served as the Chairman of the Board since May 2000. From May 1998 until his retirement in May 2000 after 40 years in the technology industry, Mr. Kaplan was Executive Vice President of Pacific Telesis, responsible for integration following the merger of SBC Communications, Inc. and Pacific Telesis Group, followed by the same role for other SBC mergers. From 1986 to 1997, he was Executive Vice President of Pacific Bell and President of Network Services. Mr. Kaplan also is a Director of Tekelec, Superconductor Technologies and Redback Networks.

Kevin J. Kennedy Age 49	Mr. Kennedy became a member of the Company’s Board in November 2001, and became Chief Executive Officer of the Company on September 1, 2003. From August 2001 to September 2003, Mr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior to joining Openwave Systems Inc., Mr. Kennedy served seven years at Cisco Systems, Inc., most recently as Senior Vice President of the Service Provider Line of Business and Software Technologies Division, and 17 years at Bell Laboratories. Mr. Kennedy is a director of Freescale Semiconductor Corporation and Rambus Corporation.

Class II Directors Whose Terms Will Expire in 2006

Richard E. Belluzzo Age 51	Mr. Belluzzo joined the Company’s Board in February 2005. He currently serves as Chairman and Chief Executive Officer of Quantum Corporation, a provider of backup, recovery and archive products and services. Before joining Quantum Corporation in 2002, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation (“Microsoft”). Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo is a member of the board of directors of PMC-Sierra (Vancouver, Canada) and is a member of the board of trustees of Golden Gate University (San Francisco, California).

Robert E. Enos Age 66	Mr. Enos became a director of the Company in July 1999, upon the closing of the merger with JDS FITEL and was previously a member of the JDS FITEL board of directors from 1996 until July 1999. Mr. Enos was Vice President, Product Line Management, Cable Group, and Vice President, Transmission Network Division, of Northern Telecom Limited from 1992 to 1994 and from 1989 to 1992, respectively. Mr. Enos retired from Northern Telecom Limited in 1994.

Peter A. Guglielmi Age 62	Mr. Guglielmi has been a member of the Company’s Board since May 1998. Mr. Guglielmi retired as Executive Vice President of Tellabs, Inc. in 2000, where he served as Chief Financial Officer since 1988. From 1993 to 1997, Mr. Guglielmi also was President of Tellabs International, Inc. Prior to joining Tellabs, Mr. Guglielmi was Vice President of Finance and Treasurer of Paradyne Corporation for five years. Mr. Guglielmi serves on the board of directors of Tellabs, Inc.

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Board Committees and Meetings

During fiscal 20051, the Board held seven meetings. The Board has four committees: Audit Committee, Compensation Committee, Corporate Governance Committee, and Corporate Development Committee. The members of the committees during fiscal 2005 are identified in the following table:

DIRECTOR	AUDIT	COMPENSATION	CORPORATE DEVELOPMENT	GOVERNANCE
Richard E. Belluzzo		X		X
Bruce D. Day	CHAIR		X
Robert E. Enos			X	CHAIR
Peter A. Guglielmi	X	X
Martin A. Kaplan		X	X	X
Kevin J. Kennedy			X
Richard T. Liebhaber	X		CHAIR	X
Casimir S. Skrzypczak	X	CHAIR		X2

No director attended fewer than 75% of all Board meetings and committees on which he served after becoming a member of the Board of Directors, except Mr. Skrzypczak who was unable to attend one of the three Corporate Governance Committee meetings held prior to his resignation. The Company encourages, but does not require, its Board members to attend the annual stockholders meeting. All of the then-current members of the Company’s Board of Directors attended the 2004 annual meeting of stockholders.

The Audit Committee met twelve times in fiscal 2005. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial controls, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has further determined that Bruce D. Day and Peter A. Guglielmi are “audit committee financial expert(s)” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. A copy of the Audit Committee charter, as amended, was attached as Appendix A to the Company’s 2003 proxy statement. A copy of the Audit Committee charter can also be viewed at the Company’s website at www.jdsu.com.

The Compensation Committee met six times in fiscal 2005. The Compensation Committee of the Board of Directors is responsible for insuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of Stockholders. The Compensation Committee is also responsible for administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s employee stock purchase plans and equity incentive plans. The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation

1	In fiscal 2001, the Company changed its year-end from a fiscal year ending on June 30 to a 52-week fiscal year ending on the Saturday closest to June 30. The Company’s fiscal 2005 year ended on July 2, 2005, whereas fiscal 2004 and 2003 ended on July 3, 2004 and June 28, 2003, respectively. For comparative presentation purposes, all accompanying tables and notes have been shown as ended on June 30.
2	Mr. Skrzypczak resigned as a member of the Governance Committee in February 2005.

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Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. All members of the Compensation Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Corporate Development Committee met three times in fiscal 2005. The Corporate Development Committee oversees the Company’s strategic acquisition and investment activities. The Corporate Development Committee reviews and approves strategic transactions for which approval of the full Board of Directors is not required and makes recommendations to the Board of Directors regarding those transactions for which the consideration of the full Board of Directors is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.jdsu.com.

The Corporate Governance Committee met five times in fiscal 2005. The Corporate Governance Committee, which serves as the Company’s nominating committee, reviews current trends and practices in corporate governance and recommends to the Board of Directors the adoption of programs pertinent to the Company. As provided in the charter of the Corporate Governance Committee, nominations for director may be made by the Corporate Governance Committee or by a Stockholder of record entitled to vote. The Corporate Governance Committee will consider and make recommendations to the Board of Directors regarding any Stockholder recommendations for candidates to serve on the Board of Directors. Stockholders wishing to recommend candidates for consideration by the Corporate Governance Committee may do so by writing to the Company’s Investor Relations Department-Attention Corporate Governance Committee at 1768 Automation Parkway, San Jose, California 95131 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating Stockholder’s ownership of Company’s stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Corporate Governance Committee. There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a Stockholder. All members of the Corporate Governance Committee are “independent” as that term is defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc.

In reviewing potential candidates for the Board, the Corporate Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Corporate Governance Committee in evaluating potential candidates may be found in the charter of the Corporate Governance Committee.

The Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.jdsu.com.

Code of Ethics

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.jdsu.com.

Communication between Stockholders and Directors

Shareholders may communicate with the Company’s Board of Directors through the Company’s Secretary by sending an email to bod@jdsu.com, or by writing to the following address: Chairman of the Board, c/o Secretary,

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JDSU, 1768 Automation Parkway, San Jose, California 95131. The Company’s Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

Each non-employee director of the Company, except the Chairman, receives an annual cash retainer of $48,000 which is paid in monthly installments of $4,000. Additionally, each non-employee director receives a grant of Common Stock having a value on the date of grant of $40,000, net of applicable taxes at the discretion of each non-employee director. Such shares of Common Stock are subject to a restricted stock purchase agreement which provides for vesting over a three year period. Each non-employee director, except the Chairman, receives $1,500 for each meeting of the Board of Directors attended. In addition, each non-employee director serving on a committee of the Board receives an annual cash retainer of $7,500, and each non-employee director serving as a committee chair receives an additional cash retainer of $6,000. Each non-employee director serving on a committee of the Board also receives a stipend of $500 per committee meeting attended.

Mr. Kaplan, who serves as Chairman of the Board, receives an annual cash retainer of $80,000 as compensation for his services which is paid in quarterly installments of $20,000. In addition, Mr. Kaplan receives $3,000 for each meeting of the Board of Directors attended.

Additionally, immediately after each annual meeting of stockholders, each individual who is continuing to serve as a non-employee director is granted an option to purchase 10,000 shares of the Company’s Common Stock. The individual who is serving as the Chairman is granted an option to purchase an additional 60,000 shares of the Company’s Common Stock. Upon initial appointment to the Board, each non-employee director is granted an option to purchase 40,000 shares of the Company’s Common Stock. In its discretion, the Company’s Board may make grants of additional options to non-employee directors. No such additional grants were made in fiscal year 2005. In addition, all non-employee directors who are serving as chair of one of the committees of the Board receive an annual option grant of 3,000 shares of the Company’s Common Stock upon their initial appointment as chair and an automatic option grant of 3,000 shares of the Company’s Common Stock immediately after each annual meeting of stockholders if the non-employee director continues as chair for the ensuing year. Options granted to non-employee directors have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant, vest over twelve months and terminate eight years from the date of grant, except for the option grant made upon initial appointment to the Board which vests monthly over 36 months. Upon retirement of a non-employee director, all unvested options and restricted shares of the Company’s Common Stock will automatically become fully vested, and the exercise period for such options will be extended to expire on the expiration date of such options, which is eight years from the date of grant.

Directors who are also employed by the Company do not receive any compensation for their services as directors. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Certain Relationships and Related Transactions

In fiscal 2005, Bruce D. Day, Robert E. Enos, Peter A. Guglielmi, Martin A. Kaplan, Richard T. Liebhaber and Casimir S. Skrzypczak were each granted an option to purchase 10,000 shares of the Company’s Common

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Stock at a price of $3.18 per share, and Martin A. Kaplan, as Chairman of the Board, was granted an option to purchase 60,000 shares of the Company’s Common Stock at a price of $3.18 per share. In addition, Bruce D. Day, Robert E. Enos, Richard T. Liebhaber, and Casimir S. Skrzypczak, as committee chairs, were each granted options to purchase 3,000 shares of the Company’s Common Stock at a price of $3.18 per share.

Upon his appointment to the Board, Richard E. Belluzzo was granted an option to purchase 40,000 shares of the Company’s Common Stock at a price of $1.92 per share.

In fiscal year 2005, Bruce D. Day, Robert E. Enos, Peter A. Guglielmi, Martin A. Kaplan, Richard T. Liebhaber, and Casimir S. Skrzypczak each received a grant of 12,578 shares of restricted Common Stock with a fair market value at the date of grant at $3.18 per share.

The Company has entered into certain employment and change of control agreements with certain of its Named Executive Officers (as defined below), Kevin J. Kennedy, Ronald C. Foster, and Mark S. Sobey (see “Employment Contracts, Termination of Employment and Change in Control Arrangements” below).

The Company has entered into indemnification agreements with Kevin J. Kennedy and Richard T. Liebhaber. The indemnity agreements provide, among other things, that the Company will indemnify Mr. Kennedy and Mr. Liebhaber under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which either of them may be made a party by reason of their positions as a director or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers:

Executive Officer	Age	Position
Kevin J. Kennedy	49	Chief Executive Officer
David Vellequette	49	Chief Financial Officer
Christopher S. Dewees	41	Senior Vice President and General Counsel
David Gudmundson	44	Senior Vice President, Corporate Development and Marketing
John Peeler	50	Executive Vice President, Test & Measurement Group
Mark S. Sobey, Ph.D.	45	Senior Vice President, Sales
Debora Shoquist	51	Senior Vice President, Operations
Thomas Znotins, Ph.D.	50	Senior Vice President, Subsystems Product Group
Michael Ricci	50	Senior Vice President, Components and Modules Group

Kevin J. Kennedy became a member of the Company’s Board in November 2001, and became Chief Executive Officer of the Company on September 1, 2003. From August 2001 to September 2003, Mr. Kennedy was the Chief Operating Officer of Openwave Systems, Inc. Prior to joining Openwave Systems Inc., Mr. Kennedy served seven years at Cisco Systems, Inc. (“Cisco”), most recently as Senior Vice President of the Service Provider Line of Business and Software Technologies Division, and 17 years at Bell Laboratories. Mr. Kennedy is a director of Freescale Semiconductor Corporation and Rambus Corporation.

David Vellequette joined the Company in July 2004 as Vice President and Operations Controller and served in those positions until July 2005 when he accepted the position of Chief Financial Officer. Prior to

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joining the Company, Mr. Vellequette was Vice President of Worldwide Sales and Services Operations at Openwave Systems, Inc. from April 2002 to July 2004. Between 1992 and 2002, Mr. Vellequette held increasingly responsible positions at Cisco, first as Corporate Controller of StrataCom Corporation (acquired by Cisco in 1996) and later as Vice President of Finance. Mr. Vellequette holds a B.S. degree in accounting from the University of California, Berkeley.

Christopher S. Dewees has served as the Company’s Senior Vice President and General Counsel since July 2003. From February 2003 until July 2003, Mr. Dewees served as Vice President and General Counsel, prior to which he was Acting General Counsel from October 2002 until February 2003. Mr. Dewees joined the Company’s Legal Department in October 1999. Prior to October 1999, Mr. Dewees was employed at Morrison & Foerster LLP, where he represented the Company, and other Silicon Valley public and private companies. Mr. Dewees earned his A.B. degree from Dartmouth College in 1986, and his J.D. degree from Northwestern University in 1989.

David Gudmundson has served as Senior Vice President, Corporate Development and Marketing since June 2004. From April 2004 to June 2004, Mr. Gudmundson was Vice President, Corporate Development and Marketing, and he commenced his service with the Company in December 2003 as Vice President, Corporate Development. From May 1991 to August 2003, Mr. Gudmundson held a series of increasingly senior leadership roles at Cisco, culminating in his service as Vice President and General Manager responsible for Cisco’s security server, DSL, and edge routing business units. Prior to Cisco, Mr. Gudmundson held various hardware and software development and systems engineering positions at ArgoSystems, Inc. (now part of Boeing Company Inc.) and ESL Incorporated (now part of TRW). Mr. Gudmundson holds a B.S.E.E. degree from University of Missouri-Rolla and an MBA degree from San Jose State University.

John Peeler joined the Company as Executive Vice President, Test & Measurement Group, upon the close of the Company’s merger with Acterna, Inc. (“Acterna”), on August 3, 2005. Before joining the Company, Mr. Peeler served as President and Chief Executive Officer of Acterna. Mr Peeler joined a predecessor of Acterna in 1980 and served in a series of increasingly senior leadership roles including Vice President of Product Development, Executive Vice President and Chief Operating Officer, and President and CEO of TTC, the Communications Test subsidiary. Mr. Peeler was appointed as President and CEO of Acterna in 2003. Mr. Peeler earned a B.S. degree in Electrical Engineering and graduated with high distinction from the University of Virginia. He received the Virginia Governor’s Fellowship and subsequently earned a masters degree in Electrical Engineering, also from the University of Virginia.

Mark S. Sobey, Ph.D. has served as the Company’s Senior Vice President, Sales since April, 2004. From May 2002 to April 2004, Dr. Sobey served as Senior Vice President, Global Sales and Marketing. From January 2001 to May 2002, Dr. Sobey was Vice President of Sales, North America. Dr. Sobey was Director of Sales, North America from July 2000 to January 2001, and from December 1999 to June 2000, Dr. Sobey was Director of Sales, North America with E-TEK Dynamics, Inc. Prior to E-TEK Dynamics, Inc., Dr. Sobey was Vice President/General Manager with Spectra-Physic, Inc.

Debora Shoquist joined the Company in March 2004 as Senior Vice President, Operations. Prior to joining the Company, Ms. Shoquist served as Senior Vice President and General Manager of the Electro-Optics Group at Coherent, Inc. From 1991 to 2001, Ms. Shoquist held several roles at Quantum Corporation, including service as President and General Manager of the Personal Computing Storage Division and Executive Vice President of Hard Disk Drive Operations. From 1981 to 1991, Ms. Shoquist served in various engineering, production, and manufacturing roles at Hewlett Packard Corporation.

Thomas Znotins, Ph.D. joined the Company in September 1999 and serves as Senior Vice President, Subsystems Product Group. Prior to his current role, Dr. Znotins led the Company’s instrumentation business. From 1984 to 1999, Dr. Znotins held a series of senior positions in marketing, business development research and design at Lumonics, Inc. (now GSI Lumonics, Inc.), culminating in his service as General Manager of Lumonics’ Kanata, Canada facility. Dr. Znotins holds a Ph.D. in laser physics from McMaster University and completed the Executive Development Program at Northeastern University in 1989.

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Michael Ricci has served as Senior Vice President, Components and Modules Group, since November 2004. Prior to joining the Company, Mr. Ricci served for five years as Vice President and General Manager at Intel Corporation’s Telecom Products Division, the Optical Products Group and Intel’s Business Development Group. Before Intel, Mr. Ricci served for two years as Vice President of Level One Communications, Inc., leading Level One’s Telecom Business Unit. From 1981 to 1997, Mr. Ricci was employed at Advanced Micro Devices in a series of increasingly senior roles, including engineering and product development. Mr. Ricci began his career at Siliconnix, Inc. Mr. Ricci holds a bachelor’s degree in Electrical Engineering from Stanford University.

PROPOSAL 2

APPROVAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN ONE-FOR-EIGHT AND NOT MORE THAN ONE-FOR-TEN AT ANY TIME PRIOR TO DECEMBER 1, 2006, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

General

The Board of Directors has approved and is hereby soliciting Stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split at a ratio of between 1 for 8 to 1 for 10 in the form set forth in Appendix “A” to this proxy statement (the “Amendment”). A vote FOR Proposal 2 will constitute approval of the Amendment providing for the combination of any whole number of shares of Common Stock between and including eight and ten into one share of Common Stock and will grant the Board of Directors the authority to select which of the approved exchange ratios within that range will be implemented. If the Stockholders approve this proposal, the Board of Directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the Stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Amendment with the Delaware Secretary of State at any time after the approval of the Amendment. If the Amendment has not been filed with the Delaware Secretary of State by the close of business on December 1, 2006, the Board of Directors will abandon the Amendment constituting the reverse stock split. If the reverse stock split is implemented, the Amendment also would reduce the number of authorized shares of the Company’s Common Stock from 6,000,000,000 to 1,000,000,000, but would not change the par value of a share of the Company’s Common Stock. Except for any changes as a result of the treatment of fractional shares, each Stockholder will hold the same percentage of Common Stock outstanding immediately prior to the reverse stock split as such Stockholder held immediately prior to the reverse stock split.

The Board of Directors believes that by reducing the number of shares of Common Stock outstanding through the reverse stock split and thereby proportionately increasing the per share price of the Company’s Common Stock, the Company’s Common Stock may be more appealing to institutional investors and institutional funds. The Board of Directors also believes that the Stockholders also may benefit from a higher priced stock because of improved liquidity as a result of an increased interest from institutional investors and investment funds and lower trading costs.

The Board believes that Stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the Stockholders approve Proposal 2, the reserve stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in the Company’s and the Stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select a specific ratio within the range. These determinations will be made by the Board with the intention to create the greatest marketability for the Company’s Common Stock based upon prevailing market conditions at that time.

If Proposal 2 is approved by the Stockholders, JDS Uniphase Canada Ltd. will effect a comparable reverse stock split of the Exchangeable Shares at the same ratio as finally determined by the Company’s Board of

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Directors. Such reverse stock split does not require the approval of the holders of the Exchangeable Shares and will only occur if Proposal No. 2 is approved by the Stockholders and implemented by the Board.

The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s Stockholders.

Purpose of the Reverse Stock Split

The purpose of the reverse stock split is to increase the per share trading value of the Company’s Common Stock. The Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Company’s Common Stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its Stockholders. The Board may exercise its discretion not to implement a reverse stock split.

The Company believes that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, the Company believes it may be able to raise its Common Stock price to a level where the Company’s Common Stock could be viewed more favorably by potential investors.

Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. A higher stock price after a reverse stock split could alleviate this concern.

The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of the Company’s Common Stock.

The Company’s Common Stock currently trades on the Nasdaq National Market under the symbol “JDSU”. The Nasdaq National Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the Company’s Common Stock have a trading price that is greater than or equal to $1.00 per share. Currently, the Company meets all of the Nasdaq National Market’s continued listing criteria, including the minimum trading price requirement. Although the Company’s trading price is above the minimum trading price required of the Nasdaq National Market, the Company believes that approval of this proposal would significantly reduce the Company’s risk of not meeting this continued listing standard in the future.

Certain Risk Factors Associated with the Reverse Stock Split

•	While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for the Company’s Common Stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

•	There can be no assurance that the market price per new share of the Company’s Common Stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the reverse stock split. For example, based on the closing price of the Company’s Common Stock on September 15, 2005 of $1.72 per share, if the reverse stock split was implemented and approved for a reverse stock split ratio of 1-for-10, there can be no assurance that the post-split market price of the Company’s Common Stock would be $17.20 or greater. Accordingly, the total market capitalization of the Company’s Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Company’s Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

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•	If the reverse stock split is effected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Company’s Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Impact of the Proposed Reverse Stock Split if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of the Company’s Common Stock. The reverse stock split will affect all holders of the Company’s Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split would result in any holder of the Company’s Common Stock receiving cash in lieu of fractional shares. As described below, holders of the Company’s Common Stock otherwise entitled to fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split holders of the Company’s Common Stock to the extent there are concurrently Stockholders who would otherwise receive less than one share of Common Stock after the reverse stock split. In addition, the reverse stock split will not affect any Stockholder’s proportionate voting power (subject to the treatment of fractional shares). After the reverse stock split, the number of authorized shares of Common Stock will be 1,000,000,000 shares and the number of unissued shares of Common Stock will be approximately 793,481,939 to 834,785,581 shares depending upon the reverse stock split ratio selected by the Board. The Company does not have any current plans, proposals or arrangements (written or otherwise) to issue any additional shares other than pursuant to equity plans and registration statements currently in existence and previously publicly announced transactions.

The principal effects of the reverse stock split will be that:

•	depending on the ratio for the reverse stock split selected by the Board, each 8 or 10 shares of the Company’s Common Stock and Exchangeable Shares owned by a Stockholder will be combined into one new share of Common Stock or an Exchangeable Share;

•	the number of shares of Common Stock issued and outstanding will be reduced from approximately 1,593,959,701 shares to a range of approximately 199,244,962 shares to 159,395,970 shares, depending upon the reverse stock split ratio selected by the Board of Directors;

•	the number of shares of Exchangeable Shares issued and outstanding, including non-voting Exchangeable Shares owned by the Company and its affiliates, will be reduced from approximately 294,772,505 shares to a range of approximately 36,846,563 shares to 29,477,250 shares, depending upon the reverse stock split ratio selected by the Board of Directors;

•	based upon the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, restricted stock awards and restricted stock units entitling the holders to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split;

•	the number of shares reserved for issuance under the Company’s existing stock option plans and employee stock purchase plans will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors;

•	the number of shares of the Company’s Common Stock into which the Company’s Zero Coupon Senior Convertible Notes is converted and the conversion price therefore will be adjusted proportionately based on reverse stock split ratio selected by the Board of Directors; and

•	based upon the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the number of shares of Series B Preferred Stock that will be purchasable upon the exercise of the rights granted to holders of Common Stock pursuant to the Company’s Stockholder Rights Agreement dated February 15, 2003 and a corresponding change will be made to the Canadian Rights Plan.

15

In addition, if approved and implemented, the reverse stock split may result in some Stockholders owning “odd lots” of less than 100 shares of Common Stock or Exchangeable Shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are substantially outweighed by the benefits of the reverse stock split.

Effective Date

The proposed reverse stock split of the Common Stock and Exchangeable Shares would become effective as of 11:59 p.m., Eastern Time, (the “Effective Date”) on the date of filing the Amendment with the office of the Delaware Secretary of State. Except as explained below with respect to fractional shares, on the Effective Date, shares of the Company’s Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the Stockholders, into one share of the Company’s Common Stock in accordance with the reverse stock split ratio determined by the Board and a corresponding combination will be made with respect to the outstanding Exchangeable Shares.

After the Effective Date, the Company’s Common Stock and Exchangeable Shares will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Date, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. The Company’s Common Stock will continue to be reported on the Nasdaq National Market under the symbol “JDSU”, although Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred. The Exchangeable shares will continue to be reported on the Toronto Stock Exchange under the symbol “JDU”. No adjustment to the trading symbol will be made for the Exchangeable Shares after the Effective Date.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the Company’s Stockholders, it will be effected, if at all, only upon a determination by the Board of Directors that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the Stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Company’s Common Stock, prevailing market conditions and the likely effect on the market price of the Company’s Common Stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the Common Stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the Company’s transfer agents for the registered Stockholders, American Stock Transfer and Trust Company for the Common Stock and CIBC Mellon Trust Company for the Exchangeable Shares, will aggregate all fractional shares and arrange for them to be sold as soon as practicable after the Effective Date at the then prevailing prices on the open market on behalf of those Stockholders who would otherwise be entitled to receive a fractional share. The Company expects that the transfer agents will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of Common Stock. After completing the sale, Stockholders will receive a cash payment from either the Common Stock or or Exchangeable Share transfer agent in an amount equal to the Stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, Stockholders will not be entitled to receive interest for the period of time between the Effective Date and the date a Stockholder receives payment for the cashed-out shares. The payment amount will be paid to the Stockholder in the form of a check in accordance with the procedures outlined below.

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After the reverse stock split, a Stockholder will have no further interest in the Company with respect to their cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

If a Stockholder does not hold sufficient shares of the Company’s Common Stock or Exchangeable Shares to receive at least one share in the reverse stock split and wants to continue to hold the Company’s Common Stock or Exchangeable Shares after the reverse stock split, a Stockholder may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

1) purchase a sufficient number of shares of the Company’s Common Stock or Exchangeable Shares so that the Stockholder holds at least an amount of shares of the Company’s Common Stock or Exchangeable Shares in their account prior to the reverse stock split that would entitle the Stockholder to receive at least one share of the Company’s Common Stock or Exchangeable Shares on a post-reverse stock split basis; or

2) if applicable, consolidate the Stockholder’s accounts so that the Stockholder holds at least an amount of shares of the Company’s Common Stock or Exchangeable Shares in one account prior to the reverse stock split that would entitle the Stockholder to receive at least one share of Common Stock or Exchangeable Shares on a post-reverse stock split basis. Shares held in registered form (that is, by the Stockholder in the Stockholder’s name in the Company’s stock records maintained by the Company’s transfer agent) and shares held in “street name” (that is, shares held by a Stockholder through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Stockholders of the Company’s Common Stock should be aware that, under the escheat laws of the various jurisdictions where a Stockholder resides, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction. Thereafter holders of the Company’s Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Beneficial Holders of Common Stock and Exchangeable Shares (i.e. Stockholders who hold in “street name”)

Upon the reverse stock split, the Company intends to treat shares held by Stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s Common Stock or Exchangeable Shares in “street name”. However, these banks, brokers or other nominees may have different procedures than registered Stockholders for processing the reverse stock split and making payment for fractional shares. If a Stockholder holds shares of the Company’s Common Stock or Exchangeable Shares with a bank, broker or other nominee and has any questions in this regard, Stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the Company’s transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a Stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a Stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the Stockholder’s address of record indicating the number of shares of Common Stock held following the reverse stock split.

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If a Stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the Stockholder’s registered address as soon as practicable after the Effective Date. By signing and cashing the check, Stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, Stockholders will not be entitled to receive interest for the period of time between the Effective Date of the reverse stock split and the date payment is received.

Currently, no Exchangeable Shares are held in book-entry form.

Effect on Certificated Shares

Stockholders holding shares of the Company’s Common Stock or Exchangeable Shares in certificate form will be sent a transmittal letter by American Stock Transfer and Trust Company or CIBC Mellon Trust Company as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how a Stockholder should surrender his or her certificate(s) representing shares of the Company’s Common Stock or Exchangeable Shares (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock or Exchangeable Shares (“New Certificates”). No New Certificates will be issued to a Stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the appropriate transfer agent. No Stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock or Exchangeable Shares to which they are entitled as a result of the reverse stock split. Until surrendered, the Company will deem outstanding Old Certificates held by Stockholders to be canceled and only to represented the number of whole shares of post-reverse stock split Common Stock to which these Stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

If a Stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares”.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of the Company’s Common Stock. As a result, as of the Effective Date of the reverse stock split, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a

18

tender offer or other transaction for the combination of the Company with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and Stockholders a series of amendments to the Company’s Restated Certificate of Incorporation. Other than the proposal for the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Restated Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s Stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide Stockholders with any such right.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provision of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each Stockholder is urged to consult with such Stockholders own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a Stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decision of the trust.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a Stockholder upon such Stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.

In the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the Stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, Stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder’s holding period for the post-reverse stock split shares will include the period during which the Stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of Common Stock by a United States holder of Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date.

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The Company’s view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Canadian Federal Income Tax Considerations of the Reverse Stock Split

The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to Stockholders whose shares are consolidated pursuant to the reverse stock split and who, for purposes of the Tax Act, are resident in Canada, hold their shares as capital property and deal at arm’s length and are not affiliated with the Company.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), and Canadian counsel’s understanding of the current published administrative and assessing practices of the Canada Revenue Agency and takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof. This summary does not take into account or anticipate any other changes in law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular Stockholder. Stockholders should consult their own tax advisors as to the tax consequences in their particular circumstances.

A Stockholder will not realize a capital gain or a capital loss as a result of the reverse stock split, other than with respect to a cash payment received on the sale of fractional shares as discussed below. The aggregate adjusted cost base to a Stockholder of all their shares (including any fractional shares received as a result of the reverse stock split and sold on behalf of the Stockholder) will be the same after the reverse stock split as it was before the reverse stock split.

A Stockholder who receives a cash payment on the sale of fractional shares following the reverse stock split will realize a capital gain or a capital loss equal to the difference between the cash received and the Stockholder’s adjusted cost base of the fractional shares. Generally, one-half of any capital gain (taxable capital gain) realized must be included in income and one-half of any capital loss (allowable capital loss) realized may be deducted against taxable capital gains in accordance with the detailed provisions of the Tax Act.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN ONE-FOR-EIGHT AND NOT MORE THAN ONE-FOR-TEN ANY TIME PRIOR TO DECEMBER 1, 2006, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

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PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006, and the Board has directed that the selection of independent auditors be submitted for ratification by the Stockholders at the Annual Meeting.

Although the Company is not required to seek Stockholder approval of its selection of independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for Stockholder rejection and will reconsider its selection of independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its Stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended June 30, 2005, are not expected to be present at the Annual Meeting.

Change in Independent Auditors

On October 3, 2005, the Audit Committee of the Board of Directors dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm and selected PricewaterhouseCoopers LLP as the Company’s independent auditors to audit the Company’s financial statements for the fiscal year ending June 30, 2006.

The audit reports of Ernst & Young LLP on the Company’s financial statements as of and for the two fiscal years ended June 30, 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 30, 2005, and during the subsequent interim period ended October 3, 2005, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years; and for the same periods there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K except that Ernst & Young LLP advised that the Company did not maintain effective internal control over financial reporting as of June 30, 2005 because of the effect of the following material weaknesses identified in management’s assessment:

•	A material weakness in the design and operating effectiveness of controls related to documentation and analysis of goodwill impairment under Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets. This material weakness impacts the Company’s ability to report financial information related to goodwill and resulted in a material adjustment to the goodwill impairment expense recorded in the fourth quarter of fiscal 2005.

•	A material weakness in the control environment due to an insufficient number of qualified resources with the required proficiency to apply the Company’s accounting policies in accordance with U.S. generally accepted accounting principles. This material weakness resulted in adjustments to several significant accounts. The accounts most affected included foreign currency translation, restructuring accruals and investments.

•

A material weakness in information and communication due to insufficient processes and controls in the identification, capture and timely communication of financially significant information between certain parts of the Company’s organization and the finance department that precludes the Company’s finance department from accounting for transactions in a complete, appropriate and timely manner. This

21

material weakness resulted in adjustments to several significant accounts. The accounts most affected included inventory and stock-based compensation.

•	A material weakness in control activities associated with complex and non-routine transactions and estimation processes, due to inadequate documentation and review of accounting procedures and analyses. This material weakness resulted in adjustments to several significant accounts. The areas most affected included revenue, investments, and the statement of cash flows.

The Company provided Ernst & Young LLP with a copy of the disclosures in the foregoing paragraph, which were made under Item 4.01 in a Current Report on Form 8-K that the Company filed with the SEC on October 6, 2005, and requested that Ernst & Young LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A letter from Ernst & Young LLP to the SEC, dated October 6, 2005, was attached as Exhibit 16.1 to the Current Report on Form 8-K that the Company filed with the SEC on October 6, 2005. In that letter Ernst & Young LLP did not disagree with any of the above statements.

During the two fiscal years ended June 30, 2005, and during the subsequent interim period ended October 3, 2005, the Company did not consult with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2005 and June 30, 2004 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$5,104,854	$3,498,244
Audit-Related Fees (2)	39,416	186,703
Tax Fees (3)	438,432	743,091
All Other Fees (4)	0	17,129

Total	$5,582,702	$4,445,167

(1)	Audit Fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-Related Fees include professional services related to the audit of the Company’s financial statements and consultation on accounting standards or corporate transactions. These services include professional services requested by the Company in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	Tax Fees include $387,277 for professional services rendered in connection with tax compliance and preparation relating to the Company’s expatriate program, tax audits and international tax compliance; and $51,064 for tax consulting and planning services.
(4)	All Other Fees in fiscal 2004 include $4,225 of certain secretarial and directorship services that were not pre-approved by the Audit Committee.

For fiscal year 2005, the Audit Committee considered whether services other than audit and audit-related services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP and concluded that the independence of Ernst & Young LLP was maintained.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The

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Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval.

The Audit Committee pre-approved 100% of the audit fees, 100% of the audit-related fees, and 100% of the tax fees for fiscal 2005. In total, the Audit Committee pre-approved 100% of the total fees for fiscal 2005. 99.9% of the fiscal 2004 fees were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS

FOR THE YEAR ENDING JUNE 30, 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 15, 2005, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock including Exchangeable Shares, (ii) each director and nominee, (iii) the Named Executive Officers (as defined in the “Compensation of Executive Officers” section below), and (iv) all current directors and executive officers as a group.

As of August 15, 2005, 1,593,959,701 shares of the Company’s Common Stock were outstanding, and 58,184,798 Exchangeable Shares were outstanding. As of August 15, 2005, no person beneficially owned more than five percent (5%) or more of the Company’s Common Stock including Exchangeable Shares. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

Name	Number of Shares Beneficially Owned
	Number	Percentage
Directors and Named Executive Officers
Kevin J. Kennedy (1)	3,139,202	*
Mark S. Sobey, Ph.D (2)	1,086,381	*
Ronald C. Foster (3)	1,023,750	*
Martin A. Kaplan (4)	639,567	*
Robert E. Enos (5)	575,261	*
Bruce D. Day (6)	508,317	*
Michael Ricci (7)	425,000	*
Casmir S. Skrzypczak (8)	381,356	*
Debora Shoquist (9)	360,000	*
Peter A. Guglielmi (10)	338,607	*
David Vellequette (11)	198,536	*
Richard T. Liebhaber. (12)	111,107	*
Richard E. Belluzzo (13)	8,888	*
All directors and executive officers as a group (16 persons) (14)	10,766,343	*

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*	Less than 1%.
(1)	Includes 3,053,000 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005.
(2)	Includes 1,055,000 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005.
(3)	Includes 1,023,750 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005.
(4)	Includes (i) 604,166 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, (ii) 20,154 shares subject to further vesting restrictions, (iii) 400 shares held by Mr. Kaplan’s daughter, and (iv) 260 shares held by Mr. Kaplan’s spouse.
(5)	Includes (i) 451,940 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, (ii) 12,000 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd., and (iii) 20,154 shares subject to further vesting restrictions.
(6)	Includes (i) 451,940 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, (ii) 12,200 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd., and (iii) 20,154 shares subject to further vesting restrictions.
(7)	Includes 425,000 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005.
(8)	Includes (i) 340,916 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, and (ii) 20,154 shares subject to further vesting restrictions.
(9)	Includes (i) 350,000 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, and (ii) 10,000 shares subject to further vesting restrictions.
(10)	Includes (i) 291,166 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, and (ii) 20,154 shares subject to further vesting restrictions, 12,578 of which are held in the name of Guglielmi Consulting LLC.
(11)	Includes 175,000 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005.
(12)	Includes (i) 3,787 shares held by Liebhaber & Associates, Inc., of which Mr. Liebhaber is President and Director, (ii) 74,916 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, and (iii) 20,154 shares subject to further vesting restrictions.
(13)	Includes 8,888 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005.
(14)	Includes (i) 10,230,682 shares subject to stock options currently exercisable or exercisable within 60 days of August 15, 2005, (ii) 130,924 shares subject to further vesting restrictions, (iii) 24,200 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd., and (iv) indirect holdings attributable to executive officers in the amount of 4,447 shares.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (i) each person that served as the Chief Executive Officer of the Company during the fiscal year ended June 30, 2005, (ii) the four other most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 during the fiscal year ended June 30, 2005, and (iii) up to two former executive officers of the Company who would have been one of the Company’s four most highly compensated officers had such officer been serving as such at the end of the Company’s fiscal year ending June 30, 2005 (collectively, the “Named Executive Officers”):

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year (1)	Salary($) (2)	Bonus and Commission($) (2)	Restricted Stock Awards (3)	Securities Underlying Options(#)	All Other Compensation ($) (4)
Kevin J. Kennedy (5) Chief Executive Officer	2005 2004	$500,000 403,846	$5,251	$845,250	500,000 3,000,000	$4,212 871,543	(6)

Debora Shoquist (7) Senior Vice President, Operations	2005 2004	275,000 74,038	60,873 —	322,000 40,600	200,000 350,000	1,345 60,277	(8)

Ronald C. Foster (9) Executive Vice President and Chief Financial Officer	2005 2004 2003	262,922 356,730 114,423	4,616 5,321 —	— — —	— 680,000 500,000	806,680 7,029 34,402	(10) (11)

Mark S. Sobey, Ph.D. Senior Vice President, Sales	2005 2004 2003	253,750 246,654 242,000	44,295 31,009 —	433,401 97,800 —	200,000 450,000 150,000	4,870 2,942 4,059	(12) (12)

David Vellequette (13) Chief Financial Officer	2005	222,135	82,500	399,500	875,000	52,084	(14)

Michael Ricci (15) Senior Vice President, Component and Modules	2005	170,000	—	556,750	600,000	100,780	(16)

(1)	Compensation reported for fiscal years ending June 30, 2005, 2004, and 2003.
(2)	Bonus and commission include amounts in the year earned, rather than in the year in which such bonus amount was paid or is to be paid.
(3)	Represents the value of restricted stock units based on the number of shares granted multiplied by the closing price of the Common Stock on the date of grant. The Named Executed Officers were awarded the following number of restricted stock units in fiscal 2004 and fiscal 2005: Mr. Kennedy—525,000, Ms. Shoquist—200,000 and 10,000, Dr. Sobey—228,060, Mr. Vellequette—220,000, and Mr. Ricci—275,000. Except for a 30,000 restricted stock award to Mr. Vellequette which vests 50% on the 18 month anniversary of the grant date and 50% on the 36 month anniversary of the grant date, restricted stock units generally become fully vested either (i) on the fifth year anniversary of the date of grant, subject to acceleration upon the achievement of certain specified Company performance targets or (ii) one-third annually.
(4)	Includes contributions made by the Company (i) in 2005 to Mr. Kennedy and Mr. Vellequette under its 401(k) plan; (ii) in each reported year to Mr. Sobey under its 401(k) plan; and (iii) in each reported year for each Named Executive Officer for group term life insurance.

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(5)	Mr. Kennedy joined the Company as an employee on September 1, 2003.
(6)	Includes new hire bonus of $500,000 and stock purchase bonus of $370,096.
(7)	Ms. Shoquist joined the Company on March 15, 2004.
(8)	Includes new hire bonus of $60,000.
(9)	Mr. Foster joined the Company in February 2003 and his employment terminated on March 1, 2005
(10)	Includes severance payment of $805,000.
(11)	Includes new hire bonus of $30,000.
(12)	Includes automobile allowance of (a) $3,600 in fiscal year 2005; and (b) $900 in fiscal year 2004.
(13)	Mr. Vellequette joined the Company on July 19, 2004.
(14)	Includes new hire bonus of $50,000.
(15)	Mr. Ricci joined the Company on November 1, 2004.
(16)	Includes new hire bonus of $100,000.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company and Kevin J. Kennedy are parties to an employment agreement dated August 18, 2003 (the “Kennedy Agreement”). The term of the Kennedy Agreement commenced on September 1, 2003 and expires on August 31, 2007, unless sooner terminated pursuant to the terms of the Kennedy Agreement. Mr. Kennedy’s current annual base salary under the Kennedy Agreement is $500,000, subject to adjustment from time to time by the Company, and subject to increase to $575,000 upon the first anniversary of Dr. Kennedy’s employment. In addition, Mr. Kennedy is eligible to earn an annual bonus with a target bonus of 100% of his annual base salary and a maximum bonus of up to 200% of his base salary, based upon achievement of objectives determined by the Company from time to time. The Kennedy Agreement provided for, and Mr. Kennedy received, a one-time new hire bonus of $500,000 and a one-time stock purchase bonus of $250,000 (grossed up for applicable deductions and withholdings) to purchase shares of the Company’s Common Stock. Such shares of Common Stock are subject to a restricted stock agreement which provides for full vesting after six months of employment as Chief Executive Officer of the Company. Mr. Kennedy further received, pursuant to the Kennedy Agreement, an option to purchase 2,000,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value at the date of grant and, upon achieving certain performance goals determined by the Board, Mr. Kennedy received options to purchase a minimum of 1,500,000 shares of the Company’s Common Stock over the 18 month period following his commencement of service as Chief Executive Officer, 1,000,000 of which shares were granted within 12 months of Mr. Kennedy’s commencement of employment. The Kennedy Agreement also provides for 24 months medical insurance coverage upon termination of the Kennedy Agreement. Further, in the event the Kennedy Agreement is terminated (i) by the Company without cause (as that term is defined in the Kennedy Agreement); (ii) as a result of the death or disability of Mr. Kennedy; or (iii) by Mr. Kennedy for good reason (as that term is defined in the Kennedy Agreement), Mr. Kennedy shall receive (a) payment of severance in the amount of three years’ salary and three years’ bonus based upon previous bonuses paid to Mr. Kennedy if employment is terminated prior to the second anniversary of the Kennedy Agreement, or if termination follows a change of control of the Company, (b) payment of severance in the amount of two years’ salary and two years’ bonus based upon previous bonuses paid to Mr. Kennedy if employment is terminated after the second anniversary of the Kennedy Agreement, and (c) partial acceleration of vesting of Mr. Kennedy’s options. If termination of employment occurs prior to the completion of two or three years of employment, the bonus portion of the severance payment will be calculated in accordance with the terms of the Kennedy Agreement. Effective June 16, 2004 the Kennedy Agreement was amended (“the Kennedy Amendment”) to provide that, notwithstanding the terms of the Kennedy Agreement and notwithstanding achievement of certain personal performance milestones previously determined by the Board of Directors, any bonus payment otherwise due for fiscal year 2004 pursuant to the Kennedy Agreement will not be considered earned and payable until the sooner of (y) achievement by the Company of certain financial performance objectives, or (z) the termination of Mr. Kennedy’s employment. Effective August 4, 2004 the Kennedy Agreement was further amended (“the Second Kennedy Amendment”) to provide that, notwithstanding the terms of the Kennedy Agreement, Mr. Kennedy’s base annual salary shall remain at $500,000 until such time as the Company achieves certain financial milestones, at which time Mr. Kennedy’s base annual salary shall be increased to $575,000 retroactive to September 1, 2004.

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The Company and Ronald C. Foster were parties to an employment agreement dated January 30, 2003 (the “Foster Agreement”). The term of the Foster Agreement commenced on February 17, 2003 and was to expire on July 31, 2007, unless sooner terminated pursuant to the terms of the Foster Agreement. Mr. Foster’s fiscal year 2005 annual base salary under the Foster Agreement was $350,000. Further, in the event the Foster Agreement was terminated (i) by the Company without cause (as that term is defined in the Foster Agreement); (ii) as a result of the death or disability of Mr. Foster; or (iii) by Mr. Foster for good reason (as that term is defined in the Foster Agreement), Mr. Foster shall receive (a) payment of severance in the amount of two years’ salary and two years’ bonus based upon previous bonuses paid to Mr. Foster if employment is terminated prior to the second anniversary of the Foster Agreement; (b) 24 months medical insurance coverage; and (c) partial acceleration of vesting of Mr. Foster’s stock options. Mr. Foster’s employment with the Company terminated on March 1, 2005 and the Foster Agreement was terminated at that time.

The Company and Mark S. Sobey, Ph.D. are parties to a change of control agreement dated August 4, 2004 (the “Sobey Change of Control Agreement”). The term of the Sobey Change of Control Agreement expires on August 4, 2006 unless sooner terminated pursuant to the terms of the Sobey Change of Control Agreement. On August 4, 2006 and at the end of each two-year period thereafter, the term will automatically be extended for an additional two-year period, provided Dr. Sobey’s most recent performance rating meets expectations. Dr. Sobey’s current base salary is $255,000, subject to adjustment from time to time by the Company. In addition, Dr. Sobey is eligible to earn an annual bonus with a target bonus of 50% of his annual base salary and a maximum bonus of up to 200% of his target bonus. The Sobey Change of Control Agreement provides for payment of severance in the amount of six months’ salary and partial acceleration of vesting of Dr. Sobey’s previously granted equity incentive awards if prior to the expiration of the term and within six months following a change of control (as that term is defined in the Sobey Change of Control Agreement), his employment is terminated by the Company other than for cause (as that term is defined in the Sobey Change of Control Agreement) or by him for good reason (as that term is defined in the Sobey Change of Control Agreement), conditioned upon Dr. Sobey executing and delivering to the Company a release of claims reasonably acceptable to the Company. Prior to a change of control, the Company or Dr. Sobey may terminate the Sobey Change of Control Agreement for convenience upon delivery of a written notice to the other.

Stock Option Grants in Last Fiscal Year

The following table set forth information regarding stock options granted to the Named Executive Officers for the fiscal year ended June 30, 2005:

	Individual Grants					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (4)(5)
Name	Number of Securities Underlying Options Granted (1)		% of Total Options Granted to Employees in Fiscal 2005 (2)	Exercise Price per Share (3)	Expiration Date
						5%	10%
Kevin J. Kennedy	500,000		1.44%	$1.61	05/27/13	$406,513	$952,743
Debora Shoquist	200,000		0.58%	1.61	05/27/13	162,605	381,097
Ronald C. Foster	—		—	—	—	—	—
Mark S. Sobey, Ph.D.	200,000		0.58%	1.61	05/27/13	162,605	381,097
David Vellequette	175,000		0.50%	3.12	07/18/12	260,691	624,399
	200,000	(6)	0.58%	1.61	05/27/13	162,605	381,097
	500,000	(7)	1.44%	1.53	06/13/13	372,641	885,563
Michael Ricci	400,000		1.15%	3.13	10/31/12	597,774	1,431,773
	200,000		0.58%	1.61	05/27/13	162,605	381,097

(1)	Except in the event of a change in control of the Company, options granted become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date.

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(2)	Based on a total of 36,947,065 options granted to the Company’s employees in fiscal 2005, including the Named Executive Officers.
(3)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.
(4)	The potential realizable is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.
(5)	Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the SEC and does not represent the Company’s prediction of the future stock price performance.
(6)	Granted to Mr. Vellequette in connection with his promotion to the position of Senior Financial Officer in March, 2005.
(7)	Granted to Mr. Vellequette in connection with his promotion to the position of Chief Financial Officer in May, 2005.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal 2005, including the shares acquired on exercise and the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of underlying stock options as of June 30, 2005 and value of “in-the-money” stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option:

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at June 30, 2005		Value of Unexercised In-the-Money Options at June 30, 2005 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin J. Kennedy	0	0	3,053,000	500,000	0	0
Debora Shoquist	0	0	350,000	200,000	0	0
Ronald C. Foster	0	0	1,023,750	0	0	0
Mark S. Sobey, Ph.D.	0	0	1,055,00	200,000	0	0
David Vellequette	0	0	175,000	700,000	0	0
Michael Ricci	0	0	0	200,000	0	0

(1)	The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.
(2)	The value of “in-the-money” stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on July 2, 2005, which was $1.50 per share.

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EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock and Exchangeable Shares that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s Stockholders as well as compensation plans that were not approved by the Company’s Stockholders. Information in the table is as of June 30, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans Approved by security Holders (1)(2)	58,652,683	$2.68	108,893,772
Equity compensation plans Not approved by security holders (3)	79,470,402	15.24	10,814,520

Total / Weighted Ave./ Total	138,123,085	$9.90	119,708,292

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options and restricted stock units outstanding under the following equity compensation plan: 2003 Equity Incentive Plan.
(2)	Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plan: Amended and Restated 1998 Employee Stock Purchase Plan.
(3)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding or authorized for future issuance under the following equity compensation plans: Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Non-Qualified Stock Option Plan, and Amended and Restated 1999 Canadian Employee Stock Purchase Plan.
(4)	As of June 30, 2005, options and rights to purchase an aggregate of 16,635,929 shares of the Company’s Common Stock at a weighted average exercise price of $32.34 were outstanding under the following equity compensation plans, which options and rights were assumed in connection with the following merger and acquisition transactions: Uniphase Telecommunications, Inc. 1995 Flexible Stock Incentive Plan; JDS FITEL 1994 and 1996 Stock Option Plans; Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan; EPITAXX, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan; Optical Coating Laboratory, Inc. 1993, 1998 and 1999 Incentive Compensation Plans; E-TEK Dynamics, Inc. 1997 Equity Incentive Plan, and 1998 Stock Plan; Optical Process Automation, Inc. 2000 Stock Option and Incentive Plan, and 2000 Series B Preferred Stock Option Plan; SDL, Inc. 1995 Stock Option Plan, and SDL UK Plan; and Photonic Power System 2002 Stock Option Plan. No further grants or awards will be made under the assumed equity compensation plans, and the options outstanding under the assumed plans are not reflected in the table above.

The following are descriptions of the material features of the Company’s equity compensation plans that were not approved by the Company’s Stockholders:

1996 Non-Qualified Stock Option Plan

The Board of Directors adopted the 1996 Non-Qualified Stock Option Plan (the “1996 Plan”) in November 1996. The 1996 Plan is administered by the Compensation Committee. Pursuant to the 1996 Plan, the Compensation Committee may grant nonqualified stock options only to employees, independent contractors and consultants of the Company or any parent or subsidiary corporation of the Company. Only nonqualified stock options may be issued under the 1996 Plan. Stock options may not be granted to officers and directors of the Company. The 1996 Plan will continue in effect until terminated by the Board of Directors. The Company last granted stock options under the 1996 Plan on April 17, 1998. The Company presently does not intend to grant any additional options under the 1996 Plan.

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An aggregate of 19,136,000 shares has been reserved for the grant of stock options under the 1996 Plan. Shares underlying awards that are forfeited or canceled are not counted as having been issued under the 1996 Plan. Stock options issued under the 1996 Plan must have an exercise price of not less than 85% of the fair market value of the Company’s Common Stock on the date of grant of the option. Options are generally non-transferable. The term of all options granted under the Plan shall not exceed eight years from the date of grant.

Amended and Restated 1999 Canadian Employee Stock Purchase Plan

The Amended and Restated 1999 Canadian Employee Stock Purchase Plan (the “Canadian ESPP”) was adopted by the Board of Directors in August 1999 and is administered by the Board of Directors. An aggregate of 10,000,000 shares of Common Stock has been reserved for issuance under the Canadian ESPP. Only employees of JDS Uniphase Inc. (which generally includes all Company employees in Ottawa) and corporate affiliates of the Company as designated by the Board of Directors are eligible to participate in the Canadian ESPP. The Canadian ESPP is not intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The terms of the Canadian ESPP provide that shares of the Company’s Common Stock are offered for purchase through a series of successive or overlapping purchase periods (the “Purchase Periods”), each of a duration (not to exceed twenty-four months) as determined by the Board of Directors. Participants enrolled in a Purchase Period are granted a purchase right which entitles the participating employee to specify a level of payroll deduction between 1% and 10% of compensation to be in effect on each pay day during the Purchase Period, and the accumulated payroll deductions are applied to the purchase of the shares when the purchase right is exercised. No rights or accumulated payroll deductions of a participant under the Canadian ESPP may be transferred (other than by will or by the laws of descent and distribution).

Outstanding purchase rights are automatically exercised on successive quarterly or semi-annual purchase dates as determined by the Board of Directors. The purchase right is exercised by applying the accumulated payroll deductions to the purchase of whole shares on each quarterly or semi-annual purchase date. The purchase price per share is the lesser of (i) 85% of the fair market value per share on the date the Purchase Period begins or (ii) 85% of the fair market value per share on the date the purchase right is exercised. The Canadian ESPP limits purchase rights to a maximum of (i) $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year, and (ii) 20,000 shares in any Purchase Period.

The Board of Directors amended the Canadian ESPP on July 31, 2002 to provide that no new Purchase Periods shall commence under the Canadian ESPP on or after August 1, 2002, except as otherwise determined by the Board of Directors. Although the Canadian ESPP will not terminate by its terms until July 1, 2009, all Purchase Periods under the Canadian ESPP were terminated on July 31, 2002. The Company has since integrated former participants in the Canadian ESPP into the Company’s Stockholder approved Amended and Restated 1998 Employee Stock Purchase Plan and it is the Company’s present intention to utilize for future purchase periods only this single Stockholder approved employee stock purchase plan for the benefit of all eligible employees of the Company and its corporate affiliates.

REPORT OF COMPENSATION COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board of Directors is responsible for insuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of Stockholders. In furtherance of this task, the Compensation Committee has the obligation to (a) ensure that the Company adopts and maintains responsible and competitive compensation programs for its employees, officers and directors consistent with the acquisition and retention of

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talent and the strategy and imperatives of the Company and the long-term interests of Stockholders, (b) review and approve compensation programs that are aligned to actual performance and results, and (c) require that management properly and fully performs all of the Company’s public disclosure obligations with respect to its compensation programs and director and executive officer compensation. The Compensation Committee is also responsible for administering certain other compensation programs for such individuals, subject in each instance to approval by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company’s employee stock purchase plans and equity incentive plans. The Compensation Committee chairman reports on Compensation Committee’s actions and recommendations at Board meetings. The Company’s Compensation and Benefits Group within the Company’s Human Resources department supports the work of the Compensation Committee and in some cases acts pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. The Compensation Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom must at all times meet all other applicable federal securities and NASDAQ listing requirements to qualify as an independent director.

The fundamental policy of the Compensation Committee is to provide the Company’s chief executive officer and other executive officers with competitive compensation opportunities based upon the overall financial performance of the company, their specific contribution to the financial success of the Company and their personal performance relative to related business performance objectives. It is the Compensation Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, the compensation package for the chief executive officer and other executive officers is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of financial performance targets, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s Stockholders. As an executive officer’s level of responsibility increases, it is the intent of the Compensation Committee, and the current plan is designed, such that a greater portion of his or her total compensation is dependent upon Company financial performance rather than base salary.

Several of the more important factors which the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2005 fiscal year are summarized below. Additional factors were also taken into account, and the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the average salary levels in effect for comparable positions within and without the industry and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. In selecting comparable companies for the purposes of maintaining competitive compensation, the Compensation Committee considers many factors including geographic location, growth rate, annual revenue and profitability. The Compensation Committee also considers companies outside the industry which may compete with the Company in recruiting executive talent.

Annual Incentive Compensation. Annual bonuses are earned by each executive officer primarily on the basis of the Company’s achievement of certain corporate financial performance and customer satisfaction goals established for each fiscal year. For fiscal 2005, the criteria for determination of payment of bonuses was based on the following factors: (i) the Company’s consolidated operating profit performance net of certain non-recurring adjustments, relative to the target established by the Compensation Committee, (ii) the revenue and operating profit performance of the respective reporting segment relative to the targets established by the Compensation Committee, and (iii) the Company’s performance against certain customer satisfaction improvement objectives. Actual bonuses, if any, earned in fiscal 2005 by each of the current executive officers named in the Summary Compensation Table is indicated in the Bonus and Commission column.

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Deferred Compensation Plan. The Company maintains a deferred compensation plan, pursuant to which certain members of management (including the executive officers) may elect to defer a portion of his or her annual compensation. The participants’ funds are invested among various funds designated by the plan administrator and currently may not be invested in the Company’s Common Stock or other Company securities. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant’s beneficiary in a lump sum or in annual installments over a period not to exceed fifteen years.

Long-Term Compensation. Long-term incentives are provided through stock option, restricted stock, and/or restricted stock unit grants. The Compensation Committee believes that stock-based compensation aligns the interests of employees and long-term Stockholders and forms an important element of the Company’s compensation practices by providing each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee approves the equity grants to the executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual’s services to the Company, the awards given to other executives, and the desire to keep the Company’s overall compensation competitive. Additionally, the Compensation Committee generally grants equity awards to executive officers upon commencement of their employment with the Company, with the level of award based on factors similar to those considered in connection with annual awards to existing executive officers. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer’s current position with the Company, the base salary associated with that position, the average size of comparable awards made to executive officers in similar positions within the industry, the executive officer’s potential for increased responsibility and promotion over the grant term, and the executive officer’s personal performance in recent periods. The Compensation Committee also takes into account the number of vested and unvested options and other equity incentives held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. The Compensation Committee does not adhere to any specific guidelines as to the relative equity incentive holdings of the Company’s executive officers. The equity incentive awards granted in fiscal 2005 to each of the current executive officers named in the Summary Compensation Table is indicated in the Long-Term Compensation Awards column.

When awarded, stock options are granted at a fixed price per share (not lower than the market price on the grant date) and have a term not to exceed eight years. Stock options generally become exercisable at the rate of 25% of the shares subject thereto one year from the grant date and as to approximately 6.25% of the shares subject to the option at the end of each three-month period thereafter such that the option is fully exercisable four years from the grant date, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide the maximum return to the executive officer only if the executive officer remains employed by the Company for the four-year vesting period, and then only if the market price of the underlying shares of Common Stock appreciates over the option term. Similarly, restricted stock units and shares of restricted stock are granted with transfer and reconveyance restrictions or conversion privileges related to the passage of time, the occurrence of one or more events, and/or the satisfaction of performance or financial criteria or other conditions. The restricted stock or restricted stock unit grant will provide a return to the executive officer only if the executive officer remains employed by the Company during a specified period, and the date of vesting of the grant may be determined based upon the achievement of specified Stockholder-aligned performance criteria.

Compensation of the Chief Executive Officer. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. The Compensation Committee has reviewed all components of the Company’s Chief Executive Officer and four other most highly compensated executive officer’s compensation, including salary, bonus, equity and long-term incentive compensation, accumulated and unrealized stock option and restricted stock gains, and the dollar value to the executive and the cost to the Company of all perquisites and other personal benefits.

Mr. Kennedy’s base salary for fiscal 2005 was $500,000. The Compensation Committee recommended, and the Board of Directors approved, Mr. Kennedy’s base salary and stock option and restricted stock grants in part by

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comparing the base salaries of chief executive officers at other companies. Mr. Kennedy’s base salary was set at the approximate median of the base salary range for chief executive officers of comparative companies chosen based upon geographic location, annual revenue and profitability, market capitalization and those which may compete with the Company in recruiting executive talent. Mr. Kennedy’s base annual salary is to remain at $500,000 until such time as the Company achieves certain financial milestones, at which time Mr. Kennedy’s base annual salary will be increased to $575,000 retroactive to September 1, 2004. Based on the Compensation Committee’s criteria described above and in accordance with the terms of Mr. Kennedy’s employment agreement, in fiscal 2005 Mr. Kennedy was awarded options to purchase 500,000 shares of Common Stock at a purchase price of $1.61 and received a grant of 525,000 restricted stock units. Additionally, the Compensation Committee recommended, and the Board of Directors and Mr. Kennedy have approved, an amendment to the Kennedy Agreement to provide that, notwithstanding achievement of certain personal performance milestones previously determined by the Board of Directors, any bonus payment otherwise due for fiscal year 2004 pursuant to the Kennedy Agreement will not be considered earned and payable until the sooner of (a) achievement by the Company of certain financial performance objectives, or (b) the termination of Mr. Kennedy’s employment by either party.

The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation, excluding “performance-based compensation”, paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. Compensation programs will generally qualify as performance-based if (i) compensation is based on pre-established objective performance targets, (ii) the programs’ material features have been approved by the Company’s Stockholders, and (iii) there is no discretion to increase payments after the performance targets have been established for the performance period.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including, but not limited to tax deductibility, are subject to many factors (such as, among others, changes in the tax laws and regulations or interpretations thereof) beyond the control of either the Compensation Committee or the Company. In addition, the Audit Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Company’s guiding principles. Finally, based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to the Chief Executive Officer and the other top four highly compensated executives over the $1 million limitation is extremely small and has a de minimus impact on the Company’s overall tax position. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation that, consistent with its compensation goals, preserve deductibility.

The cash compensation paid to the Company’s executive officers for fiscal 2005 did not exceed the $1 million limit per officer. The Company’s 2003 Equity Incentive Plan (the “2003 Plan”) is structured so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2003 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, other stock based awards issued under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code. The Company has discretion to issue other stock based awards which are intended to be exempt from the $1 million limitation as well as other stock based awards that are not intended to be exempt from the $1 million limitation.

COMPENSATION COMMITTEE

Casimir S. Skrzypczak, Chair

Richard E. Belluzzo

Peter A. Guglielmi

Martin A. Kaplan

33

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial controls, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the internal independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2005, which includes the consolidated balance sheets of the Company as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended June 30, 2005, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, “Communications with Audit Committees” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of Ernst & Young’s examination of the financial statements..

The Audit Committee has also received written disclosures and the letter from Ernst & Young describing all relationships between the Company and the independent registered public accounting firm that bear on the accountants’ independence consistent with the Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from the Company and its related entities). The Audit Committee has discussed with

34

Ernst & Young any relationships that may impact on its objectivity and independence and also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining the accountants’ independence and satisfied itself as to Ernst & Young’s independence.

During the course of fiscal 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young at each regularly scheduled Audit Committee meeting. The Audit Committee also held a number of special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financing reporting and management’s preparations for the evaluation for fiscal 2006.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

AUDIT COMMITTEE

Bruce D. Day, Chair

Peter A. Guglielmi

Richard T. Liebhaber

Casimir S. Skrzypczak

35

STOCK PERFORMANCE GRAPH

The information contained in the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following graph and table set forth the Company’s total cumulative Stockholder return of an investment of $100 in June 2000 and ending June 2005 in: (i) the Company’s Common Stock, (ii) the S&P 500 Index, (iii) the Nasdaq Stock Market (U.S.) Index and, (iv) the Nasdaq Telecommunications Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG JDS UNIPHASE CORPORATION

	6/00	6/01	6/02	6/03	6/04	6/05
JDS Uniphase Corporation	$100.00	$10.43	$2.23	$2.92	$3.16	$1.27
S&P 500 Index	100.00	85.17	69.85	70.03	83.41	88.68
Nasdaq Stock Market (U.S.)	100.00	55.50	37.13	31.63	43.05	43.54
Nasdaq Telecommunications Index	100.00	65.56	29.98	40.13	42.46	48.40

36

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal 2005, all Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, JDS UNIPHASE CORPORATION, 1768 AUTOMATION PARKWAY, SAN JOSE, CALIFORNIA 95131, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE FISCAL 2005 REPORT, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Kevin J. Kennedy

Chief Executive Officer

October 21, 2005

San Jose, California

37

APPENDIX A

PROPOSED AMENDMENT TO THE COMPANY’S RESTATED

CERTIFICATE OF INCORPORATION

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

JDS UNIPHASE CORPORATION

The undersigned, Kevin J. Kennedy and Christopher S. Dewees, hereby certify that:

FIRST: They are the Chief Executive Officer and Secretary, respectively, of JDS Uniphase Corporation, a Delaware corporation (the “Corporation”), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on June 23, 1993.

SECOND: Article 4, Subparagraph 4.1 of the Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

“4.1. Authorized Capital Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Billion One Million (1,001,000,000) shares. One Billion (1,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001), and One Million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

Upon the effectiveness of the amendment to the Restated Certificate of Incorporation adding this paragraph thereto, (the “Effective Date”), every [        *         (                    )] shares of the Corporation’s common stock, par value $.001 per share (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Date will be automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value $.001, of the Corporation (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer and Trust Company, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

THIRD: This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of this Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The Effective Date and time of this Certificate of Amendment and the amendment effected thereby shall be 11:59 p.m. EDT/EST on                         , 20    .

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Restated Certificate of Incorporation on                     , 200    .

Kevin J. Kennedy, Chief Executive Officer

Christopher Dewees, Secretary

*	The number eight (8), nine (9) or ten (10) will be inserted in the Certificate of Amendment as actually filed with the Delaware Secretary of State as determined by the Board of Directors pursuant to authority granted by the stockholders at the Annual Meeting. At the Annual Meeting stockholders will be asked to approve amendments to the Restated Certificate of Incorporation providing for a reverse stock split in the ratio of one new share of Common Stock for every eight, nine or ten shares outstanding and will authorize the Board of Directors at any time prior to December 1, 2006 to select the actual ratio to be set forth in the Certificate of Amendment as filed with the Secretary of State and to abandon amendments providing for any other ratio or to abandon the reverse stock split entirely.

A-1

APPENDIX B

2005 ANNUAL REPORT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K/A

Amendment No. 1

FOR ANNUAL AND TRANSITION

REPORTS PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 2005*

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ____________

Commission File Number 0-22874

JDS UNIPHASE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2579683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1768 Automation Parkway, San Jose, California 95131

(Address of principal executive offices including Zip code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $.001 per share

Preferred Stock Purchase Rights

(Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the Registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).    Yes  ☑    No  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☑

As of December 31, 2004 the aggregate market value of the voting stock held by non-affiliates of the Registrant was approximately $4.6 billion, based upon the closing sale prices of the common stock and exchangeable shares as reported on the NASDAQ National Market and the Toronto Stock Exchange, respectively. Shares of common stock and exchangeable shares held by executive officers and directors have been excluded from this calculation because such persons may be deemed to be affiliates. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

As of August 31, 2005, the Registrant had 1,652,154,979 shares of common stock outstanding, including 58,184,798 exchangeable shares.

Documents Incorporated by Reference: Not applicable.

*	Our fiscal year ended formally on July 2, 2005. For more information see Note 1 to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 as filed on September 30, 2005 for information regarding Registrant’s fiscal year.

EXPLANATORY NOTE

We are filing this Form 10-K/A Amendment No. 1 to correct administrative errors in the content of Exhibits 31.1 and 31.2 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 as filed on September 30, 2005.

FORWARD-LOOKING STATEMENTS

Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement may contain words such as “anticipate that,” “believes,” “can impact,” “continue to,” “estimates,” “expects to,” “hopes,” “intends,” “plans,” “to be,” “will be,” “will continue to be,” “continuing,” “ongoing,” or similar words.

Management cautions that forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) due to, among other things, the Company’s limited visibility, our ability to perceive or predict market trends (including, among other things, any stabilization recovery or growth thereof) is limited and uncertain; (ii) our ongoing integration, cost reduction, reorganization and restructuring efforts may not be successful in achieving their expected cost reductions and other benefits, may be insufficient to align the our operations with customer demand and the changes affecting its industry, or may be more costly, or may be more extensive than currently anticipated; (iii) our ability to predict financial performance for future periods continues to be difficult; (iv) ongoing efforts to improve our execution and design and introduce products that meet customers’ future need and to manufacture such products at competitive costs may not be successful, and (v) the expected increases in revenues and customer and market penetration resulting from our recent acquisitions may not materialize to the extent anticipated and these expected benefits maybe further offset by costs and diversion of our management’s time with respect to the integration of these acquisitions with us. Further, our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above and the “Risk Factors” set forth in this Annual Report on Form 10-K. Moreover, neither we assume nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this Report and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. We are under no duty to update any of the forward-looking statements after the date of this Annual Report on Form 10-K to conform such statements to actual results or to changes in our expectations.

PART I

ITEM 1. BUSINESS

General

JDS Uniphase (“JDSU”) is a worldwide leader and innovator of optical technologies that enable dramatic improvements in the way we communicate, detect, present and experience information. Our products are used in communications, commercial and consumer applications including optical networks, brand protection, lasers, aerospace and defense.

The storage and distribution of content (in the form of high-data audio and video, including emerging HDTV, and multi-player games) are similarly transitioning away from physical storage (such as CDs and DVDs) and related distribution methods, to digital files transmitted over communications networks and stored on large-capacity servers and hard drives. These transformations require the support of higher capacity networks. Traffic generated over broadband access networks already accounts for the majority of data traffic, and continues to grow at a very high rate. As greater bandwidth capability is delivered closer to the end user, we expect consumers to increasingly demand and obtain higher content, real-time, interactive visual and audio experiences. Many of the forces driving demand for high-bandwidth communications networks (such as the emergence of high-data digital audio, video and gaming) are similarly transforming the consumer and commercial electronics industries from traditional analog cathode ray tube (“CRT”), smaller screen displays, to large, flat panel and projection digital microdisplays, as consumers and businesses are increasingly demanding the improved visual experiences offered by the new high-data content. We believe that we are well positioned to continue to lead in these industries due to our unique expertise in the application of light to innovative optical solutions, enabling new business opportunities for our original equipment manufacturer (“OEM”) customers worldwide.

Our Communications segment provides components, modules and subsystems used by communications equipment providers for telecommunications, and data communications. These products enable the transmission of video, audio and text data over high-capacity fiber optic cables. Although ultimately highly complex, these systems perform three basic functions: transmitting, routing (switching) and receiving information, in this case, information encoded on light signals. These products include transmitters, receivers, amplifiers, multiplexers and demultiplexers, add/drop modules, switches, optical performance monitors and couplers, splitters and circulators. We also provide test and measurement equipment used to assess performance of optical components in manufacturing, research and development, system development and network maintenance.

Our Commercial and Consumer segment provides lasers, coated optics and assemblies for defense, aerospace, instrumentation, biomedical and other applications. For example, we provide lasers for biotechnology, remote sensing, semiconductor, material processing, graphics and imaging and other applications. We also provide document authentication, brand protection and product differentiation solutions for a range of public and private sector markets. The products we provide for these applications control, enhance and modify the behavior of light, utilizing its reflection, absorption and transmission properties to achieve specific effects such as high reflectivity, anti-glare and spectral filtering. Specific product applications include computer monitors and flat panel displays, projection systems, photocopiers, facsimile machines, scanners, security products and decorative surface treatments.

The Company was incorporated in California in May 1979 and reincorporated in Delaware in October 1993. JDSU is the product of several significant mergers and acquisitions, including, among others, the combination of Uniphase Corporation and JDS FITEL Inc. to form JDSU Corporation on June 30, 1999, and major subsequent acquisitions, including Optical Coating Laboratory, Inc. (“OCLI”) on February 4, 2000, E-TEK Dynamics, Inc. (“E-TEK”) on June 30, 2000 and SDL, Inc. (“SDL”) on February 13, 2001.

Our Internet address is www.jdsu.com. We post all Securities and Exchange Commission (“SEC”) filings on our website at www.jdsu.com/investors as soon as reasonably practicable after they are electronically filed or furnished to the SEC. All such filings on our Investor Relations web site are available free of charge. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Industry Environment

In fiscal 2005, the we offered innovative products, categorized into two segments, “Communications Products Group” and “Commercial and Consumer Products Group.” Collectively, these products serve the communications, display, commercial lasers, product and document security and brand differentiation markets.

Communications Products Group

Among the driving factors in the communications industry is the strong competitive dynamic between telecommunications, cable television, satellite and wireless service providers. Each of these provider types is vying for share of the market for the expected convergence of voice, text and video content. That is, while text, voice and video content are each currently generally delivered over disparate networks, expectations are that all digitized information (text, voice and video) will be delivered from single sources over a consolidated network architecture. Consequently, while service providers typically offer diversified services to both consumers and business markets, many are rapidly investing to deploy converged multi-service networks capable of delivering “triple-play services,” i.e. integrated voice, video and entertainment services. Potential benefits for service providers include increased Average Revenue per User (“ARPU”) and reduced customer turnover rates, thus increasing both profitability and long-term competitive advantage. This competitive trend is predominantly relevant in markets where government action has led to deregulation of the communications industry, in particular in North America, the European Union, and several countries in both Asia and South America.

Competition between service providers and the need to provide increasing types of services, including a larger percentage of video-based content such as news, movies, and gaming is generating strong growth in demand for network capacity and bandwidth rates which in turn drives demand for many types of networking, access and transport systems.

Within the Enterprise market, growing demand for broadband is driven by demand for intra-company (LAN or local area network) and inter-company (WAN or wide area network) information. In addition, many companies are embracing new productivity-enhancing applications, such as Voice over Internet Protocol (“VoIP”), which replaces traditional fixed circuit, point-to-point voice communications with packet-based network routed calls, and universal messaging systems that require greater bandwidth capability and data storage requirements.

Growing demand for network capacity and bandwidth is expected to result in greater adoption of optical communications products across all segments including: Long Haul, Metro (core and access), Cable TV (“CATV”), Submarine, and Fiber to the Premises (“FTTP”) in the Telecom sector and LAN, SAN or storage area networks and WAN for the Storage or Enterprise market. We believe that any deployment of fiber closer to the end user will result in increased demand on the metro and long-haul infrastructures into which these new deployments would feed. In general, all implementations move fiber closer to the consumer, displacing copper infrastructure and increasing the availability of wider bandwidth services. We believe that JDSU, with one of the broadest optical communications product portfolios in the industry, is poised to capitalize on these developments.

We do remain cautious, however, in attempting to forecast the future. Visibility remains limited, and we cannot provide any assurance as to the timing or scale of any new optical network deployments or sustained industry recovery, in general.

Commercial and Consumer Products Group

Our Commercial and Consumer segment offers innovative products for application in the following industries:

Commercial

We provide high performance optics for application in commercial markets including semiconductors, materials processing and biotechnology. We also provide lasers for use in imaging, aerospace and defense applications.

Technology demands and trends shaping the adoption of high-performance optical solutions include:

•	growth in the semiconductor market, including wafer inspection and materials processing;

•	growing demand for smaller size and increased functionality, especially for electronic products, requiring high speed, precise micro machining and materials processing;

•	growth in biotechnology, including advances in cytology, hematology and genome sequencing;

•	the need for lasers and instrumentation that offer innovative, non-invasive, effective measurement and analysis for biomedical and healthcare; and

•	remote sensing in environmental applications, including bio hazard detection.

These trends are generating growing demand for commercial laser products. Market growth is further stimulated by the continuous reductions in sizes and power driven by adoption of solid state laser technology. We believe that, as a leading provider of commercial laser and other supporting technologies, we are poised to benefit from the rapid development of these industry trends.

Consumer

Brand owners in diverse industries worldwide are increasingly concerned with the loss of significant revenues to counterfeit products. Additional effects include risk to consumer health and safety, corporate liability issues, devaluation of brand image and weakening of brand loyalty. Products likely to be subject to counterfeit include pharmaceuticals, imaging supplies, apparel, automotive parts, consumer electronic products, and electronic media.

Multiple factors are contributing to the rapidly growing counterfeit market including, among others, the broad adoption of the Internet to facilitate distribution, ready availability of low-cost, very high-quality printing equipment to reproduce product packaging, the elimination of international trade barriers and an increasingly mobile global society.

Corporate brand owners are accelerating the introduction of protective measures, developing both overt and covert packaging strategies that provide consumers and/or their inspection personnel with the ability to quickly determine product authenticity, for instance, by visually detecting a color-shifting pattern on the package itself.

Our optical technology protects approximately 100 currencies worldwide and has been introduced by leading pharmaceutical companies on prescription drug packaging. Companies in other industry sectors are also implementing brand protection solutions using our color-shifting technology in an attempt to prevent counterfeiting of their most important brands. We believe that, as a leader in the design and manufacture of color-shifting technology for decorative, document and brand authentication solutions, we are poised to continue extending our industry impact and to broaden our reach to new areas.

We also participate in markets that are undergoing a significant evolution driven by the emergence of high-definition (“HD”) content, rapid adoption of DVDs and on-line gaming, and increased use of digital distribution of films and video. Content providers and both satellite and cable television service providers are rapidly increasing supply of HD material that can provide up to 5 time higher resolution than traditional formats. Consumers have quickly come to appreciate the impact that higher resolution formats have on the entertainment experience.

There is also a migration from scheduled to on-demand content delivery. Television programming is undergoing a transformation from scheduled programming, tightly managed by the content providers, to on-demand consumption, driven by consumer demand for greater flexibility as to when and where content is experienced. This in turn, is expected to drive further growth of consumed content.

As a result of advances in microdisplay technology consumers can now enjoy very high image quality in large screen formats at an increasingly affordable cost, and demand for rear projection televisions (“RPTVs”) has fueled a multi-billion dollar market. We provide high-quality and high performance component and assembly level products to OEMs in the RPTV market, and believe we are therefore well positioned to benefit from these trends.

Restructuring Programs

Since April 2001, we have significantly consolidated the Company and rationalized the manufacturing of our products based on core competencies, cost efficiency and alternative manufacturers, where appropriate. Among other things, we continue to strengthen our partnerships with contract manufacturers primarily for our telecommunications, data communications, lasers and display products. We are also centralizing in-house manufacturing to our lower-cost facility in Shenzhen, China. However, we may not be successful in our manufacturing strategy. There are many risks to be addressed, as more particularly described in the “Risk Factors” section.

In April 2005, we announced a restructuring program that would reduce the number of manufacturing facilities, dispose of businesses and product lines that were not strategic and/or were not capable of meeting our desired profitability goals. This restructuring program included the reduction of headcount at the Santa Rosa facility, the sale of our Fuzhou, China and Mountain Lakes, New Jersey businesses, the transfer of our manufacturing operations in Ewing, New Jersey to a contract manufacturer, and the sale of the CATV product line to a third party.

We have consolidated manufacturing, research and development, sales and administrative facilities through building and site closures. As of June 30, 2005, 38 sites and buildings in North America, Europe and Asia-Pacific have been closed. The process involves consolidating product lines, standardizing on global product designs, and transferring manufacturing to fewer locations. The 38 sites closed were as follows:

North America:	Allentown, Pennsylvania; Asheville, North Carolina; Calabasas, California; Camarillo, California; Columbus, Ohio; Eatontown, New Jersey; Freehold, New Jersey; Gloucester, Massachusetts; Horsham, Pennsylvania; Manteca, California; Mountain Lakes, New Jersey; Ottawa, Canada (two sites); Piscataway, New Jersey; Raleigh, North Carolina; Richardson, Texas; Rochester, New York; San Jose, California (two sites); Santa Barbara, California; Toronto, Canada; Valencia, California; Victoria, Canada; Westlake, California.

Europe:	Arnhem, Netherlands; Bracknell, United Kingdom; Eindhoven, Netherlands; Hillend, United Kingdom; Oxford, United Kingdom; Plymouth, United Kingdom; Torquay, United Kingdom; Waghaeusel-Kirrlach, Germany; Witham, United Kingdom.

Asia-Pacific:	Bintan, Indonesia; Fuzhou, China, Shunde, China; Sydney, Australia; Taipei, Taiwan.

We have centralized and continue to centralize many administrative functions such as information technology, human resources and finance to take advantage of synergies, economies of scale and common processes and controls.

Our results of operations and financial condition were significantly affected by charges related to our restructuring activities, the write-downs of inventories, and the impairment of our investments and long-lived assets during fiscal 2005, 2004, and 2003.

Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations under Item 7 and Notes to the Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion on these charges.

Acquisitions

As part of our strategy, we are committed to the ongoing evaluation of strategic opportunities and, where appropriate, to the acquisition of additional products, technologies or businesses that are complementary to, or broaden the markets for our products. During fiscal 2005 and into fiscal 2006, we continued execution of our strategy to better address our market needs and improve our business model by reducing cost structure, eliminating non-core products and seeking strategic partnerships.

On September 8, 2005, we announced the acquisition of Agility Communications, Inc. (“Agility”), a leading provider of widely tunable laser solutions for optical networks. The acquisition is expected to 1) solidify our leadership position in the rapidly growing market for tunable lasers and transponders; 2) offer an optimal path to high volume, high yield, tunable, pluggable solutions when combined with JDSU’s manufacturing scalability; and 3) establish JDSU as the broadest end-to-end agile optical network portfolio provider in the marketplace today. The acquisition is expected be completed by the second quarter of fiscal 2006.

On August 3, 2005, we completed the acquisition of privately held Acterna, Inc. (“Acterna”), a leading worldwide provider of broadband and optical test and measurement (“T&M”) solutions for telecommunications and cable service providers and network equipment manufacturers, for approximately $450.0 million in cash and $310.0 million in JDS Uniphase’s common stock, which equated to approximately 200 million shares. With this acquisition, we become a leading provider of optical communications sub-systems and broadband T&M systems serving an expanded customer base that includes the largest 100 telecommunications and cable services providers, and system manufacturers worldwide. The combined portfolio of products and services are expected to enhance the deployment of Internet Protocol (“IP”)-based data, voice and video services over optical long haul, metro, fiber-to-the-home, DSL and cable networks. Starting the first quarter of fiscal 2006, the addition of Acterna’s T&M business will comprise a new reportable segment of our business.

In June 2005, we acquired Photonic Power Systems, Inc. (“PPS”). PPS is a company that has pioneered the delivery of electrical power over fiber. The acquisition of PPS supports our goal of technology innovation. The PPS technology opens up multiple new markets for us, including medical, wireless communications, electrical power, industrial sensors, and aerospace applications.

In May 2005, we acquired Lightwave Electronics Corporation (“Lightwave”). Lightwave is a leading provider of solid-state lasers for commercial markets including materials processing, semiconductor fabrication, and biotech. Lightwave enables us to expand our product line of solid-state lasers and broaden our customer base in growing laser market segments. The acquisition reinforces our commitment to the OEM laser business and significantly strengthens our portfolio in the higher-growth solid-state laser markets. Customers use solid-state lasers for applications such as PC board via-hole drilling, wafer singulation for solar cells and Light Emitting Diode (“LEDs”), wafer inspection and alignment, memory repair, and ultraviolet flow cytometry and confocal microscopy.

In July 2004, we acquired Advanced Digital Optics, Inc. (“ADO”). By acquiring ADO, we extended its capabilities in the design and manufacture of micro-display light engines that deliver leading performance and image quality for the high definition television market.

Please refer to “Note 17. Mergers and Acquisitions” and “Note 22. Subsequent Events (Unaudited)”of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of the acquisitions completed during fiscal 2005 and completed or announced in fiscal 2006.

Divestitures

In May 2005, we entered into an agreement with EMCORE Corporation (“Emcore”) whereby it acquired the assets of our analog CATV and Radio Frequency (“RF”) business. Our decision to divest from the CATV business was driven by the nature of our CATV portfolio, which did not meet our profitability and strategic objectives.

In April 2005, we announced that we were executing against a set of cost reduction initiatives to reduce our investment in North American manufacturing and exit a number of products that did not meet our profitability targets. These products included: CATV, bulk optics, micro display windows, and light engines. As a result, we sold our Fuzhou, China bulk optics business and our Mountain Lakes, New Jersey precision glass business to Fabrinet; sold our CATV business to Emcore; transferred our manufacturing of products in Ewing, New Jersey and Melbourne, Florida to contract manufacturers. These actions along with the discontinuance of a number of other products are targeted to reduce our headcount by approximately 1,350 people. In November 2004, we announced a strategic decision to sell our Singapore and Bintan, Indonesia manufacturing operations to Fabrinet. The agreement provides us with long-term sourcing guarantees for the datacom transceivers currently being manufactured at these facilities. Research and development continues at all sites, except for the Mountain Lakes, New Jersey facility.

In August 2004, we sold the assets of our molded-optics business unit to Triformix, Inc. of Santa Rosa, California.

Operating Segments and Products

We operate in two principal segments through which we develop and manufacture our products: (i) Communication Products Group, which accounted for approximately 59% of our net revenue in fiscal 2005, and (ii) Commercial and Consumer Products Group, which accounted for approximately 41% of our net revenue in fiscal 2005.

Please refer to “Note 18. Operating Segments and Geographic Information” of Notes to Consolidated Financial Statements under Item 8 of this Annual Report on Form 10-K for further discussion of our operating segments.

Through our two segments, we serve customers in the communications, consumer, commercial and defense industries.

In the communications industry, we provide optical products and solutions to the telecommunications market, including submarine, long haul, metro, access and cross connect applications. We also serve the data communications market, including SAN, LAN, and Ethernet WAN applications

In the consumer industry, we provide optical solutions using light interference for document and currency authentication as well as for product authentication and brand protection. We also provide decorative coatings using light interference that provide product differentiation. In addition, we also provide coated optics and assemblies for displays for projection televisions.

In the commercial and defense industries, we provide laser, coated optics and assemblies that are used in biotechnology, material processing, semiconductor, graphics and imaging, aerospace and defense applications.

Communications Products Group

Our communications products include a broad range of components, modules and subsystems that can enable our customers to satisfy all of their requirements through “one-stop” shopping at a single supplier. We leverage our broad-based component portfolio to provide higher levels of integration in modules and subsystems to create value-added solutions for our customers. We also provide a family of instrumentation products used in a variety of applications including manufacturing and research and development (“R&D”). The breadth of our communications product offering is described below.

Components:

Source Lasers: These products provide the initial signal that is transmitted over an optical network. We provide continuous wave lasers and directly modulated lasers for telecom and cable television systems. In addition to fixed wavelength lasers, we also provide tunable lasers that can be adjusted to any frequency over a range of wavelengths. Our Transmission Optical Sub Assemblies (“TOSAs”) offer greatly reduced size and cost.

Photodetectors and Receivers: Photodetectors and receivers detect the optical signals and convert them back into electronic signals. Photodetectors, when co-packaged with an electronic preamplifier, are referred to as receivers. We expanded our broad offering of receivers this year to include Receive Optical Sub Assemblies (“ROSAs”) that offer greatly reduced size and cost compared to previous offerings

Modulators: Modulators are used to encode information being sent through the network. We supply a range of modulators including monolithically integrated internal and high performance lithium niobate external modulators.

Wavelength Lockers: We supply wavelength lockers that are used to stabilize the wavelength of lasers used in dense Wavelength Division Multiplexing (“WDM”) transmission systems.

WDM Couplers, Filters, Isolators and Circulators: Wavelength division multiplexer couplers are used to split and combine signals of different wavelengths. We also supply isolators and circulators, including fixed and tunable filters, which are used to control the direction and flow of light in a network.

Switches and Attenuators: Optical switches are used to route and switch signals to different destinations within networks. Attenuators are used to adjust the power of the optical signal to be compatible with the optical receivers within a network system.

High Power Pump Lasers: We supply 980-nanometer and14xx-nm (wavelength tailored) pump lasers that are utilized in erbium-doped fiber amplifiers (“EDFAs”) and Raman modules for amplification of optical signals. We also offer a line of high-power, high brightness products targeted for industrial fiber laser and fiber to the curb, node, or premise (“FTTx”) applications.

Submarine Applications: We offer the most comprehensive set of components for submarine applications. These include high power pump lasers and other active and passive components designed and manufactured to meet the stringent requirements of marine applications.

Modules and Subsystems:

Transmitters: We manufacture transmitter modules that combine source lasers, modulators, wavelength lockers and electronic drivers in one package to create and encode optical signals.

Tranceivers and Transponders: For the data communications market we offer one, two and four gigabits per second fiber channel and one and 10 Gb/s Ethernet transceivers. Form factors supported include GBIC SFP, X2 and XFP. In the telecom segment we offer a broad range of solutions for both Synchronous Optical Network/Synchronous Digital Hierarchy (“SONET/SDH”) and WDM markets. Solutions are offered as pluggable XFP and SFP transceivers and 300 pin transponders.

Amplifiers: Our amplifiers cover a wide range of functionality and are designed to boost optical signals, permitting an optical signal to travel a greater distance between electronic terminals and regenerators. We offer a broad line of standard and custom products for applications throughout the network.

Add-Drop Multiplexers: These modules allow systems to add and drop optical wavelengths without reconversion to an electrical signal. The modules include multiple components such as switches, wavelength mutiplexers/demultiplexers, and attenuators.

Optical Channel Monitors: These Optical Channel Monitors (“OCM”) allow optical network performance to be checked continuously in real-time. The OCM integrates all the functions needed to cost-effectively monitor wavelength, power and optical signal to noise ratio (“OSNR”) performance.

Wavelength Management Modules: These products are used to manipulate and route signals in the optical domain, eliminating the need for expensive Optical-Electrical-Optic (“OEO”) regeneration. JDSU is a leading provider of wavelength management modules, including wavelength blockers, multi-wavelength switches and its reconfigurable optical add/drop modules (“ROADMs”) which include C- and L-band models.

WaveReady Products: These low cost and easy to operate bit-rate and protocol independent modules, software, and shelves can be configured to deliver carrier class and enterprise optical transport solutions for LAN and SAN extension, Gigabit Ethernet, SONET, data and video and to help “triple play” deployments. The WaveReady solutions can be used with existing SONET based networks to add new services such as digital subscriber line (“DSL”) expansion, VoIP and provide a cost effective solution to adding new fiber to a network. The unique portfolio of WaveReady Network Ready Subsystems allows providers to enable bandwidth aggregation and design hybrid DWDM/CWDM optical networks. The WaveReady family is easy to manage through simple network management protocol (“SNMP”) and TL1 compatible communication modules as well as JDSU Node Manager software.

Optical Layer Subsystems: We provide amplifier, transponder, switching and other circuit pack subsystems which include optics and electronics on a circuit board and or otherwise packaged with an interface for telecommunication systems. These products contain higher levels of hardware and firmware integration, including increasing levels of embedded software intelligence.

Instrumentation: Our test instruments are used to measure the performance of optical components, modules and subsystems in R&D, manufacturing and qualification applications. Our product line includes optical switches for test automation, and swept wavelength systems for rapid measurement of DWDM and ROADM components. Our Multiple Application Platform (“MAP”), the next-generation platform for our line signal conditioning instrumentation, includes over 20 cassettes for a wide variety of applications including transponder manufacturing test systems and line card production.

Commercial and Consumer Products Group

Our commercial and consumer products represent our center of excellence for thin film coating, optical assembly, and laser technologies. Optical thin film coatings are microscopic layers of materials, such as silicon and magnesium fluoride, applied to the surface of a substrate, such as glass, plastic or metal, to alter its optical properties. Thin film coatings work by controlling, enhancing or modifying the behavior of light to produce specific effects such as reflection, refraction, absorption, abrasion resistance, anti-glare and electrical conductivity. This control is achieved as a result of the optical properties, number of layers and thickness of the thin film coatings in relation to wavelengths of light.

The Commercial and Consumer Products Group has direct responsibility for leveraging its technologies into the optics and displays markets.

Optics and Display:

The aerospace and medical/environmental instrumentation markets require sophisticated, custom, high-precision coated products and optical components that selectively absorb, transmit or reflect light in order to meet the specific performance requirements of advanced systems. Our products include infrared filters, beam splitters and optical sensors for aerospace applications, optical filters for medical instruments and solar cell covers for satellites. Our products in the office automation market include photoreceptors and front surface mirrors for photocopiers, document scanners, overhead projectors, facsimile machines and printers.

Display: In the display market, we manufacture and sell products for use in both home and business display systems. These products include front surface mirrors, color wheels, and other coated optics and assemblies.

Intelligent Lighting: We provide optical coatings and filters which are used to create dramatic lighting effects and project rich, saturated color in intelligent lighting systems for concerts, discotheques, stages, studios, and architectural lighting.

Infrared Products: We provide multi-cavity and linear variable infrared filters on a variety of substrates for a variety of applications including gas monitoring and analysis, thermal imaging, smart munitions, fire detection, spectroscopy, and pollution monitoring.

Solar Products: We provide solar cell cover glass and thermal control mirror technology. One or more of our solar products can be found on all U.S. manned spacecraft, on U.S. satellites, and on international satellites.

Custom Optics: We provide a wide array of precision optics in the visible or infrared portion of the light spectrum. Most products are custom optical filters that require one or more thin film coatings on either a simple or irregular shape. Uses for these custom optics can be found in normal commercial applications, scientific products and in the aerospace and defense industries.

Document Authentication and Brand Protection:

Light interference micro flakes create unique color-shifting characteristics that are utilized in security applications. Our security products use light interference technology, which allows inks or plastics to exhibit different colors and visual effects from different viewing angles. This technology is used to inhibit counterfeiting of currencies and other valuable documents. We also supply products incorporating proprietary interference technologies to provide brand authentication and security solutions that protect against product counterfeiting. Applications include pharmaceuticals, as well as premium brand apparel, imaging supplies, electronics, computer and other consumer goods. We offer these products in a wide range of flexible solutions by incorporating them into labels and packaging. In April 2005, we announced general availability of our SecureShift® Phantom labels, which use innovative optical brand protection technology to provide a significant advantage over alternative overt features such as holograms.

Decorative Products:

We have a line of decorative products that utilize similar manufacturing processes as our security products, but are designed to have certain color characteristics that make it attractive for applications in paints, cosmetics and plastics. The products create a durable color shifting finish for automotive, consumer electronics and other applications.

Laser Products:

Our portfolio of laser products includes components and subsystems used in a wide variety of OEM applications. Our broad range of products, include high-reliability industrial laser diodes, industrial fiber lasers, helium-neon (“HeNe”) gas lasers, air-cooled argon gas lasers, and continuous wave and pulsed diode-pumped solid-state lasers that allows us to meet the needs of our customers in markets and applications such as: biotechnology, materials processing, semiconductor, graphics and imaging, remote sensing/ranging and laser marking.

With the acquisition of Lightwave in May 2005, we have an expanded range of solid state lasers, including low- to high-power output, ultra violet (“UV”), visible and IR wavelength solid state lasers.

Diode-Pumped Solid-State Lasers: Our diode-pumped solid-state lasers with high output power, excellent beam quality, low noise, exceptional reliability, and very small packaging are ideal for use in biotechnology instrumentation, material processing, graphics and imaging, semiconductor manufacturing, and laser induced fluorescence applications.

Industrial Laser Diodes: We have leveraged our telecom expertise into a family of industrial laser diode products, including components, plug and play modules and fiber-coupled devices. These laser diodes address a wide variety of applications including laser pumping, thermal exposure, illumination, ophthalmology, image recording, printing, material processing, optical storage, and spectral analysis.

Argon Ion Lasers: We are a leading manufacturer of air-cooled argon ion lasers. Argon lasers are very stable and reliable over the entire range of operating currents and temperatures, making them well suited for complex, high-resolution OEM applications such as flow cytometry, Deoxyribonucleic Acid (“DNA”) sequencing, graphics and imaging, and semiconductor inspection.

Helium-Neon Lasers: We offer helium-neon lasers in the red, green, yellow, and orange wavelengths. These products provide high output power with low noise, offering excellent beam pointing and amplitude stability, and instant start-up. These lasers are used in various applications including bar code scanning, flow cytometry, metrology, photo processing, and alignment.

Fiber Lasers: Fiber lasers are compact in size, require simple wall-socket power, and are air-cooled, making them easy to integrate into a system. The nominal output wavelength of one micron makes them ideal for precision machining applications such as marking, bending and cutting, and selective soldering.

Competitive Environment

In our communications markets we compete against numerous fiber optic component, module, subsystem and instrumentation manufacturers, including independent merchant suppliers and business units within vertically integrated equipment manufacturers, some of whom are also our customers. A partial list of these competitors includes: Agilent Technologies (“Agilent”), Avanex, Bookham Technology, Finisar, Fujitsu, Furukawa Electric, Oplink Communications, and Sumitomo Electric. In addition to these established companies, we also face competition from other companies and from emerging start-ups. While each of our product families has multiple competitors, we believe that we have the broadest range of products and technologies available in the industry. We also believe that this range of products and technologies position us well as the industry continues to move towards module and subsystem level products.

In our commercial and consumer markets, we strive to be a principal supplier to most of our key customers. In our consumer markets, we face competition from providers of special effect pigments, including BASF and Merck KGaA. In our commercial markets, we face competition from Japanese coating companies such as Nidek, Toppan and Tore, and display component companies such as Viratec, Nitto Optical, Asahi, Nikon and Fuji Photo-Optical. In our commercial and defense markets we compete with optics companies such as Deposition Sciences, Barr Associates, and Sonoma Photonics. We also compete with laser companies such as Coherent, Melles Griot and the Spectra-Physics division of Newport.

Strategy

Our objective is to continue to be a leading supplier of fiber optic components, modules and subsystems for all markets and industries we serve. Specifically, we plan to pursue the following product strategies:

Communications

Help accelerate our customers’ profitability and time-to-revenue via enhanced vertically integrated optical platforms, such as modules and circuit packs that leverage the broad optical components we also sell directly to OEMs.

Commercial

Enable our customers’ next generation laser applications, such as laser-based solutions in bio-medical, graphical, remote sensing and material processing markets, by exploiting laser product transitions from gas to solid state.

Consumer

Uniquely differentiate and effectively protect valuable brands via a secure, flexible and aesthetically innovative optical platform. Within our entertainment sub-segment, enable the highest quality entertainment experience with best in class optical components and assemblies, which provide high-contrast and high-brightness for the fast growing microdisplay-based HD RPTV market.

In support of these product strategies, we are pursuing a corporate strategy that we believe will best position us for future opportunities in all the markets we serve. The key elements of our corporate strategy include:

•	Customer-driven execution. We are committed to working closely with our customers from initial product design through to manufacturing and delivery. We strive to engage with our customers at the early stages of development to provide them with their entire component, module or subsystem needs. Our sales, customer support, product marketing and development efforts are organized to maximize effectiveness in our customer interactions.

•	Maintaining technology leadership. Our technology and product leadership is an important competitive advantage. Driven by current and anticipated demand, we will continue to invest in new technologies and products that offer our customers increased efficiency, higher performance, improved functionality, and/or higher levels of integration.

•	Vertical Integration. In response to cost saving initiatives, enterprises are increasingly focusing on core competences and choosing to outsource manufacturing that was previously performed in-house. As a result of these two trends, a growing number of our customers are demanding more highly integrated products across our markets. For example, customers are demanding integrated circuit packs rather than individual components in the communications business. Higher levels of integration offer the opportunity for higher revenues, and improved margins over time.

•	Structuring our manufacturing capabilities for increased efficiency and quality improvement. Between 2001 and 2005, we consolidated 41 manufacturing locations to 9, inclusive of our mergers and acquisitions activity during the period. We remain committed to streamlining our manufacturing operations and reducing costs by using lower-cost contract manufacturers where appropriate, and by situating our factories in lower-cost locations capable of consistently meeting our customers’ quality and performance requirements. For example, we are moving the manufacturing of many of our communications products to our facility in Shenzhen, China.

•	Pursuing complementary strategic relationships. Complementary acquisitions can expand our addressable markets and strengthen our competitive position. As part of our growth strategy, we continue to critically assess opportunities to develop strategic relationships, including acquisitions and investments, with other businesses.

•	Developing our people. Our management and employees have formed a culture of innovation, passion, adaptability and resilience that has proven its strength during changes in the markets we serve. We are focused on retaining key contributors, developing our people and nurturing this level of commitment.

Although we expect to be successful in implementing our strategy, there are many internal and external factors that could impact our ability to meet any or all of our objectives. Some of these factors are discussed under “Risk Factors”.

Sales and Marketing

We market our products primarily to OEM, distributors and strategic partners in North America, Europe and Asia-Pacific. Our sales organizations communicate directly with customers’ engineering, manufacturing and purchasing personnel in determining the design, performance and cost specifications for customer product requirements. Our customers for optical communications solutions include Agilent, Alcatel, Ciena, Cisco Systems, Hewlett-Packard, Huawei, IBM, Lucent, Nortel, and Bell South. Our customers in our commercial and consumer markets include Agilent, Applied Biosystems, Eastman Kodak, Hitachi, Mitsubishi, SICPA, Sony, and Toshiba.

We believe that a high level of customer support is necessary to develop and maintain long-term relationships with our customers. Each relationship begins at the design-in phase and is maintained as customer needs change. We provide direct service and support to our customers through our offices in North America, Asia and Europe. We have aligned our sales organization in the communications business to offer customers a single point of contact for all of their product requirements, and created centers of excellence to streamline customer interactions with product line managers. We are also continuing to consolidate administrative functions to provide improved customer service and reduce our cost.

Research and Development

During fiscal 2005, 2004, and 2003, we incurred research and development expenses of $93.7 million, $99.5 million, and $153.7 million, respectively. Our total number of employees engaged in research and development has decreased to 532 as of June 30, 2005, compared to 647 as of June 30, 2004 and 674 at June 30, 2003.

We devote substantial resources to research and development in order to develop new and enhanced products to serve our communications, display, document and product security, medical/environmental instrumentation and laser markets. Once the design of a product is complete, our engineering efforts shift to enhancing both the performance of that product and our ability to manufacture it at high volumes and at lower cost.

For the communications market, we are increasing our focus on the most promising markets while maintaining our capability to provide products throughout the network. We are increasing our emphasis on the next generation optical components and modules, such as reconfigurable optical add drop multiplexers, tunable devices, FTTx products and intelligent modules, needed for long-haul, metro, access, local area network, storage area network, and enterprise markets. We are also responding to our customers’ requests for higher levels of integration, including the integration of optics, electronics and software in our modules, subsystems and circuit packs.

In our commercial and consumer markets, our research and development efforts concentrate on developing more innovative solutions such as economical and commercially suitable light interference pigments, color separation filters and various components for optical systems, and components, modules and assemblies to serve the display and instrumentation markets.

Manufacturing

The following table sets forth our manufacturing locations and the primary products manufactured at each location as of June 30, 2005. Manufacturing facilities and products manufactured by our contract-manufacturing partners (located in California, New Jersey, Texas, China, Indonesia, Singapore and Thailand) are not included in the table below:

Location	Products
NORTH AMERICA:

Canada:
Ottawa	Wavelength blockers, equalizers, multi-wavelength switches, waveguide modules, dispersion compensation modules, custom modules, circuit packs, optical performance monitors and instrumentation and control products

United States:
Commerce, CA	Packaging labels for both security and non-security applications
Melbourne, FL	Transceivers and transponders
Rochester, MN	Optical transceivers
San Jose, CA	High power pump lasers, source lasers, waveguides submarine products, CoC testing and solid state lasers
Santa Rosa, CA	Optical display and projection products, light interference pigments for security and decorative applications, gas and solid state lasers, laser subsystems and thin film filters
Bloomfield, CT	Lithium niobate modulators, wavelength lockers and electronic drivers for telecommunications

REST OF WORLD:

China:
Beijing	Light interference pigments for security applications

Shenzhen	Variety of standard optical components and modules, transceivers and transponders, photodetectors, receiver products, erbium doped fiber amplifiers (EDFA), optical amplifiers and source lasers

Sources and Availability of Raw Materials

Our intention is to establish at least two sources of supply for materials whenever possible, although we do have some sole source supply arrangements. The loss or interruption of such arrangements could have an impact on our ability to deliver certain products on a timely basis.

Patents and Proprietary Rights

Intellectual property rights that apply to our various products include patents, trade secrets and trademarks. We do not intend to broadly license our intellectual property rights unless we can obtain adequate consideration or enter into acceptable patent cross-license agreements. As of June 30, 2005, we held over 1,000 U.S. patents and several hundred foreign patents.

Backlog

Backlog consists of purchase orders for products for which we have assigned shipment dates within the following 12 months. As of June 30, 2005, our backlog was approximately $142.4 million as compared to $147.0 million at June 30, 2004. Because of possible changes in product delivery schedules and cancellation of product orders, and because our sales will often reflect orders shipped in the same quarter in which they are received, our backlog at any particular date is not necessarily indicative of actual revenue or the level of orders for any succeeding period.

Employees

We had 5,022 employees as of June 30, 2005, as compared to 6,041 and 5,489 as of June 30, 2004 and 2003, respectively. Our workforce as of June 30, 2005 included 3,733 employees in manufacturing, 532 employees in research and development, 469 employees in general and administrative functions (including information technology, finance and human resources), and 288 employees in sales and marketing.

We have never experienced a work stoppage, slowdown or strike. Notwithstanding the reductions in force that have taken place, we consider our employee relations generally to be good.

Similar to other technology companies, particularly those located in Silicon Valley, we rely upon our ability to use stock options and other forms of stock-based compensation as key components of our executive and employee compensation structure. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels (or develop alternative compensation structures) in order to retain our key employees, particularly as and when an industry recovery returns. Recent accounting rules relating to the expensing of stock-based compensation may result in us substantially reducing, or even eliminating, all or portions of our equity compensation programs which may negatively impact our ability to attract and retain key employees.

Risk Factors

We cannot predict a return to profitability.

Although we have made progress in reducing elements of our expense structure, a confluence of factors may reduce the impact of these improvements, as well as our ability to enhance our revenues or to predict the timing of our return to long-term profitability. These factors include, among others:

•	Adverse changes to our product mix, both fundamentally (resulting from new product transitions, the declining profitability of certain of our legacy products and the termination of certain formerly higher margin products, among other things) and due to quarterly demand fluctuations within our product portfolio, which has a wide gross margin range, resulting in inventory-related charges and other expenses related to under-absorption of manufacturing overhead;

•	The declining, but variable impact of transient financial benefits (including warranty reversals, cancellation revenues and the consumption of previously-written off inventory) accumulated during the economic downturn and associated restructuring activities;

•	Adverse charges associated with underutilization of our manufacturing capacities;

•	Intense pricing pressures across our product lines (due to competitive forces, increasingly from Asia, and a highly concentrated customer base), which continue to offset many of the cost improvements we are realizing quarter over quarter;

•	Increasing commoditization of previously customized, differentiated products, principally in our communications markets, and the concomitant negative effect on pricing and profit margins;

•	Continuing execution challenges which limit revenue opportunities, harm profitability, market share and customer relations;

•	Restructuring charges, employee severance expenses and other costs associated with asset divestitures, facility consolidations, product transfers, product terminations and other actions associated with our continuing restructuring activities;

•	Revenue declines associated with terminated or divested product lines;

•	Continuing redundant costs related to transitioning manufacturing to low cost locations; and

•	Continuing high levels of selling, general and administrative (“SG&A”) expenses.

Taken together, these factors limit our ability to predict and achieve profitability. While some of these factors may diminish over time as we improve our cost structure and focus on enhancing our product mix, several, such as continuous pricing pressure, increasing Asia-based competition, increasing commoditization of previously-differentiated products and a highly concentrated customer base are likely to remain endemic to our industries. If we fail to achieve our stockholders’ profitability expectations, our stock price, as well as our business and financial condition, will suffer.

If optical information networks do not continue to expand as expected, our communications business will suffer.

Our future success as a manufacturer of optical components, modules and subsystems ultimately depends on the continued growth of the communications industry and, in particular, the continued expansion of global information networks, particularly those directly or indirectly dependent upon a fiber optics infrastructure. As part of that growth, we are relying on increasing demand for high-content voice, video, text and other data delivered over high-speed connections (i.e., high bandwidth communications). As network usage and bandwidth demand increase, so do the need for advanced optical networks to provide the required bandwidth. Without network and bandwidth growth, the need for our advanced communications products, and hence our future growth as a manufacturer of these products, is jeopardized. Currently, while increasing demand for network services and for broadband access, in particular, is apparent, growth is limited by several factors, including, among others, an uncertain regulatory environment, reluctance from content providers to supply video and audio content over the communications infrastructure, and uncertainty regarding long term sustainable business models as multiple industries (cable, traditional telecommunications, wireless, satellite, etc.) offer non-complimentary and competing content delivery solutions. Ultimately, should long-term expectations for network growth and bandwidth demand not be realized or support a sustainable business model, our business would be significantly harmed.

Without stability and growth in our non-communications businesses our margins and profitability may suffer.

Our Commercial and Consumer Products Group represents a material, although varying, portion of our total net revenue. Gross margins associated with products in this segment often exceed those from products in our Communications Products Group. Revenue declines associated with Commercial and Consumer Products Group have had, and may in the future continue to have, a disproportionate impact on total Company profitability measures in any quarter. Accordingly, our strategy emphasizes the growth opportunities in both reported segments, as we seek to expand our markets and customer base, improve the profitability of our product portfolio and improve time to revenue. Therefore, we are engaged in or exploring new investment and product opportunities in our Commercial and Consumer Products Group, particularly in our coating technologies and laser businesses, as well as in our pigments business. Failures in these markets or in our execution of programs related to the same will significantly harm our business.

Our optics and display business has suffered significant recent setbacks and is subject to major transition and risk.

In recent periods, our optics and display revenues have declined substantially from historic levels, due to, among other things, product line terminations, market seasonality, increased competition, pricing pressures, and uncertain demand levels. In response, we have elected to phase out or divest certain products, outsource the manufacture of one product and consolidate the manufacturing resources related to the remainder of the business. We may in fact incur additional costs or suffer additional adverse financial and operational impacts related to declines in our optics and display business. Also, while we are currently investing in a new platform for optics and display components, we are in the early stages of this program and cannot yet predict the revenue or profitability levels, if any, that this investment will achieve.

Actions to improve our cost structure are costly and risky and the timing and extent of expected benefits is uncertain.

In response to our profitability concerns we are working vigorously to reduce our cost structure. We have taken, and expect to continue to take, significant actions (including site closures, product transfers, asset divestitures and product terminations) in furtherance of this goal. In this regard, we recently announced several major cost reduction initiatives including the transfer of manufacturing of certain of our products to contract manufacturing partners and our Shenzhen, China, facility, site consolidations and divestitures, product line and operations divestitures, end of life programs and significant headcount reductions. We expect to continue to take additional, similar actions for the foreseeable future opportunistically. We cannot be certain that these programs will be successful or completed as and when anticipated. These programs are costly, as we have incurred, and will continue to incur expenses to complete the same. In addition, these programs are risky, as they are time-consuming and disruptive to our operations, employees, customers (most significantly, our end of life programs) and suppliers, with no guarantee that the expected results (particularly cost savings and profitability expectations) will be achieved as and when projected (among other things, cost savings achieved through these programs may not be timely or sufficient enough to offset continuing pricing declines), or that the costs to complete these program will not increase above expected levels. Apart from ensuring the timely, cost-effective, execution of the actions planned, it is imperative that we conduct these programs with minimal adverse customer impact.

If our contract manufacturers fail to perform their obligations, our business will suffer.

We are increasing our use of contract manufacturers as an alternative to internal manufacturing. Among other things, we recently transferred, or have agreed to transfer, several of our facilities, assets and manufacturing operations to our contract manufacturer, Fabrinet, and have also agreed to transfer the manufacture of certain other products to an additional contract manufacturer. Accordingly, our reliance on these and other contract manufacturers as primary manufacturing resources is growing significantly. Consequently, we are increasingly exposed to the general risks associated with the businesses, operations and financial condition of our contract manufacturers, including, among other things, the risks of bankruptcy, insolvency, management changes, adverse change of control, natural disasters and local political or economic volatility or instability. Nevertheless, if our contract manufacturers do not fulfill their obligations to us on a timely basis, for any reason, or if we do not properly manage these relationships and the transition of assets, operations and product manufacturing to these contract manufacturers, our business and customer relationships will suffer. In addition, by undertaking these activities, we run the risk that the reputation and competitiveness of our products and services may deteriorate as a result of the reduction of our control over quality and delivery schedules. We also may experience supply interruptions, cost escalations and competitive disadvantages if our contract manufacturers fail to develop, implement or maintain manufacturing methods appropriate for our products and customers. In this regard, we have experienced, and continue to periodically experience, difficulties (such as delays, interruptions and quality problems) associated with products we have transferred to contract manufacturers. These may continue, resulting in, among other things, lost revenue opportunities, customer dissatisfaction and additional costs.

We have continuing concerns regarding the manufacture, quality and distribution of our products. These concerns are heightened as new product offerings increase.

Our success depends upon our ability to deliver high quality products on time to our customers at acceptable cost. As a technology company, we constantly encounter quality, volume and cost concerns. Currently, a combination of factors is exacerbating our concerns:

•	Our continuing cost reduction programs, which include site consolidations, asset divestitures, product transfers (internally and to contract manufacturers) and employee reductions, require the re-establishment and re-qualification of complex manufacturing lines, as well as modifications to systems, planning and operational infrastructure. During this process, we have experienced, and continue to experience: additional costs, delays in re-establishing volume production levels; supply chain interruptions; planning difficulties; inventory issues; factory absorption concerns; and systems integration problems.

•	Periodic, variable increases in demand for certain of our products, in the midst of our cost reduction programs, have from time to time strained our execution abilities as well as those of our suppliers, as we are experiencing periodic and varying capacity, workforce and materials constraints, enhanced by the impact of our ongoing product and operational transfers.

•	Recently, we have commenced a series of new product programs and introductions, particularly in our circuit pack, communications modules and display components businesses, which due to the untested and untried nature of the relevant products and their manufacture and their increased complexity, exposes us to yield and product quality risk, internally and with our materials suppliers.

These factors have caused considerable strain on our execution capabilities and customer relations. Currently, we are (a) having periodic difficulty responding to customer delivery expectations for some of our products, (b) experiencing yield and quality problems, particularly with some of our new products and higher volume products, and (c) expending additional funds and other resources to respond to these execution challenges. We are currently losing revenue opportunities due to these concerns. We are also, in the short-term, diverting resources from new product research and development and other functions to assist with resolving these matters. If we do not improve our performance in all of these areas, our operating results will be harmed, the commercial viability of new products may be challenged and our customers may choose to reduce their purchases of our products and purchase additional products from our competitors.

If our customers do not qualify our manufacturing lines for volume shipments, our operating results could suffer.

Customers will not purchase certain of our products, other than limited numbers of evaluation units, prior to qualification of the manufacturing lines for the products. This concern is particularly relevant to us as we continue to take advantage of opportunities to further reduce costs through targeted, customer-driven, restructuring events, which will involve the relocation of certain of our manufacturing internally and to external manufacturers. Each new (including relocated) manufacturing line must undergo rigorous qualification testing with our customers. The qualification process can be lengthy and is expensive, with no guarantee that any particular product qualification process will lead to profitable product sales. The qualification process determines whether the manufacturing line achieves the customers’ quality, performance and reliability standards. Our expectations as to the time periods required to qualify a product line and ship products in volumes to customers may be erroneous. Delays in qualification can cause a long-term supply program to be cancelled. These delays will also impair the expected timing, and may impair the expected amount, of sales of the affected products. Nevertheless, we may, in fact, experience delays in obtaining qualification of our manufacturing lines and, as a consequence, our operating results and customer relationships would be harmed.

We could incur significant costs to correct defective products.

Our products are rigorously tested for quality both by our customers and us. Nevertheless, our products do, and may continue to, fail to meet customer expectations from time-to-time. Also, not all defects are immediately detectible. Customers’ testing procedures are limited to evaluating our products under likely and foreseeable failure scenarios. For various reasons (including, among others, the occurrence of performance problems that are unforeseeable in testing or that are detected only when products are fully deployed and operated under peak stress conditions), our products may fail to perform as expected long after customer acceptance. Failures could result from faulty design or problems in manufacturing. In either case, we could incur significant costs to repair and/or replace defective products under warranty, particularly when such failures occur in installed systems. We have experienced such failures in the past and remain exposed to such failures, as our products are widely deployed throughout the world in multiple demanding environments and applications. In some cases, product redesigns or additional capital equipment may be required to correct a defect. We have in the past increased our warranty reserves and have incurred significant expenses relating to certain communications products. Any significant product failure could result in lost future sales of the affected product and other products, as well as severe customer relations problems, litigation and damage to our reputation.

If we cannot develop new product offerings or if our new product offerings fail in the market, our business will suffer.

We are a technology-dependent company. Our success or failure depends, in large part, upon our ability to continuously and successfully introduce and market new products and technologies meeting or exceeding our customers’ expectations. Accordingly, we intend to continue to develop new product lines and improve the business for existing ones. However, we have considerably reduced our research and development spending from historic levels and some of our competitors now spend considerably higher percentages of their revenues on research and development than do we. If we fail to develop and sustain a robust, commercially viable product pipeline our business will suffer.

In recent periods, we have increased our focus on new products, particularly in our circuit pack, communications modules and optics and display businesses. Our current growth strategy emphasizes all of our businesses lines. Nevertheless, several of the key relevant products are untried and untested and have not yet demonstrated long-term commercial viability. Occasionally problems occur causing us to cancel or adjust new product programs. In this regard, we recently adjusted our light engine program to move from the mass production of integrated light engines for the broad consumer market to a focus on creating “best in class” components, integration techniques and systems integration for early market innovators. Current challenges across our new product efforts include establishing sustainable pricing and cost models, predictable and acceptable quality and yields, and adequate and reliable supply chains, as well as demonstrating our (and our suppliers’) ability to scale and provide adequate facilities, personnel and other resources. Nonetheless, if we fail to successfully develop and commercialize some or all of these new products, our business could suffer.

Signs of market stability are not necessarily indicative of long-term growth.

Among other things, while our direct telecommunications customer base has remained largely intact, their customer base, the service providers, has been significantly reduced due to industry consolidations and the reduction of the competitive local exchange carriers. Notwithstanding signs of market stability, visibility into our markets, and particularly the telecommunications market remains limited, average selling prices continue to decline and revenue and profitability targets and projections are subject to uncertainty and variability. While we are generally encouraged by long-term growth prospects, our visibility remains limited and we remain cautious and cannot predict the timing or magnitude of growth for our industries or our business, at this time.

Stability concerns affecting many of our key suppliers could impair the quality, cost or availability of many of our important products, harming our revenue, profitability and customer relations.

We have numerous materials suppliers for our products and, frequently, many of our important products rely on single-source suppliers for critical materials. These products include several of our advanced components, modules and subsystem products across our businesses. Many of our important suppliers are small companies facing financial stability, quality, yield, scale or delivery concerns. Some of these companies may be acquired, undergo material reorganizations or become insolvent. Others are larger companies with limited dependency upon our business, resulting in unfavorable pricing, quantity or delivery terms. The recent signs of market stability in our business have exacerbated these concerns as we increase our purchasing to meet our customers’ demands. We are currently undertaking programs to ensure the long-term strength of our supply chain. Nevertheless, we are experiencing, and expect for the foreseeable future to continue to experience, strain on our supply chain and periodic supplier problems. We have incurred, and expect for the foreseeable future to continue to incur, costs to address these problems. In addition, these problems have impacted, and we expect for the foreseeable future will continue to impact, our ability to meet customer expectations. If we do not identify and implement long-term solutions to our supply chain concerns, our customer relationships and business will materially suffer.

The communications equipment industry has extremely long product development cycles requiring us to incur product development costs without assurances of an acceptable investment return.

The telecommunications industry is a capital-intensive industry similar, in many respects, to any other infrastructure development industry. Large volumes of equipment and support structures are installed over vast areas, with considerable expenditures of funds and other resources, with long investment return period expectations. Moreover, reliability requirements are intense. Consequently, there is significant resistance to network redesigns and upgrades. Consequently, redesigns and upgrades of installed systems are undertaken only as required in response to user demand and competitive pressures and generally only after the applicable carrier has received sufficient return on its considerable investment. At the component supplier level this reality creates considerable, typically multi-year, gaps between the commencement of new product development and volume purchases. Accordingly, we and our competitors often incur significant research and development and sales and marketing costs for products that, at a minimum, will be purchased by our customers long after much of the cost is incurred (very long “time to cash”) and, at a maximum, may never be purchased due to changes in industry or customer requirements in the interim.

Our business and financial condition could be harmed by our long-term growth strategy.

Notwithstanding the recent decline, our businesses have historically grown, at times rapidly, and we have grown accordingly. We have made, and expect in the future to make, significant investments to enable our future growth through, among other things, internal expansion programs, product development, acquisitions and other strategic relationships. We may grow our business through business combinations or other acquisitions of businesses, products or technologies. We continually evaluate and explore strategic opportunities as they arise, including business combinations, strategic partnerships, capital investments and the purchase, licensing or sale of assets. Acquisitions may require significant capital infusions, typically entail many risks and could result in difficulties in assimilating and integrating the operations, personnel, technologies, products and information systems of acquired companies. If we fail to manage or anticipate our future growth effectively, particularly during periods of industry uncertainty, our business will suffer. Through our cost reductions measures we are balancing the need to consolidate our operations with the need to preserve our ability to grow and scale our operations as our markets stabilize and recover. If we fail to achieve this balance, our business will suffer to the extent our resources and operations are insufficient to respond to a return to growth.

Our sales are dependent upon a few key customers.

A few large customers account for most of our net revenue. During fiscal 2005 and 2004 no customer accounted for more than 10% of our total net revenue. During fiscal 2003, Texas Instruments accounted for 12% of our net revenue. Dependence on a limited number of customers exposes us to the risk that order reductions from any one customer can have a material adverse effect on periodic revenue.

One of our products is dependent upon a single customer for a majority of sales.

We have a strategic alliance with SICPA, our principal customer for our light interference pigments which are used to, among other things, provide security features in currency. Under a license and supply agreement, we rely exclusively on SICPA to market and sell to this market worldwide. The agreement requires SICPA to purchase minimum quantities of these pigments over the term of the agreement. If SICPA fails to purchase these quantities, as and when required by the agreement, for any reason, our business and operating results (including, among other things, our revenue and gross margin) will be harmed, at least in the short-term. In the long-term, we may be unable to find a substitute marketing and sales partner or develop these capabilities ourselves.

We depend on a limited number of vendors.

We depend on a limited number of contract manufacturers, and subcontractors, and suppliers for raw materials, packages and standard components. We generally purchase these single or limited source products through standard purchase orders or one-year supply agreements and we have no long-term guaranteed supply agreements with such suppliers. While we seek to maintain a sufficient safety stock of such products and also endeavor to maintain ongoing communications with our suppliers to guard against interruptions or cessation of supply, our business and results of operations could be adversely affected by a stoppage or delay of supply, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, an increase in the price of such supplies, or our inability to obtain reduced pricing from our suppliers in response to competitive pressures.

We generally use a rolling twelve and fifteen month forecast based on anticipated product orders, customer forecasts, product order history, warranty and service demand, and backlog to determine our material requirements. Lead times for the parts and components that we order vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at a given time. If actual orders do not match our forecasts, we may have excess or shortfalls of some materials and components as well as excess inventory purchase commitments. We could experience reduced or delayed product shipments or incur additional inventory write-downs and cancellation charges or penalties, which would increase costs and could have a material adverse impact on our results of operations.

Any failure to remain competitive would harm our operating results.

The markets in which we sell our products are highly competitive and characterized by rapidly changing and converging technologies, as well as continuous pricing pressure. We face intense competition from established domestic and international competitors and the threat of future competition from new and emerging companies in all aspects of our business. Much of our current competition comes from large, diversified Asian corporations, and emerging, largely Chinese optical companies. These competitors have considerable optical expertise, and often very low cost structures. The competitive threat is exacerbated by the overall trend towards increased commoditization of traditionally highly differentiated products, particularly in our Communications Products Group. We expect Asian, and particularly Chinese, competition to increase. To remain competitive in both the current and future business climates, we believe we must maintain a substantial commitment to research and development, and significantly improve our cost structure. Our efforts to remain competitive may be unsuccessful.

Risks in acquisitions.

Our growth is dependent upon market growth, our ability to enhance our existing products and the introduction of new products on a timely basis. We have and will continue to address the need to develop new products through acquisitions of other companies and technologies. Acquisitions involve numerous risks, including the following:

•	Difficulties in integrating the operations, technologies, products and personnel of the acquired companies;

•	Diversion of management’s attention from normal daily operations of the business;

•	Potential difficulties in completing projects associated with in-process research and development;

•	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	Insufficient net revenues to offset increased expenses associated with acquisitions; and

•	Potential loss of key employees of the acquired companies.

Acquisitions may also cause us to:

•	Issue common stock that would dilute our current shareholders’ percentage ownership;

•	Assume liabilities some of which may be unknown at of the time of such acquisitions;

•	Record goodwill and non-amortizable intangible assets that will be subject to impairment testing and potential periodic impairment charges;

•	Incur amortization expenses related to certain intangible assets;

•	Incur large and immediate write-offs of in-process research and development costs; or

•	Become subject to litigation.

Mergers and acquisitions of high-technology companies are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful or will not adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could harm our business and operating results in a material way. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that all pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

Expenses relating to acquired in-process research and development costs are charged in the period in which an acquisiotion is completed. These charges may occur in future acquisitions resulting in variability in our quarterly earnings.

If we fail to attract and retain key personnel, our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. Our future also depends on the continued contributions of our executive management team and other key management and technical personnel, each of whom would be difficult to replace. The loss of service from these or other executive officers or key personnel or the inability to continue to attract qualified personnel could have a material adverse effect on our business. Retention of key talent is an increasing concern as we continue to implement cost improvement programs, including product transfers and site reductions, and as we continue to address our profitability concerns.

We recently experienced a significant amount of turnover within our corporate accounting and finance department, including the departure of our Chief Financial Officer, Vice-President and Corporate Controller, Treasurer, Corporate Accounting Manager and Corporate Reporting Manager. We have filled these positions and are actively recruiting to fill additional vacancies within our corporate and operations finance teams. In addition we are strengthening the technical capabilities of existing accounting and finance personnel.

Our finance personnel in new positions may require additional quarterly reporting cycles to be trained and fully familiar with our historical complex non-routine transactions. Should we be unable to recruit the additional personnel needed in the corporate accounting and finance function to strengthen our technical capabilities or should we increase the demands on our current resources with a large number of complex non routine transactions our internal controls over financial reporting could suffer and result in material weaknesses in our internal controls over financial reporting (see Item 9A. Controls and Procedures). We will also be challenged with the integration of Acterna which will further stretch our finance organization resources.

Similar to other technology companies, particularly those located in Silicon Valley, we rely upon our ability to use stock options and other forms of stock-based compensation as key components of our executive and employee compensation structure. Historically, these components have been critical to our ability to retain important personnel and offer competitive compensation packages. Without these components, we would be required to significantly increase cash compensation levels (or develop alternative compensation structures) in order to retain our key employees, particularly as and when an industry recovery returns. Recent requirements mandating the expensing of stock-based compensation awards may cause us to substantially reduce, or even eliminate, all or portions of our stock-based compensation programs which may negatively impact our ability to attract and retain key employees.

Certain of our non-telecommunications products are subject to governmental and industry regulations, certifications and approvals.

The commercialization of certain of the products we design, manufacture and distribute through our Commercial and Consumer Products Group may be more costly due to required government approval and industry acceptance processes. We have experienced delays in the commercialization of our light engine product in this segment. Development of applications for our light interference pigment products may require significant testing that could delay our sales. For example, certain uses in cosmetics may be regulated by the Food and Drug Administration, which has extensive and lengthy approval processes. Durability testing by the automobile industry of our pigments used with automotive paints can take up to three years. If we change a product for any reason including technological changes or changes in the manufacturing process, prior approvals or certifications may be invalid and we may need to go through the approval process again. If we are unable to obtain these or other government or industry certifications in a timely manner, or at all, our operating results could be adversely affected.

We face risks related to our international operations and revenue.

Our customers are located throughout the world. In addition, we have significant offshore operations, including manufacturing, sales and customer support operations. Our operations outside North America include facilities primarily in Asia-Pacific.

Our international presence exposes us to certain risks, including the following:

•	our ability to comply with customs, import/export and other trade compliance regulations of the countries in which we do business, together with any unexpected changes in such regulations;

•	difficulties in establishing and enforcing our intellectual property rights;

•	tariffs and other trade barriers;

•	political, legal and economic instability in foreign markets, particularly in those markets in which we maintain manufacturing and research facilities;

•	difficulties in staffing and management;

•	language and cultural barriers;

•	seasonal reductions in business activities in the countries where our international customers are located;

•	integration of foreign operations;

•	longer payment cycles;

•	greater difficulty in accounts receivable collection;

•	currency fluctuations; and

•	potential adverse tax consequences.

Net revenue from customers outside North America accounted for 34%, 36%, and 30% of our total net revenue in fiscal 2005, 2004, and 2003, respectively. We expect that net revenue from customers outside North America will continue to account for a significant portion of our total net revenue. Lower sales levels that typically occur during the summer months in Europe and some other overseas markets may materially and adversely affect our business. In addition, sales of many of our customers depend on international sales and consequently further expose us to the risks associated with such international sales.

The international dimensions of our operations and sales subject us to a myriad of domestic and foreign trade regulatory requirements. As part of our ongoing integration program, we are evaluating our current trade compliance practices and implementing improvements, where necessary. Among other things, we are auditing our product export classification and customs procedures and are installing trade information and compliance systems using our global enterprise software platforms. We do not currently expect the costs of such evaluation or the implementation of any resulting improvements to have a material adverse effect on our operating results or business. However, our evaluation and related implementation are not yet complete and, accordingly, the costs could be greater than expected and such costs and the legal consequences of any failure to comply with applicable regulations could affect our business and operating results.

We are increasing manufacturing operations in China, which expose us to risks inherent in doing business in China.

As a result of our efforts to reduce costs, we have increased our manufacturing operations in China and those operations are subject to greater political, legal and economic risks than those faced by our other operations. In particular, the political, legal and economic climate in China (both at national and regional levels) is extremely fluid and unpredictable. Among other things, the legal system in China (both at the national and regional levels) remains highly underdeveloped and subject to change, with little or no prior notice, for political or other reasons. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, such as those relating to taxation, import and export tariffs, environmental regulations, land use rights, intellectual property and other matters. Moreover, the enforceability of applicable existing Chinese laws and regulations is uncertain. These concerns are exacerbated for foreign businesses, such as ours, operating in China. Our business could be materially harmed by any changes to the political, legal or economic climate in China or the inability to enforce applicable Chinese laws and regulations.

Currently, we operate manufacturing facilities located in Shenzhen and Beijing, China. As part of our efforts to reduce costs, we continue to increase the scope and extent of our manufacturing operations in our Shenzhen facilities. Accordingly, we expect that our ability to operate successfully in China will become increasingly important to our overall success. As we continue to consolidate our manufacturing operations, we will incur additional costs to transfer product lines to our facilities located in China, which could have a material adverse impact on our operating results and financial condition.

We intend to export the majority of the products manufactured at our facilities in China. Accordingly, upon application to and approval by the relevant governmental authorities, we will not be subject to certain Chinese taxes and are exempt from customs duty assessment on imported components or materials when the finished products are exported from China. We are however required to pay income taxes in China, subject to certain tax relief. As the Chinese trade regulations are in a state of flux, we may become subject to other forms of taxation and duty assessments in China or may be required to pay for export license fees in the future. In the event that we become subject to any new Chinese forms of taxation, our results of operations could be materially and adversely affected.

Managing our inventory is complex and may include write-downs of excess or obsolete inventory.

Managing our inventory of components and finished products is a complex task. A number of factors, including, but not limited to, the need to maintain a significant inventory of certain components that are in short supply or that must be purchased in bulk to obtain favorable pricing or require long lead times, the general unpredictability of demand for specific products, may result in our maintaining large amounts of inventory. Inventory which is not used or expected to be used as and when planned may become excess or obsolete. Any excess or obsolete inventory could also result in sales price reductions and/or inventory write-downs, which we expect to continue, and historically have adversely affected our business and results of operations.

We may incur unanticipated costs and liabilities, including costs under environmental laws and regulations.

Our operations use certain substances and generate certain wastes that are regulated or may be deemed hazardous under environmental laws. Some of these laws impose liability for cleanup costs and damages relating to releases of hazardous substances into the environment. Such laws may become more stringent in the future. In the past, costs and liabilities arising under such laws have not been material; however, we are not certain that such matters will not be material to us in the future.

Our business and operations would suffer in the event of a failure of our information technology infrastructure.

We rely upon the capacity, reliability and security of our information technology hardware and software infrastructure and our ability to expand and update this infrastructure in response to our changing needs. We are constantly updating our information technology infrastructure. Among other things, we have entered into an agreement with Oracle to provide and maintain our global ERP infrastructure on an outsourced basis. Any failure to manage, expand and update our information technology infrastructure or any failure in the operation of this infrastructure could harm our business.

Despite our implementation of security measures, our systems are vulnerable to damages from computer viruses, natural disasters, unauthorized access and other similar disruptions. Any system failure, accident or security breach could result in disruptions to our operations. To the extent that any disruptions or security breach results in a loss or damage to our data, or inappropriate disclosure of confidential information, it could harm our business. In addition, we may be required to spend additional costs and other resources to protect us against damages caused by these disruptions or security breaches in the future.

If we have insufficient proprietary rights or if we fail to protect those we have, our business would be materially harmed.

We may not obtain the intellectual property rights we require.

Others, including academic institutions, our competitors and other large technology-based companies, hold numerous patents in the industries in which we operate. Some of these patents may purport to cover our products. In response, we may seek to acquire license rights to these or other patents or other intellectual property to the extent necessary to ensure we possess sufficient intellectual property rights for the conduct of our business. Unless we are able to obtain such licenses on commercially reasonable terms, patents or other intellectual property held by others could inhibit our development of new products, impede the sale of some of our current products, or substantially increase the cost to provide these products to our customers. In the past, licenses generally have been available to us where third-party technology was necessary or useful for the development or production of our products, in the future licenses to third-party technology may not be available on commercially reasonable terms, if at all. Generally, a license, if granted, includes payments by us of up-front fees, ongoing royalties or a combination of both. Such royalty or other terms could have a significant adverse impact on our operating results. We are a licensee of a number of third-party technologies and intellectual property rights and are required to pay royalties to these third-party licensors on some of our telecommunications products and laser subsystems.

Our products may be subject to claims that they infringe the intellectual property rights of others.

The industry in which we operate experiences periodic claims of patent infringement or other intellectual property rights. We have received in the past and, from time to time, may in the future receive notices from third parties claiming that our products infringe upon third-party proprietary rights. One consequence of the recent economic downturn is that many companies have turned to their intellectual property portfolios as an alternative revenue source. This is particularly true of companies which no longer compete with us. Many of these companies have larger, more established intellectual property portfolios than ours. Typical for a growth-oriented technology company, at any one time we generally have various pending claims from third parties that one or more of our products or operations infringe or misappropriate their intellectual property rights or that one or more of our patents is invalid. We will continue to respond to these claims in the course of our business operations. In the past, the settlement and disposition of these disputes has not had a material adverse impact on our business or financial condition, however this may not be the case in the future. Further, the litigation or settlement of these matters, regardless of the merit of the claims, could result in significant expense to us and divert the efforts of our technical and management personnel, whether or not we are successful. If we are unsuccessful, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology that is the subject of the litigation. We may not be successful in such development or such licenses may not be available on terms acceptable to us, if at all. Without such a license, we could be enjoined from future sales of the infringing product or products.

Our intellectual property rights may not be adequately protected.

Our future depends in part upon our intellectual property, including trade secrets, know-how and continuing technological innovation. We currently hold numerous U.S. patents on products or processes and corresponding foreign patents and have applications for some patents currently pending. The steps taken by us to protect our intellectual property may not adequately prevent misappropriation or ensure that others will not develop competitive technologies or products. Other companies may be investigating or developing other technologies that are similar to our own. It is possible that patents may not be issued from any application pending or filed by us and, if patents do issue, the claims allowed may not be sufficiently broad to deter or prohibit others from marketing similar products. Any patents issued to us may be challenged, invalidated or circumvented. Further, the rights under our patents may not provide a competitive advantage to us. In addition, the laws of some territories in which our products are or may be developed, manufactured or sold, including Europe, Asia-Pacific or Latin America, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

We face certain litigation risks that could harm our business.

We have had numerous lawsuits filed against us asserting various claims as noted in Part II of this filing, including securities and ERISA class actions and stockholder derivative actions. The results of complex legal proceedings are difficult to predict. Moreover, many of the complaints filed against us do not specify the amount of damages that plaintiffs seek and we therefore are unable to estimate the possible range of damages that might be incurred should these lawsuits be resolved against us. While we are unable to estimate the potential damages arising from such lawsuits, certain of them assert types of claims that, if resolved against us, could give rise to substantial damages. Thus, an unfavorable outcome or settlement of one or more of these lawsuits could have a material adverse effect on our financial position, liquidity and results of operations. Even if these lawsuits are not resolved against us, the uncertainty and expense associated with unresolved lawsuits could seriously harm our business, financial condition and reputation. Litigation can be costly, time-consuming and disruptive to normal business operations. The costs of defending these lawsuits, particularly the securities class actions and stockholder derivative actions, have been significant, will continue to be costly and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management’s time and attention away from business operations, which could harm our business.

Recently enacted and proposed regulatory changes will cause us to incur increased costs.

We continue to evaluate our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we continue to incur substantial expenses. In addition, we continue to acquire companies including Acterna, which we acquired in the first quarter of fiscal 2006. There can be no assurance that we will be able to properly integrate the internal controls processes of the acquired companies.

Based upon the evaluation of internal controls as of June 30th, 2005, we have determined we have material weaknesses in our system of internal control over financial reporting. If we are not able to remediate these material weaknesses, implement the requirements of Section 404 in a timely manner or implement them with adequate compliance with regard to the acquired companies, we might be subject to harm to our reputation and could adversely affect our financial results and the market price of our common stock. Further, the impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, which could harm our business.

If we fail to manage our exposure to worldwide financial and securities markets successfully, our operating results could suffer.

We are exposed to financial market risks, including changes in interest rates, foreign currency exchange rates and prices of marketable equity security and fixed-income securities. We do not use derivative financial instruments for speculative or trading purposes. The primary objective of most of our investment activities is to preserve principal while at the same time maximizing yields without significantly increasing risk. To achieve this objective, a majority of our marketable investments are investment grade, liquid, short-term fixed-income securities and money market instruments denominated in U.S. dollars. A substantial portion of our net revenue, expense and capital purchasing activities are transacted in U.S. dollars. However, some of these activities are conducted in other currencies, primarily Canadian, European and Asian currencies. To protect against reductions in value and the volatility of future cash flows caused by changes in foreign exchange rates, we may enter into foreign currency forward contracts. The contracts reduce, but do not always entirely eliminate, the impact of foreign currency exchange rate movements. Unhedged currency exposures may fluctuate in value and produce significant earnings and cash flow volatility.

As of June 30, 2005, we held investments in other public and private companies and had limited funds invested in private venture funds. Such investments represented approximately $29.2 million on our consolidated balance sheet at June 30, 2005. The stock prices of several of our investments fell in the recent economic downturn; we wrote down the value of these investments if the decline in fair value was deemed to be other-than-temporary. In addition to our investments in public companies, we have in the past and expect to continue to make investments in privately held companies as well as venture capital investments for strategic and commercial purposes. For example, we had a commitment to provide additional funding of up to $10.4 million to certain venture capital investment partnerships as of June 30, 2005. In recent months some of the private companies in which we held investments have ceased doing business and have either liquidated or are in bankruptcy proceedings. If the carrying value of our investments exceeds the fair value and the decline in fair value is deemed to be other-than-temporary, we will be required to further write down the value of our investments, which could materially harm our results of operations or financial condition.

We sold $475.0 million of senior convertible notes, which significantly decreased cash to debt ratio, and may cause our reported earnings per share to be more volatile because of the conversion contingency features of these notes.

On October 31, 2003, we issued $475.0 million of indebtedness in the form of senior convertible notes. The issuance of these notes substantially increased our principal payment obligations and we may not have enough cash to repay the notes when due. By incurring new indebtedness, the related risks that we now face could intensify. The degree to which we are leveraged could materially and adversely affect our ability to successfully obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures.

In addition, the holders of those notes are entitled to convert those notes into shares of our common stock under certain circumstances which would cause dilution to our existing stockholders and lower our reported per share earnings.

Our rights plan and our ability to issue additional preferred stock could harm the rights of our common stockholders.

In February 2003, we amended and restated our Stockholder Rights Agreement and currently each share of our outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of our Series B Preferred Stock at an exercise price of $21.00.

The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces acquisition of or tender offers for 15% or more of our common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by us at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of our Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

Our Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock.

The issuance of Series B Preferred Stock or any preferred stock subsequently issued by our Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Some provisions contained in the rights plan, and in the equivalent rights plan that our subsidiary, JDSU Canada Ltd., has adopted with respect to our exchangeable shares, may have the effect of discouraging a third party from making an acquisition proposal for us and may thereby inhibit a change in control. For example, such provisions may deter tender offers for shares of common stock or exchangeable shares, which offers may be attractive to stockholders, or deter purchases of large blocks of common stock or exchangeable shares, thereby limiting the opportunity for stockholders to receive a premium for their shares of common stock or exchangeable shares over the then-prevailing market prices.

Some anti-takeover provisions contained in our charter and under Delaware laws could hinder a takeover attempt.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law prohibiting, under some circumstances, publicly-held Delaware corporations from engaging in business combinations with some stockholders for a specified period of time without the approval of the holders of substantially all of our outstanding voting stock. Such provisions could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving us, even if such events could be beneficial, in the short-term, to the interests of the stockholders. In addition, such provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock. Our certificate of incorporation and bylaws contain provisions relating to the limitations of liability and indemnification of our directors and officers, dividing our board of directors into three classes of directors serving three-year terms and providing that our stockholders can take action only at a duly called annual or special meeting of stockholders. These provisions also may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

ITEM 2. PROPERTIES

Our principal offices are located in San Jose, California, United States. The table below summarizes the properties that we owned and leased as of June 30, 2005:

Location	Square footage	Location	Square footage
Leased Properties:		Leased Properties (cont.):
NORTH AMERICA:		REST OF WORLD:
Canada:		China:
Ottawa(1)	139,580	Beijing	75,347
Ottawa (current operations)	272,309	Hong Kong	770
		Shenzhen	467,986
United States:		Japan:
Bloomfield, CT	60,000	Tokyo	1,905
Cupertino, CA	755	Taiwan
Commerce, CA	27,136	Taipai	3,960
Ewing Township, NJ	112,400	Singapore	11,800
Horsham, PA(1)	126,500

Milpitas, CA	60,100	Total leased square footage:	2,023,210
Mountain View, CA	46,000
Nashua, NH (1)	2,611
Piscataway, NJ(1)	132,650
San Jose, CA	396,922
Santa Clara, CA(1)	46,338
Santa Rosa, CA	13,671

EUROPE:		Owned Properties:
Italy:		NORTH AMERICA:
Monza	1,000	United States:
France:		Bloomfield, CT	24,000
Les Ulis	3,800	Rochester, MN	40,500
Grenoble	10,226	Santa Rosa, CA	652,515
Germany:		Melbourne, FL (2)	105,000

Eching	8,712	Total owned square footage:	822,015
Wurtzburg	732

		Total leased and owned square footage:	2,845,225

(1)	Operations have ceased at these properties. We are in the process of vacating additional properties as part of our Global Realignment Program and subsequent restructuring programs.
(2)	This property has been classified in our financial statements as “held for sale”. See “Note 13. Reduction of Other Intangibles and Other Long-Lived Assets” of the Notes to Consolidated Financial Statements.

As part of our Global Realignment Program and subsequent restructuring programs, we have completed and approved restructuring plans to close sites, vacate buildings at closed sites as well as at continuing operations and consolidate excess facilities worldwide. Of the total leased and owned square footage as of June 30, 2005, approximately 640,000 square feet were related to properties included in our Global Realignment Program and subsequent restructuring programs identified as surplus to our needs. Please see the description of our manufacturing sites under the heading “Manufacturing” in Item 1.

ITEM 3. LEGAL PROCEEDINGS

Pending Litigation

The Securities Class Actions:

As discussed in our previous filings, litigation under the federal securities laws has been pending against the Company and certain former and current officers and directors since March 27, 2002. The complaint in re JDS Uniphase Corporation Securities Litigation, C-02-1486 (N.D. Cal.), purports to be brought on behalf of a class consisting of those who acquired our securities from October 28, 1999, through July 26, 2001, as well as on behalf of subclasses consisting of those who acquired the our common stock pursuant to our acquisitions of OCLI, E-TEK, and SDL. The complaint seeks unspecified damages and alleges various violations of the federal securities laws, specifically Sections 10(b), 14(a), 20(a), and 20A of the Securities Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933. On July 15, 2005, the Court denied Lead Plaintiff’s motion to strike parts of our answer to the complaint and also denied our motion for partial judgment on the pleadings. The Court also held a case management conference on July 15, 2005. At that conference, the Court ordered the parties to mediate, but declined to set a discovery cut-off or trial date.

On July 22, 2005, the Oklahoma Firefighters Pension and Retirement System moved to intervene, seeking to represent the purported subclass of plaintiffs who exchanged shares of OCLI stock for shares of JDSU stock in connection with the merger. No hearing on that motion has been set. On August 12, 2005, Lead Plaintiff moved for class certification. That motion will be heard on November 18, 2005. A further case management conference is also scheduled for November 18, 2005.

Document discovery is ongoing. Each party has noticed depositions of both party and non-party witnesses.

A related securities case, Zelman v. JDS Uniphase Corp., No. C-02-4656 (N.D. Cal.), is purportedly brought on behalf of a class of purchasers of debt securities that were allegedly linked to the price of our common stock. The Zelman complaint alleges that the debt securities were issued by an investment bank during the period from March 6, 2001 through July 26, 2001. The complaint names the Company and several of its former officers and directors as defendants, alleges violations of the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5, and seeks unspecified damages. On April 6, 2005, Judge Claudia Wilken referred Defendants’ motion to dismiss the complaint to Judge William W Schwarzer of the District Court for the Northern District of California. On July 14, 2005, Judge Schwarzer denied our motion to dismiss, but granted the motion in part with leave to amend as to Mr. Kevin Kalkhoven. At a case management conference held on July 15, 2005, Judge Wilken advised the parties that the Zelman matter should be mediated at the same time as In re JDS Uniphase Corporation Securities Litigation.

On August 11, 2005, Plaintiff moved for class certification in the Zelman matter. That motion will be heard on November 18, 2005. On August 19, 2005, JDSU moved for leave to petition the Ninth Circuit Court of Appeals for interlocutory review of Judge Schwarzer’s order denying our motion to dismiss. No hearing on that motion has been set. On August 26, 2005, we answered the Amended Complaint.

The Derivative Actions:

As discussed in our previous filings, derivative actions purporting to be brought on our behalf have been filed in state and federal courts against several of our current and former officers and directors based on the same events alleged in the securities litigation. The complaint in Corwin v. Kaplan, No. C-02-2020 (N.D. Cal.), asserts state law claims for breach of fiduciary duty, misappropriation of confidential information, waste of corporate assets, indemnification, and insider trading. The complaint seeks unspecified damages. No activity has occurred in the Corwin action since our last filing and no trial date has been set.

In the California state derivative action, In re JDS Uniphase Corporation Derivative Litigation, Master File No. CV806911 (Santa Clara Super. Ct.), the complaint asserts claims for breach of fiduciary duty, waste of corporate assets, abuse of control, gross mismanagement, unjust enrichment, and constructive fraud purportedly on behalf of the Company and certain of its current and former officers and directors. The complaint also asserts claims for violation of California Corporations Code Sections 25402 and 25502.5 against defendants who sold our stock and asserts claims for breach of contract, professional negligence, and negligent misrepresentation against our Independent Registered Public Accounting Firm, Ernst & Young LLP. The complaint seeks unspecified damages. Defendants’ demurrers to the complaint are scheduled to be heard on October 28, 2005. The Court will also hear Defendant Ernst & Young LLP’s motion to compel arbitration of Plaintiffs’ claims against it on October 28, 2005. A case management conference is also scheduled for that day. As noted in our previous filings, the plaintiff in the California state derivative action has issued a shareholder inspection demand that has been disputed by us. The dispute remains unresolved. A case management conference in the shareholder inspection demand action is scheduled for October 28, 2005. No activity has occurred in Cromas v. Straus, Civil Action No. 19580 (Del. Ch. Ct.), the Delaware derivative action, since our last filing.

The OCLI and SDL Shareholder Actions:

As discussed in our previous filings, plaintiffs purporting to represent the former shareholders of OCLI and SDL have filed suit against the former directors of those companies, asserting that they breached their fiduciary duties in connection with the events alleged in the securities litigation against the Company. The plaintiffs in the OCLI action, Pang v. Dwight, No. 02-231989 (Sonoma Super. Ct.), purport to represent a class of former shareholders of OCLI who exchanged their OCLI shares for JDSU shares when JDSU acquired OCLI. The complaint names the former directors of OCLI as defendants, asserts causes of action for breach of fiduciary duty and breach of the duty of candor, and seeks unspecified damages. No activity has occurred in the OCLI action since our last filing. The plaintiffs in the SDL action, Cook v. Scifres, Master File No. CV814824 (Santa Clara Super. Ct.), purport to represent a class of former shareholders of SDL who exchanged their SDL shares for JDSU shares when the Company acquired SDL. The complaint names the former directors of SDL as defendants, asserts causes of action for breach of fiduciary duty and breach of the duty of disclosure, and seeks unspecified damages. Limited discovery in the SDL action has commenced. No trial date has been set in either the OCLI or SDL action.

The ERISA Actions:

As discussed in our previous filings, a consolidated action entitled In re JDS Uniphase Corporation ERISA Litigation, Master File No. C-03-4743 CW, is pending in the District Court for the Northern District of California against the Company, certain of its former and current officers and directors, and certain other current and former JDSU employees on behalf of a purported class of participants in the Company’s 401(k) Plan. The complaint in the ERISA action alleges that the defendants violated the Employee Retirement Income Security Act by breaching their fiduciary duties to the Plan and its participants. The complaint alleges a purported class period from February 4, 2000, to the present and seeks an unspecified amount of damages, restitution, a constructive trust, and other equitable remedies. On April 6, 2005, Judge Wilken referred Defendants’ motion to dismiss the complaint to Judge Schwarzer. On July 14, 2005, Judge Schwarzer granted the motion in part with leave to amend and denied the motion in part. On July 20, 2005, Judge Wilken issued an order transferring the case for all purposes to Judge Schwarzer. Pursuant to Judge Schwarzer’s order on August 1, 2005, Plaintiffs’ deadline to file a second amended complaint is October 21, 2005.

Plaintiffs have begun taking discovery. No trial date has been set.

We believe that the factual allegations and circumstances underlying these securities class actions, derivative actions, the OCLI and SDL class actions, and the ERISA class actions are without merit. The expense of defending these lawsuits has been costly, will continue to be costly, and could be quite significant and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management’s time and attention away from business operations which could prove to be time consuming and disruptive to normal business operations. An unfavorable outcome or settlement of this litigation could have a material adverse effect on our financial position, liquidity or results of operations.

We are a party to other litigation matters and claims, which are normal in the course of its operations. While the results of such other litigation matters and claims cannot be predicted with certainty, we have no current reason to believe that their final outcome will have a material adverse impact on our financial position, liquidity, or results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is traded on the NASDAQ Stock Market under the symbol “JDSU” and our exchangeable shares of JDS Uniphase Canada Ltd. are traded on the Toronto Stock Exchange under the symbol “JDU.” Holders of exchangeable shares may tender their holdings for common stock on a one-for-one basis at any time. As of August 31, 2005, we had 1,652,154,979 shares of common stock outstanding, including 58,184,798 exchangeable shares. The closing price on August 31, 2005 was $1.58 for the common stock and Canadian $2.30 for the exchangeable shares. The following table summarizes the high and low closing sales prices for our common stock as reported on the NASDAQ Stock Market during fiscal 2005 and 2004:

	High	Low
Fiscal 2005:
Fourth Quarter	$1.66	$1.36
Third Quarter	3.13	1.60
Second Quarter	3.56	3.03
First Quarter	3.56	2.97
Fiscal 2004:
Fourth Quarter	$4.48	$2.98
Third Quarter	5.73	3.88
Second Quarter	4.02	3.13
First Quarter	4.20	2.85

As of August 31, 2005, we had 9,762 holders of record of our common stock and exchangeable shares. We have not paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.

ITEM 6. SELECTED FINANCIAL DATA

The following tables present selected financial information for each of the last five fiscal years (in millions, except per share data):

	Years Ended June 30,
	2005	2004	2003(4)	2002(1)	2001(2)(3)
Consolidated Statement of Operations Data:
Net revenue	$712.2	$635.9	$675.9	$1,098.2	$3,232.8
Gross profit (loss)	125.6	145.8	55.4	(72.9)	926.1
Amortization of goodwill and other intangibles (4)	19.8	16.0	19.8	1,308.7	5,387.0
Acquired in-process research and development	1.1	2.6	0.4	25.3	393.2
Reduction of goodwill and other long-lived assets	69.8	51.8	393.6	5,979.4	50,085.0
Restructuring charges	18.2	11.5	121.3	260.0	264.3
Total operating expense	359.9	326.1	956.1	8,211.1	57,273.5
Loss from operations	(234.3)	(180.3)	(900.7)	(8,284.0)	(56,347.4)
Net loss	(261.3)	(115.5)	(933.8)	(8,738.3)	(56,121.9)
Net loss per share-basic and diluted	$(0.18)	$(0.08)	$(0.66)	$(6.50)	$(51.40)

	June 30,
	2005	2004	2003	2002(1)	2001(2)(3)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$1,304.5	$1,548.7	$1,234.1	$1,450.4	$1,812.2
Working capital	1,348.4	1,539.5	1,168.4	1,430.5	2,233.0
Total assets	2,080.4	2,392.2	2,137.8	3,004.5	12,245.4
Long-term obligations	510.9	508.9	16.3	8.9	18.0
Total stockholders’ equity	$1,329.7	$1,571.1	$1,671.1	$2,471.4	$10,706.5

(1)	We acquired IBM’s optical transceiver business on December 28, 2001 in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2002 included the results of operations of the optical transceiver business subsequent to December 28, 2001 and the Consolidated Balance Sheet as of June 30, 2002 included the financial position of the optical transceiver business.
(2)	We acquired SDL on February 13, 2001 in a transaction accounted for as a purchase. The Consolidated Statement of Operations for fiscal 2001 included the results of operations of SDL subsequent to February 13, 2001 and the Consolidated Balance Sheet as of June 30, 2001 included the financial position of SDL.
(3)	On February 13, 2001, we completed the sale of our Zurich, Switzerland subsidiary to Nortel for 65.7 million shares of Nortel common stock valued at $1,953.3 million. After adjusting for the net costs of the assets sold and for the expenses associated with the divestiture, we realized a gain of $1,770.2 million from the transaction. We subsequently sold 41.0 million shares of Nortel common stock for total proceeds of $659.2 million, resulting in a realized loss of $559.1 million during fiscal 2001.
(4)	Commencing July 1, 2002, in accordance with SFAS 142, we no longer amortize goodwill, but test for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Fiscal years 2002 and 2001 include goodwill amortization as a component of the expense for amortization of goodwill and other intangibles.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OUR INDUSTRIES AND DEVELOPMENTS

We are a worldwide leader in optical technology. We design and manufacture products for fiber optic communications, as well as for markets where our core optics technologies provide innovative solutions for industrial, commercial and consumer applications. Our fiber optic components and modules are deployed by system manufacturers for the telecommunications, and data communications industries. We also offer products for display, security, medical/environmental instrumentation, decorative and aerospace and defense applications. We currently employ approximately 5,000 employees at 12 locations, principally located in North America and the People’s Republic of China.

Customers for our Communications Products Group consist generally of:

•	Enterprise and storage equipment providers such as Cisco, Sun Microsystems, Hewlett-Packard, Emulex, QLogic, McData and EMC.

•	System and equipment providers to the communications network carriers: principally Nortel, Lucent, Alcatel, Ciena, Cisco, Fujitsu, Siemens, and Marconi.

We supply a broad portfolio of optical components, modules and subsystems to the equipment and system providers in each of these segments.

Our Commercial and Consumer Products Group markets consist generally of:

•	Display products: optical components and modules used in projection displays.

•	Custom Optics: medical/environmental instrumentation, high precision coated products, optical sensors for aerospace and defense applications and optical filters for medical instruments.

•	Light Interference Pigment products: color shifting pigments utilized for security purposes in currencies and other documents, anti-counterfeiting devices and decorative surface treatments.

•	Lasers: laser subsystems used in biotechnology, graphic arts and imaging, semiconductor processing, material processing and other laser based applications and markets.

Overall, our communications markets are notable for, among other things, their high concentration of customers at each level of the industry, extremely long design cycles and increasing competition from Asian (principally China-based) suppliers. One consequence of a highly concentrated customer base and increasing Asian competition is systemic pricing pressure at each level of the industry. Large capital investment requirements, long return on investment periods, uncertain business models and complex and shifting regulatory hurdles, among other things, currently combine to limit opportunities for new carriers and their system suppliers to emerge. Thus, we expect that high customer concentration and its attendant pricing pressure and other effects on our communications markets will remain for the foreseeable future. Long design cycles mean that considerable resources must be spent to design and develop new products with limited visibility relative to the ultimate market opportunity for the products (pricing and volumes) or the timing thereof.

As a supplier of components and modules to this industry, we feel the effects most acutely, as system designs must first be initiated at the carrier level, communicated to the systems provider and then communicated to us and our competitors. During system design periods, shifts in economic, industry, customer or consumer conditions could and often do cause redesigns, delays or even cancellations to occur with their concomitant costs to those involved. Communications industry design cycles are often challenging for companies without the financial and infrastructural resources to sustain the long periods between project initiation and revenue realization. Our Commercial and Consumer Products Group, while more diverse, shares some of the customer concentration and design cycle attributes of our communications markets. We are working aggressively on a strategy to expand our products, customers and distribution channels for several of our core competencies in these areas to, among other things, reduce our exposure to customer concentration and long design cycles across our company.

On August 3, 2005, we completed the acquisition of privately held Acterna, Inc. (“Acterna”), a leading worldwide provider of broadband and optical test and measurement (“T&M”) solutions for telecommunications and cable service providers and network equipment manufacturers, for approximately $450.0 million in cash and $310.0 million in JDS Uniphase’s common stock, which equated to approximately 200 million shares. With this acquisition, we become a leading provider of optical communications sub-systems and broadband T&M systems serving an expanded customer base that includes the largest 100 telecommunications and cable service providers, and system manufacturers worldwide. The combined portfolio of products and services are expected to enhance the deployment of Internet Protocol (“IP”)-based data, voice and video services over optical long haul, metro, fiber-to-the-home, DSL and cable networks. Starting the first quarter of fiscal 2006, the addition of Acterna’s T&M business will comprise a new reportable segment to our business.

RECENT ACCOUNTING PRONOUNCEMENTS

SFAS No. 154

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements” (“SFAS 154”). The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. Opinion 20 previously required that such a change be reported as a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not believe this pronouncement will have a material impact in our financial results.

EITF No. 05-6

In June 2005, the Emerging Issues Task Force (“EITF”) issued No. 05-6, “Determining the Amortization Period for Leasehold Improvements” (“EITF 05-6”). The pronouncement requires that leasehold improvements acquired in a business combination or purchase, subsequent to the inception of the lease, should be amortized over the lesser of the useful life of the asset or the lease term that includes reasonably assured lease renewals as determined on the date of the acquisition of the leasehold improvement. This pronouncement should be applied prospectively, and we will adopt it during the first quarter of fiscal 2006. We do not have unamortized leasehold improvements from acquisitions or business combinations and therefore, do not believe this pronouncement will have an impact on our financial results.

SFAS No. 123(R) and SAB 107

In December of 2004, the FASB issued Statement of Financial Accounting Standard No. 123, “Share-Based Payment (Revised 2004)” (“SFAS 123(R)”). SFAS 123(R) requires us to measure all employee share-based compensation awards using a fair value based method, estimate award forfeitures, and record the share-based compensation expense in our consolidated statements of operations if the requisite service to earn the award is provided. In addition, the adoption of SFAS 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. SFAS 123(R) is effective beginning in our first quarter of fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to the adoption of SFAS 123(R).

We plan to use the modified prospective transition method and Black-Scholes-Merton (“BSM”) model to adopt this new standard and expect the adoption will have a material impact on the consolidated results of operations. We anticipate that upon adoption of SFAS 123(R), we will recognize share-based compensation cost on a straight-line basis over the requisite service period of the award. For the historical impact of share-based compensation expense, see “Note 1. Description of Business and Summary of Significant Accounting Policies.” Uncertainties, including our future share-based compensation strategy, stock price volatility, estimated forfeitures and employee stock option exercise behavior, make it difficult to determine whether the share-based compensation expense that we will incur in future periods will be similar to the SFAS 123 pro forma expense disclosed in Note 1 of the Consolidated Financial Statements. In addition, the amount of stock-based compensation expense to be incurred in future periods will be reduced by our acceleration of certain unvested and “out-of-the-money” stock options in fiscal 2005 as disclosed in “Note 11. Employee Benefit Plans” of the Consolidated Financial Statements.

SFAS No. 153

In December of 2004, the FASB issued Statement of Financial Accounting Standard No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 addresses the measurement of exchanges of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS 153 is effective for non-monetary asset exchanges beginning in our first quarter of fiscal 2006. We do not believe adoption of SFAS 153 will have a material effect on our consolidated financial position or results of operations.

FSP No. FAS 109-2

In December 2004, the FASB issued FASB Staff Position No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004” (“FSP FAS 109-2”). The American Jobs Creation Act introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. We currently have no plans to avail ourselves of these provisions.

SFAS No. 151

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151, “Inventory Costs—An Amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies treatment of abnormal amounts of idle facility expense, freight, handling costs and spoilage, specifying that such costs should be expensed as incurred and not included in overhead. The new statement also requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. We do not believe the impact of this new standard will have a material effect on our financial statements or results of operations.

CRITICAL ACCOUNTING POLICIES

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, net revenue and expenses, and the related disclosures. We base our estimates on historical experience, our knowledge of economic and market factors and various other assumptions that we believe to be reasonable under the circumstances. Estimates and judgments used in the preparation of our financial statements are, by their nature, uncertain and unpredictable, and depend upon, among other things, many factors outside of our control, such as demand for our products and economic conditions. Accordingly, our estimates and judgments may prove to be incorrect and actual results may differ, perhaps significantly, from these estimates under different estimates, assumptions or conditions. We believe the following critical accounting policies are affected by significant estimates, assumptions and judgments used in the preparation of our consolidated financial statements.

Revenue Recognition: We recognize revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and collectibility is reasonably assured. Revenue recognition on the shipment of evaluation units is generally deferred until customer acceptance. Revenue from sales to distributors with rights of return, price protection or stock rotation is not recognized until the products are sold through to end customers. Generally, revenue associated with contract cancellation payments from customers is not recognized until we receive payment for such charges.

We record provisions against our gross revenue for estimated product returns and allowances in the period when the related revenue is recorded. These estimates are based on factors that include, but are not limited to, historical sales returns, analyses of credit activities, current economic trends and changes in our customers’ demand. Should our actual product returns and allowances exceed our estimates, additional provisions against our revenue would result.

Allowances for Doubtful Accounts: We perform credit evaluations of our customers’ financial condition. We maintain allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of our customers to make required payments. We record our bad debt expenses as selling, general and administrative expenses. When we become aware that a specific customer is unable to meet its financial obligations to us, for example, as a result of bankruptcy or deterioration in the customer’s operating results or financial position, we record a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, we record additional allowances based on certain percentages of our aged receivable balances. These percentages are determined by a variety of factors including, but not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers, and if circumstances related to our customers deteriorate, our estimates of the recoverability of our trade receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provide more allowances than we need, we may reverse a portion of such provisions in future periods based on our actual collection experience.

Investments: We hold equity interests in both publicly traded and privately held companies. When the carrying value of an investment exceeds its fair value and the decline in value is deemed to be other-than-temporary, we write down the value of the investment and establish a new cost basis. Fair values for investments in public companies are determined using quoted market prices. Fair values for investments in privately held companies are estimated based upon one or more of the following but not limited to: Assessment of the investees’ historical and forecasted financial condition; operating results and cash flows; the values of recent rounds of financing; and quoted market prices of comparable public companies. We regularly evaluate our investments based on criteria that include, but are not limited to, the duration and extent to which the fair value has been less than the carrying value, the current economic environment and the duration of any market decline, and the financial health and business outlook of the investees. We generally believe an other-than-temporary decline occurs when the fair value of an investment is below the carrying value for six consecutive months. Future adverse changes in these or other factors could result in an other-than-temporary decline in the value of our investments, thereby requiring us to write down such investments. Our ability to liquidate our investment positions in privately held companies will be affected to a significant degree by the lack of an actively traded market, and we may not be able to dispose of these investments in a timely manner.

Inventory Valuation: We assess the value of our inventory on a quarterly basis and write-down those inventories which are obsolete or in excess of our forecasted usage to their estimated realizable value. Our estimates of realizable value are based upon our analysis and assumptions including, but not limited to, forecasted sales levels by product, expected product lifecycle, product development plans and future demand requirements. Our marketing department plays a key role in our excess review process by providing updated sales forecasts, managing product rollovers and working with manufacturing to maximize recovery of excess inventory. If actual market conditions are less favorable than our forecasts or actual demand from our customers is lower than our estimates, we may be required to record additional inventory write downs. If actual market conditions are more favorable than anticipated, inventory previously written down may be sold, resulting in lower cost of sales and higher income from operations than expected in that period.

Goodwill Valuation: We test goodwill for possible impairment on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; and recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

The determination as to whether a write down of goodwill is necessary involves significant judgment based on the short-term and long-term projections of the future performance of the reporting unit to which the goodwill is attributed. The assumptions supporting the estimated future cash flows of the reporting unit, including the discount rate used and estimated terminal value reflect our best estimates.

Long-lived asset valuation (property, plant and equipment and intangible assets):

Long-lived assets held and used

We test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amounts may not be recoverable. Circumstances which could trigger a review include, but are not limited to: Significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amounts of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisals in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale

We classify long-lived assets as held for sale when certain criteria are met, including: Management’s commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; whether an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets. Long-lived assets held for sale are classified as other current assets in the Consolidated Balance Sheet.

We measure long-lived assets to be disposed of by sale at the lower of carrying amounts or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Deferred Taxes: We regularly assess the likelihood that our deferred tax assets will be realized from recoverable income taxes or recovered from future taxable income, and we record a valuation allowance to reduce our deferred tax assets to the amount that we believe to be more likely than not realizable. Due to the uncertain economic conditions in our industry, we have recorded deferred tax assets as of June 30, 2005 and June 30, 2004 only to the extent of certain offsetting deferred tax liabilities.

Warranty Accrual: We provide reserves for the estimated costs of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than we need, we may reverse a portion of such provisions in future periods.

Restructuring Accrual: In April 2001, we began to implement formalized restructuring programs based on our business strategies and economic outlook and recorded significant charges in connection with our Global Realignment Program. In connection with these plans, we have recorded estimated expenses for severance and outplacement costs, lease cancellations, asset write-offs and other restructuring costs. In accordance with Statement of Financial Accounting Standard No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), generally costs associated with restructuring activities initiated after December 31, 2002 have been recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. However, in the case of leases, the expense is estimated and accrued when the property is vacated. Given the significance of, and the timing of the execution of such activities, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made, including evaluating real estate market conditions for expected vacancy periods and sub-lease rents. In addition, post-employment benefits accrued for workforce reductions related to restructuring activities initiated after December 31, 2002 are accounted for under Statement of Financial Accounting Standards No. 112, “Employer’s Accounting for Post-employment Benefits” (“SFAS 112”). A liability for post-employment benefits is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. We continually evaluate the adequacy of the remaining liabilities under our restructuring initiatives. Although we believe that these estimates accurately reflect the costs of our restructuring plans, actual results may differ, thereby requiring us to record additional provisions or reverse a portion of such provisions.

RESULTS OF OPERATIONS

The results of operations for the current period are not necessarily indicative of results to be expected for future years. The following table sets forth the components of our Consolidated Statements of Operations as a percentage of net revenue:

	Years Ended June 30,
	2005	2004	2003
Net revenue	100.0%	100.0%	100.0%
Cost of sales	82.4	77.1	91.8

Gross profit	17.6	22.9	8.2

Operating expenses:
Research and development	13.2	15.7	22.7
Selling, general and administrative	22.1	22.8	39.5
Amortization of other intangibles	2.8	2.5	2.9
Acquired in-process research and development	0.2	0.4	0.1
Reduction of goodwill	7.5	—	33.5
Reduction of other other intangibles and other long-lived assets	2.2	8.1	24.9
Restructuring charges	2.5	1.8	17.9

Total operating expenses	50.5	51.3	141.5

Loss from operations	(32.9)	(28.4)	(133.3)
Interest and other, net	(2.7)	3.6	4.8
Loss on sale of subsidiaries’ assets	(0.6)	—	(0.3)
Gain on sale of investments	2.8	6.5	0.6
Reduction in fair value of investments	(1.3)	(0.6)	(6.7)
Loss on equity method investments	(1.0)	(1.3)	(1.3)

Loss before income taxes and cumulative effect of an accounting change	(35.7)	(20.2)	(136.2)
Income tax expense (benefit)	1.0	(2.5)	2.0

Loss before cumulative effect of an accounting change	(36.7)	(17.7)	(138.2)
Cumulative effect of an accounting change	—	(0.5)	—

Net loss	(36.7)%	(18.2)%	(138.2)%

Financial Data for Fiscal 2005, 2004, and 2003:

The following table summarizes selected Consolidated Statement of Operations items (in millions, except for percentages):

	2005	2004	Change	Percentage Change	2004	2003	Change	Percentage Change
Net revenue	$712.2	$635.9	$76.3	12%	$635.9	$675.9	$(40.0)	-6%

Gross profit	$125.6	$145.8	$(20.2)	-14%	$145.8	$55.4	$90.4	163%
Percentage of net revenue	18%	23%			23%	8%

Research and development	$93.7	$99.5	$(5.8)	-6%	$99.5	$153.7	$(54.2)	-35%
Percentage of net revenue	13%	16%			16%	23%

Selling, general and administrative	$157.3	$144.7	$12.6	9%	$144.7	$267.3	$(122.6)	-46%
Percentage of net revenue	22%	23%			23%	40%

Amortization of other intangibles	$19.8	$16.0	$3.8	24%	$16.0	$19.8	$(3.8)	-19%
Percentage of net revenue	3%	3%			3%	3%

Acquired in-process research and development	$1.1	$2.6	$(1.5)	-58%	$2.6	$0.4	$2.2	550%
Percentage of net revenue	0%	0%			0%	0%

Reduction of goodwill	$53.7	$—	$53.7	100%	$—	$225.7	$(225.7)	-100%
Percentage of net revenue	8%	0%			0%	33%

Reduction of other long-lived assets	$16.1	$51.8	$(35.7)	-69%	$51.8	$167.9	$(116.1)	-69%
Percentage of net revenue	2%	8%			8%	25%

Restructuring charges	$18.2	$11.5	$6.7	58%	$11.5	$121.3	$(109.8)	-91%
Percentage of net revenue	3%	2%			2%	18%

Net Revenue:

Our net revenue increased by $76.3 million from fiscal 2004 to fiscal 2005. The increase in net revenue between fiscal 2004 and 2005 is mainly related to higher demand for products in our Communications Products Group (“CPG”), which had net revenue increase by $104.8 million year over year. The increase in CPG net revenue was primarily due to increased revenues from one of its main product lines, the subsystem group. Specific products that grew were the wavelength blocker, switch products, and the optical pumps product. This increase in net revenue was partially offset by a $28.5 million decrease in our Commercial and Consumer Products Group (“CCPG”) net revenue. This decrease was primarily due to rapidly declining revenue during fiscal 2005 from our micro display window products. We have terminated these product lines and are not anticipating meaningful revenue from such products in the future. In CCPG, the decline in net revenue was partially offset by revenue from solid state laser products from the Lightwave product portfolio, which we acquired in May 2005.

The decline in net revenue between fiscal 2003 and fiscal 2004 reflects a decrease in revenue from order cancellations (from $32.3 million in fiscal 2003 to $0.4 million in fiscal 2004), primarily in our CPG net revenue, overall lower demand for our communications products and lower average selling prices for these products. We also experienced a decline in our CCPG net revenue, primarily due to declines in our display revenue. The declines were partially offset by the inclusion of approximately $3.5 million in net revenue from E2O Communications (“E2O”) acquisition completed in the fourth quarter of fiscal 2004.

In the last few quarters, we have eliminated, or initiated programs to eliminate, certain of our product lines (through divestiture and end of life programs), such as our CATV, micro display window products and front surface mirrors product lines. These actions have eliminated revenue streams from our business. If we do not replace revenue from divested or discontinued products with revenue from other product sales, our future revenues will decline.

For our continuing portfolio, notwithstanding our net revenue improvement in fiscal 2005, the overall business climate continues to be hampered by limited visibility and strong, unpredictable pricing pressures across our portfolio, particularly in our CPG products. Nevertheless, our revenue expectations are based in part on our expectations for demand and pricing trends from existing products and new products from acquisitions. If we are incorrect in our assumptions, our revenue will decline. Also, the mix of revenues in any quarter continues to be driven by changes in demand from a small number of customers (particularly our communications customers) whose demands often vary quarter to quarter, thus limiting our predictability and performance expectations. We continue to encounter multiple and systemic execution challenges including yield, delivery and performance issues with our newer products, as well as concerns related to our ability to procure the required quantity and quality of parts from single and sole source suppliers, many of which are limited in size and financial resources. These challenges are exacerbated by the multiple cost reduction programs (including product transfers, end of life programs and site consolidations) for which we are currently engaged and which we expect to continue for the foreseeable future. The result is continuing product delivery uncertainty, yield and quality problems, systems strain and related customer dissatisfaction. Improving our overall execution will be a major priority for the foreseeable future. If we do not improve our execution and product quality, our operating results could be significantly harmed.

We operate primarily in three geographic regions: Americas, Europe and Asia. The following table presents net revenue by geographic regions (in millions):

	Years Ended June 30,
	2005	2004	2003
Net revenue:
Americas	$466.6	$406.9	$474.6
Europe	132.4	124.1	113.0
Asia-Pacific	113.2	104.9	88.3

Total net revenue	$712.2	$635.9	$675.9

Net revenue from customers outside the Americas represented 34%, 36%, and 30% of net revenue for the fiscal years ended 2005, 2004, and 2003, respectively. Net revenue was assigned to geographic regions based on the customers’ shipment locations. We expect revenue from international customers to continue to be an important part of our overall net revenue and an increasing focus for net revenue growth.

During fiscal 2005 and 2004, no customer accounted for more than 10% of net revenue. During fiscal 2003, Texas Instruments (a CCPG customer) accounted for 12% of net revenue.

Gross Profit:

The decrease in gross profit from fiscal 2004 to fiscal 2005 was principally due to (i) declining average selling prices across much of the portfolio, but most particularly in the CPG products; (ii) higher overhead absorption variances primarily due to lower utilization in CCPG resulting from the discontinuance of several products and additional costs related to product transition activities; (iii) product mix shift to generally lower margin CPG products (which grew in fiscal 2005 to 59% of net revenues as compared to 50% of net revenue in fiscal 2004), from generally higher margin CCPG products, due most notably to the decline and end of life of our micro display window products; and (iv) reduced net benefit from change in inventory reserves due to a reduction of $4.2 million in the sale of fully reserved inventory from $44.1 million in fiscal 2004 to $39.9 million in fiscal 2005.

The improvement in gross profit between fiscal 2003 and 2004 was due to (i) a decline in personnel-related expenses of approximately $64.3 million as a result of workforce reductions, site closures, product transfers to both lower cost locations and contract manufacturers; (ii) $29.8 million of write-downs of excess and obsolete inventories, as compared to $60.1 million in fiscal 2003; (iii) a decline in depreciation of $19.5 million due to the write-downs of property, plant and equipment as a result of our impairment reviews and the removal and disposal of property, plant and equipment under our restructuring programs; (iv) a reduction in acquisition related stock-based compensation charges of $17.2 million; (v) a reduction in facilities and occupancy related costs of approximately $16.7 million; (vi) a reduction in royalty expense of $11.4 million; and (vii) reclassification to R&D of $4.5 million of expenses, previously included in cost of goods sold to better reflect the activities being performed. These favorable impacts to gross profit were partially offset by the following: (i) a decrease in the consumption of previously reserved excess or obsolete inventory of $23.3 million from $67.4 million in 2003 to $44.1 million in 2004; (ii) contract cancellation revenue of $0.4 million in fiscal 2004, compared to $32.3 million in fiscal 2003; and (iii) continued decline in average selling prices of our products resulting from continuing pricing pressures from our customers.

Looking ahead, we are engaged in a number of programs (including product transfers to lower-cost Asian manufacturing locations, end of life programs, divestitures and site consolidations) intended to bring significant, sustainable improvements to our gross profits. We have recently provided forecasts for the cost savings we anticipate to achieve from these programs. These savings are dependent upon a number of uncertainties, such as our ability to complete our programs as and when expected, and the cost savings we actually achieve, if any, may be materially less than those forecasted.

On an ongoing basis, our gross profits continue to be challenged by strong and uncertain pricing pressures across our portfolio, shifting mix from our generally higher margin CCPG products to our lower margin CPG products, systemic internal execution and supply chain management concerns and under-utilization of our facilities. Many of our newer products, such as ROADMs, optical switches, and high speed transponders are encountering significant yield, performance and delivery problems. In addition, our CPG products are frequently dependent upon one or more sole-source parts vendors, which are often small enterprises with scale and financial concerns. All of these “execution” issues have negatively impacted and could continue to negatively impact our gross profit. We expect gross profit pressures to remain for the foreseeable future and in particular expect pricing pressures, product mix, factory under-utilization, factory transitions, and new product issues to create variability in our gross margins. In the foreseeable future, actions designed to improve our gross margins (through product mix improvements, cost reductions associated with product transfers and product rationalization, and yield and quality improvements, among other things) will be a principal focus for us.

Research and Development (“R&D”):

R&D expenses for fiscal 2005 of $93.7 million were a decrease of $5.8 million when compared to fiscal 2004. The decrease in R&D was mainly related to reduced headcount in both product groups. The CPG expenses were lower by $2.8 million when compared to fiscal 2004. These savings were due to lower headcount and lower R&D material expenses as a result of centralizing development groups and divesting of product lines including CATV and Vitrocom communications products. The CCPG expenses were higher by $1.3 million when compared to fiscal 2004. The group’s higher R&D materials, used primarily for investment in coating technology associated with the “U-Class” project, were partially offset by lower headcount and related expenses compared to the prior year. Our total headcount for R&D declined from 647 at the end of fiscal 2004 to 532 at the end of fiscal 2005.

The $54.2 million decrease in R&D from fiscal 2003 to fiscal and 2004 was attributable to (i) a decline in R&D materials of $24.2 million due primarily to the consolidation of sites performing R&D; (ii) a decline in personnel-related expenses of approximately $10.5 million as a result of workforce reductions, site closures and other cost cutting measures; (iii) a decline in acquisition related stock-based compensation charges of $10.4 million; (iv) a decline of approximately $5.6 million for facilities and occupancy related expenses due to the write-downs of property, plant and equipment as a result of our quarterly impairment reviews, site consolidations and the removal and disposal of property, plant and equipment; and (v) a decline of $1.6 million in charges other than restructuring associated with the Global Realignment Program. These decreases were offset in part by a reclassification to research and development of $4.5 million of expense, previously included in cost of goods sold, to better reflect the activities being performed.

We believe that investment in R&D is critical to attaining our strategic objectives. Historically, we have devoted significant engineering resources to assist with production, quality and delivery challenges which have had some negative impact on our new product development activities. Despite our continued efforts to reduce total operating expenses, there can be no assurance that our R&D expenses will continue to remain at the current level. In addition, there can be no assurance that such expenditures will be successful or that improved processes or commercial products, at acceptable volumes and pricing, will result from our investment in R&D.

Selling, General and Administrative (“SG&A”):

SG&A expenses for fiscal 2005 of $157.3 million were an increase of $12.6 million when compared to fiscal 2004. The increase in SG&A expenses was mainly due to higher expenses in the corporate functions, principally a $9.1 million increase in legal expenses associated with stockholder and other litigation costs and business support activities and a $4.7 million increase in audit and consulting costs associated with a number of projects including Sarbanes-Oxley compliance, reviews of accounting transactions, and strategic planning. These increases in expenses were partially offset by lower compensation and compensation related costs due to lower headcount and the reduction in the reserve for uncollectible receivables due to the reduction in delinquent customer accounts.

The decrease in SG&A between fiscal 2003 and fiscal 2004 was primarily due to: (i) a decline of $42.8 million of charges other than restructuring associated with our Global Realignment Program; (ii) a reduction in facility and occupancy related costs of approximately $33.4 million due to the write-downs of property, plant and equipment as a result of our quarterly impairment reviews, site consolidations and the removal and disposal of property, plant and equipment; (iii) a decline in acquisition related stock compensation charges of $21.4 million; and (iv) a decline in personnel-related expenses of approximately $19.9 million resulting from workforce reductions, site closures and other cost cutting measures implemented. These expense reductions were offset in part by increases in Sarbanes-Oxley compliance costs.

We intend to continually address our SG&A expenses and reduce these expenses as and when opportunities arise. We caution, however, that we have in the recent past experienced, and expect to continue to experience in the future, certain non-core expenses, such as litigation and dispute related settlements and accruals, which could increase our SG&A expenses, and impair our profitability expectations, in any particular quarter. None of these non-core expenses, however, are expected to have a material adverse impact on our financial condition. Also, we expect to continue to incur additional SG&A expenses as we continue to comply with the requirements of the Sarbanes-Oxley Act of 2002, in particular, Section 404 thereof, and continue to invest in personnel strategic to our business. There can be no assurance that we will develop a cost structure (including our SG&A expense), which will lead to profitability under current and expected revenue levels.

Amortization of Other Intangibles:

The increase in amortization expense between fiscal 2004 and fiscal 2005 was mainly due to the increase in our intangible assets subject to amortization as a result of recent acquisitions of E2O, ADO, Lightwave and PPS.

The decrease between fiscal 2003 and fiscal 2004 were primarily due to the impairment charges recorded in fiscal 2001 through fiscal 2003 reducing the carrying amount of purchased intangibles for amortization. Refer to the “Reduction of Other Long-Lived Assets” section below for further discussion of the impairment charges related to our purchased intangibles.

Acquired In-Process Research and Development:

In fiscal 2005, we recorded charges of $1.1 million for acquired in-process research and development (“IPR&D”) in connection with our acquisition of Lightwave. In fiscal 2004, we recorded charges of $2.6 million for IPR&D in connection with our acquisition of E2O. In fiscal 2003, we recorded $0.4 million for acquired

IPR&D in connection with our acquisition of OptronX. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D.

Reduction of Goodwill:

As part of our quarterly review of financial results, we determine if there are indicators that the carrying value of our goodwill may not be recoverable. We test for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable (see “Note 12. Reduction of Goodwill” of our Notes to Consolidated Financial Statements).

In fiscal 2005, we recorded $53.7 million of impairment charges. As part of our annual impairment analysis as of May 1, 2005, we noted that the carrying value of our long-term assets, including goodwill, may not be recoverable and performed an additional impairment review. Under the first step of the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) analysis, the fair value of a reporting unit was determined. Based on that analysis, we determined that the carrying amount of a reporting unit within the CCPG exceeded its fair value. We performed the second step analysis to determine the amount of the impairment loss.

We did not identify any impairment indicators during fiscal 2004.

In fiscal 2003, we recorded $225.7 million of impairment charges. In the fourth quarter of fiscal 2003, we noted indicators that the carrying value of our long-term assets including goodwill may not be recoverable and performed an additional impairment review. Under the first step of the SFAS 142 analysis, the fair value of the reporting units was determined. Based on that analysis, we determined that the carrying amount of the reporting units within the CPG exceeded their fair value. We performed the second step analysis to determine the amount of the impairment loss.

Reduction of Other Long-Lived Assets:

During fiscal 2005, 2004, and 2003, we recorded the following reductions in the carrying value of our other long-lived assets:

	2005	2004	Change	2004	2003	Change
Assets held and used:
Purchased intangibles (other than goodwill)	$4.5	$—	$4.5	$—	$68.6	$(68.6)
Property, plant, equipment and other	0.7	16.4	(15.7)	16.4	79.1	(62.7)
Assets held for sale:
Property, plant and equipment	10.9	35.4	(24.5)	35.4	20.2	15.2

Total reductions of other long-lived assets	$16.1	$51.8	$(35.7)	$51.8	$167.9	$(116.1)

Fiscal 2005 Charges:

Assets Held and Used:

We noted indicators during the fourth quarter of fiscal 2005 that the carrying value of our long-lived assets, including purchased intangibles recorded in connection with our various acquisitions and property, plant and equipment, may not be recoverable and performed an impairment review in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). We evaluated the recoverability of our long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. For purchased intangibles, fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows. For tangible fixed assets, we valued these assets that were subject to impairment using specific appraisals. As a result of the review, we reduced the value of certain manufacturing equipment related to the front surface mirror and DLP microdisplay window programs in our Santa Rosa facility by $0.7 million to zero and purchased intangibles from ADO by $4.5 million to zero.

Assets Held for Sale:

During fiscal 2005, we adjusted the carrying value of our Ottawa facility held for sale. In accordance with SFAS 144, we recorded total impairment charges of $10.9 million related to the Ottawa facility, which was later sold in the fourth quarter of fiscal 2005 for $23.5 million. In addition, in fiscal 2005 we have classified our Melbourne facility as being held for sale and no impairment charges were required.

Fiscal 2004 Charges:

Assets Held and Used:

During fiscal 2004, in accordance with SFAS 144, we reduced the estimated realizable value of certain manufacturing equipment by $7.7 million and of certain other assets by $3.7 million. In addition, as a result of the adoption of FASB Interpretation No. 46 “Consolidation of Variable Interest Entities an Interpretation of ARB No. 51 (revised December 2003)” (“FIN 46R”) with respect to two properties under a synthetic lease agreement, we recognized a $5.0 million impairment charge related to our Melbourne, Florida property.

Assets Held for Sale:

During fiscal 2004, we classified certain properties as assets held for sale, primarily our Ottawa facility. In accordance with SFAS 144, we recorded total impairment charges of $35.4 million, representing the amount by which the carrying value of the properties exceeded estimated fair value less cost to sell.

Fiscal 2003 Charges:

Assets Held and Used:

We noted indicators during the first quarter of fiscal 2003 that the carrying value of our long-lived assets, including purchased intangibles recorded in connection with our various acquisitions and property, plant and equipment, may not be recoverable and performed an impairment review in accordance with SFAS 144. We evaluated the recoverability of our long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. For purchased intangibles, fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows. For tangible fixed assets, we valued these assets that were subject to impairment using specific appraisals.

During the rest of fiscal 2003, we noted no impairment indicators in connection with our long-lived assets held and used, and accordingly, a test of recoverability of our long-lived assets was not required for these periods.

Assets Held for Sale:

During the third quarter and fourth quarter of fiscal 2003, we classified certain property, plant and equipment intended to be disposed of within a twelve month period as assets held for sale. In accordance with SFAS 144, we recorded an impairment charge of $13.3 million, representing the amount by which their carrying value exceeds fair value less cost to sell. During the first quarter of fiscal 2003, we classified certain property and equipment as assets held for sale in connection with the sales of our Sifam and Cronos subsidiaries and recorded total impairment charges of $6.9 million.

Restructuring and Other Related Charges:

In April 2001, we initiated the Global Realignment Program (“GRP”), under which we began restructuring our business in response to the economic downturn and focused on large-scale site and employee reductions. Implementation of the GRP was substantially completed in the second quarter of fiscal 2004. Subsequently, we have actively sought opportunities to further reduce costs through targeted, customer driven restructuring events intended to reduce our footprint and rationalize the manufacture of our products based on core competencies and cost efficiencies. Restructure activities entered into through the second quarter of 2004 are described under the GRP, while activities beginning in the third quarter of fiscal 2004 are described under Restructuring Actions.

During fiscal 2005, we developed plans to consolidate a portion of our North American and Asian manufacturing operations into JDSU facilities in China or transfer the production to third party manufacturers. These actions created restructuring charges of approximately $14.8 million, of which approximately $10.0 million charges incurred to date were related to facilities in Ewing and Mountain Lakes, New Jersey and Santa Rosa, California, primarily related to severance and benefits associated with employee terminations or notification of termination. These terminations accounted for approximately 500 employees in North America, 4 employees in Europe, and 389 employees in Asia. During fiscal 2005, we also recorded adjustments to GRP lease charges of approximately $3.4 million due to changes in estimated sublease income on restructured properties.

In the third and fourth quarters of fiscal 2004, we initiated two restructuring activities to discontinue technology and manufacturing from our Japan operation and to streamline certain functions in North America. These actions resulted in restructuring charges of approximately $5.6 million, primarily related to severance and benefits associated with employee terminations or notification of termination. These terminations accounted for 106 employees in North America and 31 in Asia.

The restructuring activities included in the above actions are expected to be completed during the fourth quarter of fiscal 2006 and, when fully implemented, we anticipate quarterly cost savings of approximately $20.0 million when compared to the operating results for the third fiscal quarter of 2005.

From April 2001 through the end of the second quarter of fiscal 2004, we implemented nine phases of restructuring activities under the GRP. These activities were in response to the economic downturn and continued realignment of our business toward customer driven productivity. Through June 30, 2005, we have recorded total related restructuring charges of $659.0 million, before net cumulative adjustments of ($6.8) million (of which $3.4 million, $5.9 million, and $121.3 million were recorded in fiscal 2005, 2004, and 2003, respectively), and terminated 19,892 employees. In addition, we have incurred charges other than restructuring of $493.4 million, mostly related to the GRP (of which $11.7 million, $6.8 million, and $55.7 million were recorded in fiscal 2005, 2004, and 2003, respectively). Please refer to “Note 14. Restructuring and Global Realignment” of our Notes to Consolidated Financial Statements for a detailed discussion on these charges associated with our Restructuring Programs.

We are consolidating and reducing our manufacturing, research and development, sales and administrative facilities in North America, Europe and Asia-Pacific. Since April 2001, we have closed 38 sites. We are continuously reviewing our operating needs and pursuing opportunities to eliminate duplicative operations or infrastructure, transfer manufacturing and product lines to more optimal internal locations or, in many cases, to independent contract manufacturers, dispose of unnecessary assets, centralize functions, improve our governance and systems, and, as necessary, streamline our employee base.

As of June 30, 2005, our total restructuring obligations were approximately $46.2 million net of sublease income or lease settlement estimates of approximately $10.0 million. Our ability to generate sublease income, as well as our ability to terminate lease obligations at the amounts estimated, is highly dependent upon the economic conditions, particularly commercial real estate market conditions in certain geographies, at the time we negotiate the lease termination and sublease arrangements with third parties as well as the performances by such third parties of their respective obligations. While the amount we have accrued represents the best estimate of the remaining obligations we expect to incur in connection with these plans, estimates are subject to change. Routine adjustments are required and may be required in the future as conditions and facts change through the implementation period. Amounts related to the lease expense, net of anticipated sublease proceeds, will be paid over the respective lease terms through fiscal 2016.

The actions under the GRP and other restructuring actions may not be successful in achieving the expected cost reductions or expected other benefits and may not align our operations with customer demand and the changes affecting our industry, or may be more costly or extensive than currently anticipated. Realizing the cost reductions and other financial benefits from the programs and other actions taken may not necessarily result in us achieving profitability due to other factors including product mix, declining prices, and revenue levels.

Interest and Other, Net:

Interest and other income and expense decreased $42.4 million from income of $22.7 million in fiscal 2004 to expense of $19.7 million in fiscal 2005 primarily due to i) higher exchange losses arising from the following activities: Settlement of intercompany balance between Corporate and its Canadian subsidiary for $12.9 million, settlement of a foreign lease liability for $2.7 million, and the write off of currency translation adjustments related to substantially liquidated subsidiaries in the United Kingdom, Germany, the Netherlands, and Taiwan of $16.9 million, and ii) loss of $10.9 million on the disposal of certain assets from our Ottawa facility.

The decrease of $9.8 million between fiscal 2003 and fiscal 2004 was primarily attributable to lower interest rates on invested cash balances and reduced gains on the disposal of certain assets. In addition, amortization of the cost incurred for the issuance of our Convertible Debt in October 2003 will reduce net interest income by approximately $2.5 million per fiscal year. See “Note 7. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information on the convertible debt.

Loss on Sale of Subsidiaries’ Assets:

In fiscal 2005, we completed the sale of Casix, a subsidiary located in Fuzhou, China, and our precision glass business located in Mountain Lakes, New Jersey to Fabrinet and our CATV business to Emcore. We recorded a total loss related to these disposals of $4.7 million. The sales were part of management’s continuing efforts to reduce our footprint and rationalize the existing manufacture of our products based on core competencies and cost efficiencies.

In fiscal 2003, we completed the sale of all or significantly all of the assets of three subsidiaries located in Billerica, Massachusetts, Raleigh, North Carolina and Torquay, United Kingdom, and recognized a net loss of $2.2 million from the transactions.

Gain on Sale of Investments:

The gain of $20.0 million in fiscal 2005 was primarily the result of the sale of marketable public securities in Nortel common stock, which were received in the sale of our Zurich facility to Nortel in fiscal 2001. Other gains were realized from the sale of common stock in Cisco, Adept, and ADVA, offset by losses from fixed income securities. The fair value of our marketable equity securities at June 30, 2005 is approximately $13.5 million. See “Note 4. Investments” for more details.

The gain of $41.2 million in fiscal 2004 was primarily the result of the sale of Nortel common stock. In fiscal 2003, we recognized total gains of $4.0 million, primarily from sales of certain non-marketable equity securities and fixed income securities.

Reduction in Fair Value of Investments:

We periodically review our investments for impairment. When the carrying value of an investment exceeds the fair value and the decline in fair value is deemed to be other-than-temporary, we write down the value of the investment to its fair value. The write-downs in fiscal 2005 consisted of $8.4 million related to the decline in fair value of various non-marketable equity securities and $0.8 million related to other available-for-sale investments. The write-downs in fiscal 2004 consisted of $3.8 million related to the decline in fair value of various non-marketable equity securities. The write-downs in fiscal 2003 consisted of $25.0 million related to the decline in fair value of our investment in Adept and $20.4 million related to other non-marketable equity securities.

Should the fair value of our investments decline in the future, we may be required to record additional charges if the decline is determined to be other-than-temporary. The carrying amount of our non-marketable investments was $29.2 million on June 30, 2005 and our minimum future funding commitments are $10.4 million.

Loss on Equity Method Investments:

Our active equity method investments include five venture capital funds and four direct investments. Charges in fiscal 2005, 2004 and 2003 consisted primarily of our pro rata share of the net gains and losses on our equity method investments.

During the second quarter of fiscal 2002, our pro rata share of ADVA Optical Networking (“ADVA”)’s net loss exceeded the carrying amount. As a result, we wrote off our entire investment in ADVA. We also discontinued to apply the equity method accounting as the Company had no commitment to provide additional funding to ADVA. As of June 30, 2005, our pro rata share of ADVA’s accumulated net income exceeded its pro rata share of ADVA’s net loss during the period the equity method was suspended by $0.3 million, and therefore the equity method was re-instated and the investment’s carrying value was recorded in that amount.

Income Tax Expense (Benefit):

Fiscal 2005 Tax Expense:

We recorded an income tax expense of $6.7 million for fiscal 2005. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2005 differed from the income tax expense recorded primarily due to non-deductible acquisition-related charges, increases in our valuation allowance for deferred tax assets and a $10.8 million non-cash charge for income tax expense associated with the reversal of tax benefits recognized in prior periods relating to the sale in fiscal 2005 of certain marketable securities. The $10.8 million income tax expense was recorded in accordance with Statement of Financial Accounting Standard No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS 109”). Also included in tax expense for fiscal 2005 is a tax benefit of $5.1 million for the reversal of previously accrued liabilities as a result of our resolution of certain domestic and foreign income tax audit issues.

We are currently subject to various federal, state and foreign audits by taxing authorities. We believe that adequate amounts have been provided for any adjustments that may result from these examinations.

Fluctuations in the value of our available-for-sale marketable public securities will create volatility in the amount of income tax expense (benefit) we record in future periods. We expect to incur approximately $3.6 million of noncash charges for income tax expense in fiscal 2006 relating to the reversal of income tax benefits recognized in prior periods as a result of the anticipated sale of certain marketable securities.

Due to the continued economic uncertainty in the industry, management has determined that it is more likely than not that our net deferred tax assets will not be realized and we have recorded deferred tax assets as of June 30, 2005 only to the extent of certain offsetting deferred tax liabilities. During fiscal 2005 the valuation allowance for deferred tax assets increased by $88.3 million. The increase was primarily due to domestic and foreign tax net operating losses sustained during the fiscal year and capital losses from the sale of certain marketable securities. The increase was partially offset by the amortization of acquired intangibles, the reduction in inventory, restructuring and other reserves, and the repatriation of undistributed foreign earnings which were previously considered permanently reinvested.

Fiscal 2004 Tax Benefit:

We recorded an income tax benefit of $15.8 million for fiscal 2004. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2004 differed from the income tax benefit recorded primarily due to the net tax effects of non-deductible acquisition-related charges, increases in our valuation allowance for deferred tax assets, tax benefits realized from the reversal of previously accrued taxes and tax benefits arising from foreign earnings of one of our Far East subsidiaries operating under a tax holiday that were invested indefinitely offshore. Included in the fiscal 2004 tax benefit of $15.8 million is $7.8 million of tax benefit arising from the net tax effect of sales of certain marketable public securities and tax benefits arising from deferred tax assets recorded for fiscal 2004 operating losses that were not subject to a valuation allowance due to appreciation in the carrying value of certain marketable public securities designated as available-for-sale investments. Also included in the 2004 tax benefit is $5.0 million related to the carryback of tax net operating losses from fiscal 2002 to offset prior year taxes paid by certain acquired subsidiaries.

During the fourth quarter of fiscal 2004, we recorded a $2.0 million tax benefit as a result of obtaining a tax clearance certificate in connection with the liquidation of one of our foreign subsidiaries. Additionally, we recorded a $2.6 million tax benefit as of June 30, 2004 to reflect a reduction in previously estimated foreign tax liabilities as a result of our resolution of certain foreign tax audit issues with foreign taxing authorities.

During fiscal 2004 the valuation allowance for deferred tax assets decreased by $39.0 million. The decrease was primarily due to the net effects of write-offs of deferred tax assets recorded in prior business combinations relating to assumed employee stock options that either expired unexercised or were exercised during the year when the market value of the underlying stock was less than the previously recorded value. It also decreased due to decreases in inventory and other reserves and increased for losses incurred.

Fiscal 2003 Tax Expense:

We recorded an income tax expense of $13.5 million in fiscal 2003. The expected tax benefit derived by applying the federal statutory rate to our loss before income taxes for fiscal 2003 differed from the income tax expense recorded primarily due to the net tax effects of non-deductible acquisition-related charges and increases in our valuation allowance for deferred tax assets. The $13.5 million tax expense we recorded in fiscal 2003 includes $18.0 million of tax expense related to the prior financial reporting period ended June 30, 2002 and resulted from an increase in our valuation allowance for deferred tax assets. During the fiscal year ended 2003, Canadian tax authorities completed a review of our pending claims for refunds of prior year income taxes. As a result of this review, certain matters related to carryback periods and minimum taxes were identified that caused us to conclude that we had recorded $18.0 million of net deferred tax assets in excess of income taxes actually recoverable from prior years and, therefore, necessitated the recording of an additional valuation allowance for deferred tax assets. The $18.0 million amount recorded in fiscal year 2003 was not material to the period in which it should have been recorded nor material to the consolidated results of operations for the year ended June 30, 2003.

Included in the fiscal 2003 income tax expense of $13.5 million is a $7.0 million tax benefit recorded as a result of appreciation in the carrying value of available-for-sale marketable public securities that reduced by $7.0 million the amount of valuation allowance for deferred tax assets recorded in connection with our loss from continuing operations.

During fiscal 2003 the valuation allowance for deferred tax assets increased by $219.2 million. The increase was primarily due to reductions in our forecasts of future domestic taxable income and the elimination of deferred tax liabilities recorded in prior business combinations.

Operating Segment Information:

	2005	2004	Change	Percentage Change	2004	2003	Change	Percentage Change
Communications Products Group
Net Revenue	$422.2	$317.4	$104.8	33%	$317.4	$333.0	$(15.6)	-5%
Operating loss	$(54.2)	$(43.4)	$(10.8)	25%	$(43.4)	$(167.4)	$124.0	-74%

Commercial and Consumer Products Group
Net Revenue	$290.0	$318.5	$(28.5)	-9%	$318.5	$342.9	$(24.4)	-7%
Operating income	$11.1	$54.8	$(43.7)	-80%	$54.8	$54.8	$—	0%

The increase in CPG net revenue between fiscal 2005 and fiscal 2004 is mainly related to improved market conditions, increased revenue from the subsystems products group of $62.7 million, and a full year’s revenue from the E2O acquisition which closed in May of fiscal 2004. The increase in CPG operating loss between fiscal 2005 and 2004 was primarily due to lower average selling prices (“ASPs”) and lower excess and obsolete (“E&O”) net recoveries, which were partially offset by lower R&D spending.

The decrease in CPG net revenue between fiscal 2004 and fiscal 2003 reflects a drop in customer revenue from order cancellation. It is also due to lower demand for our CPG products and lower ASPs caused by the slowdown in our industry, which resulted in a decrease in network deployment and capital spending by telecommunications carriers. The improvement in CPG operating loss was primarily a function of improved gross margins and reduced operating expenses, as a result of workforce reductions, a reduction in facilities and occupancy related costs, site closures and other cost cutting measures implemented under our Global Realignment Program, as discussed in our analysis of changes in gross margin and selling, general and administrative costs.

The decrease in CCPG revenue between fiscal 2005 and fiscal 2004 was primarily due to a decline in our Optics and Display revenue of 18% which was partially offset by an increase of 9% in our Flex business. The decrease in CCPG operating income between fiscal 2005 and 2004 was primarily due to lower production levels which resulted in higher production variances and higher charges for obsolete inventories associated with the “end-of life” programs primarily for micro display window products.

The decrease in CCPG revenue between fiscal 2004 and fiscal 2003 was primarily due to declines in our display revenue and optically variable pigments. The operating income in CCPG between fiscal 2004 and fiscal 2003 remained the same.

LIQUIDITY AND CAPITAL RESOURCES

We had a combined balance of cash, cash equivalents and short-term investments of $1,304.5 million at June 30, 2005, a decrease of $244.2 million from June 30, 2004 primarily due to operating activities, purchases of property, plant and equipment, and acquisition of businesses. Cash and cash equivalents increased by $183.7 million in fiscal 2005, primarily from the sales and maturities of short-term investments. Our total debt outstanding, including capital lease obligations, was $471.2 million at June 30, 2005.

Operating activities used $134.4 million in cash during fiscal 2005, resulting from: (i) our net loss, adjusted for non-cash items such as depreciation, amortization, and various gains and losses, of $52.3 million, and (ii) changes in operating assets and liabilities that used $82.1 million. The largest change in operating assets and liabilities was the reduction in Other Accrued Liabilities for $74.4 million, primarily from payments of obligations previously accrued under the Global Realignment Program. Net accounts receivable of $112.3 million at the end of fiscal 2005 were relatively consistent as at the end of fiscal 2004, despite the increase in our revenue from 2004 to 2005. Days sales outstanding in accounts receivable during fiscal 2005 was 57 days, as compared to 63 days during fiscal 2004, reflecting improvement in collection efficiency. Inventory of $97.4 million at June 30, 2005 were $27.6 million lower than at June 30, 2004, primarily due to business divestitures and transitions of certain inventory and related manufacturing to contract manufacturers.

Cash provided by investing activities was $303.4 million during fiscal 2005, primarily due to sales and maturities of available for sale investments exceeding purchases by $391.2 million. Partially offsetting these sources of cash were acquisitions of businesses for $70.3 million, net of cash acquired, as discussed in “Note 17. Mergers and Acquisitions” of our Notes to Consolidated Financial Statements, and purchases of property and equipment for $35.8 million. Net proceeds from sales of assets and long-term investments equaled $32.2 million.

Our financing activities provided cash of $14.0 million, resulting primarily from the issuance of stock under employee stock plans. As of June 30, 2005, we had six standby letters of credit totalling $4.1 million. See “Note 7. Convertible Debt and Letters of Credit” of our Notes to Consolidated Financial Statements for additional information regarding financing and available lines of credit.

Our investments of surplus cash are made in accordance with an investment policy approved by our Board of Directors. In general, our investment policy requires that securities purchased and held be rated A-1/P-1, A/A2 or better. No security may have an effective maturity that exceeds 36 months, and the average duration of our investment portfolio may not exceed 18 months. At any time, no more than 10% of the investment portfolio may be concentrated in a single issuer other than the U.S. government or U.S. agencies. Our investments in debt securities and marketable equity securities are classified as available-for-sale investments or trading assets and are recorded at fair value. The cost of securities sold is based on the specific identification method. Unrealized gains and losses on available-for-sale investments are reported as a separate component of stockholders’ equity. We did not hold any investments in auction rate securities at the end of fiscal 2005.

Financial Commitments:

Our investment portfolio includes $29.2 million in minority investments in certain privately held companies and venture capital funds. As of June 30, 2005, we had a commitment to provide additional funding of up to a maximum of $10.4 million to certain venture capital investment partnerships.

Contractual Obligations:

The following summarizes our contractual obligations at June 30, 2005, and the effect such obligations are expected to have on our liquidity and cash flow over the next five years (in millions).

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Zero Coupon Senior Convertible Notes	$475.0	$—	$—	$475.0	$—
Purchase obligations	105.0	105.0	—	—	—
Operating lease obligations	122.3	32.2	46.9	25.3	17.9
Royalty obligations	4.0	4.0	—	—	—
Capital lease obligations	4.9	0.8	1.7	1.8	0.6
Other non-current liabilities	17.1	0.3	13.1	0.4	3.3

Total	$728.3	$142.3	$61.7	$502.5	$21.8

As of June 30, 2005, operating lease obligations of $39.4 million in connection with our restructuring program were accrued in our Consolidated Balance Sheet. Operating lease obligations of $16.2 million were included in the “Restructuring accrual” and $23.2 million was accrued in “Other non-current liabilities”.

Purchase obligations represent legally-binding commitments to purchase inventory and other commitments made in the normal course of business to meet operational requirements, as of June 30, 2005.

As of June 30, 2005, other non-current liabilities primarily represent amounts withheld by us as security for the representations and warranties of the selling parties during specified indemnification periods following mergers and acquisitions. These liabilities also include the accumulated postretirement benefit obligation of a subsidiary.

Off-Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements, as such term is defined in rules promulgated by the Securities and Exchange Commission, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Acquisitions:

On September 8, 2005, we announced the acquisition of Agility Communications, Inc. (“Agility”), a leading provider of widely tunable laser solutions for optical networks. The acquisition is expected be completed by the second quarter of fiscal 2006. Refer to “Note 22. Subsequent Events” in our Notes to Consolidated Financial Statements for more details.

On August 3, 2005, we completed the acquisition of privately held Acterna, Inc. (“Acterna”), a leading worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers, for approximately $450.0 million in cash and $310.0 million in JDS Uniphase’s common stock, which equated to approximately 200 million shares. The cash payment was made during the first quarter of fiscal 2006. Refer to “Note 22. Subsequent Events” for more details.

In May 2005, we purchased Photonic Power Systems, Inc. (“PPS”), a privately held enterprise, for approximately $9.7 million in cash. In addition, JDSU is obligated to pay contingent cash consideration of up to $2.0 million if certain revenue targets are achieved during the 12 months following acquisition date. Refer to “Note 17. Merger and Acquisitions” in our Notes to Consolidated Financial Statements for more details.

In May 2005, we purchased Lightwave Electronics Corporation (“Lightwave”) for approximately $67.2 million in cash. The former shareholders of Lightwave made certain representations and warranties to JDSU and agreed to indemnify us against damages which might arise from a breach of those undertakings. As security for this indemnification obligation of the former Lightwave shareholders, JDSU retained approximately $10.8 million of the cash consideration, which is scheduled to be released on the 18 month anniversary of the acquisition date. Refer to “Note 17. Merger and Acquisitions” in our Notes to Consolidated Financial Statements for more details.

Employee Stock Options:

Our stock option program is a broad-based, long-term retention program that is intended to attract and retain employees and align stockholder and employee interests. As of June 30, 2005, we have available for issuance 84.1 million shares of common stock underlying options for grant primarily under the Company’s 2003 Equity Incentive Plan. The exercise price is generally equal to the fair value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years post grant date. The majority of our employees participate in our stock option program.

We account for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), as interpreted by Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” (“FIN 44”). We record and amortize, over the related vesting periods on a straight-line basis, deferred compensation representing the difference between the price per share of stock issued or the exercise price of stock options granted and the fair value of our common stock at the time of issuance or grant. Stock compensation costs are immediately recognized to the extent the exercise price is below the fair value on the date of grant and no future vesting criteria exist. Please refer to “Note 10. Stockholders’ Equity” of our Notes to Consolidated Financial Statements for a detailed discussion on this program.

On June 22, 2005, we accelerated of vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $2.50 per share previously awarded to our employees, including our executive officers, but excluding our non-employee directors, under our equity compensation plans. The acceleration of vesting became effective for stock options outstanding as of June 22, 2005. The purpose of the acceleration is to enable us to avoid, upon adoption of SFAS 123R in July 2005, recognizing compensation expense associated with these options in future periods. Please refer to “Note 11. Employee Benefit Plans” of our Notes to Consolidated Financial Statements for a detailed discussion.

Status of Acquired In-Process Research and Development Projects:

We periodically review the stage of completion and likelihood of success of each of the IPR&D projects. The nature of the efforts required to develop the IPR&D projects into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements. The current status of the IPR&D projects from for our significant acquisitions during fiscal 2005, 2004, and 2003 is as follows:

Lightwave

Lightwave Electronics Corporation was acquired in April 2005, and at the time of acquisition was in the process of developing multiple diode pumped solid state laser products. We incurred post-acquisition costs of $0.3 million in the fourth quarter of fiscal 2005 and estimate that additional investment of approximately $4.2 million in research and development will be required during fiscal years 2006 and 2007 to complete the IPR&D projects.

E2O

E2O was acquired in May 2004 and was in the process of developing a shortwave Vertical-Cavity Surface-Emitting Laser (“VCSEL”) Shortwave laser as of the date of acquisition. We have incurred post-acquisition costs of $2.3 million to date and estimate that an additional investment of approximately $0.8 million in research and development will be required. The project is expected to be completed in the third quarter of fiscal 2006. The differences between the actual outcome noted above and the assumptions used in the original valuation of the technology are not expected to have a significant impact on our results of operations and financial position.

Scion

Scion was acquired in April 2002 and the products under development at the time of acquisition were comprised of advanced integrated waveguide devices. We incurred post-acquisition costs of $3.9 million as of the fourth quarter of fiscal 2004. During the same period, this project has been redirected to the new ROADM project.

Liquidity and Capital Resources Requirement:

We believe that our existing cash balances and investments will be sufficient to meet our liquidity and capital spending requirements at least through the next 12 months. However, possible investments in or acquisitions of complementary businesses, products or technologies may require the use of additional cash or financing prior to such time. We have in recent periods consumed, and we expect to continue to consume, portions of our cash reserves to fund our operations. The amounts consumed to date, together with the amounts currently anticipated to be spent, are not expected to materially impair our financial condition. However, we may need to expend additional, currently unanticipated, cash reserves to fund our operations. Our liquidity could be negatively affected by a decline in demand for our products, which are subject to rapid technological changes, or a reduction of capital expenditures by telecommunications carriers.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Investments

We maintain an investment portfolio in a variety of financial instruments, including, but not limited to, U.S. government and agency bonds, corporate obligations, money market funds, asset-backed securities, and other investment-grade securities. The majority of investments pay a fixed rate of interest. The securities in the investment portfolio are subject to market price risk due to changes in interest rates, perceived issuer creditworthiness, marketability, and other factors. Part of our investment portfolio also includes minority equity investments in several publicly-traded companies, the values of which are subject to market price volatility. These investments are generally classified as available-for-sale and, consequently, are recorded on our balance sheets at fair value with unrealized gains or losses reported as a separate component of stockholders’ equity.

Investments in both fixed-rate and floating-rate interest earning instruments carry a degree of interest rate risk. The fair market values of our fixed-rate securities decline if interest rates rise, while floating-rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may be less than expectations because of changes in interest rates or we may suffer losses in principal if forced to sell securities that have experienced a decline in market value because of changes in interest rates.

The following tables (in millions) present the hypothetical changes in fair value in the available-for-sale debt instruments held at June 30, 2005 and June 30, 2004 that are sensitive to changes in interest rates. These instruments are not leveraged or hedged and are held for purposes other than trading. The modeling technique used measures the change in fair values arising from selected potential changes in interest rates. Market changes reflect immediate hypothetical parallel shifts in the yield curve of plus or minus 50 basis points (“BPS”), 100 BPS, and 150 BPS over a 12-month horizon. Beginning fair values represent the market value, excluding accrued interest and dividends at June 30, 2005 and 2004.

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of June 30, 2005	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. Treasuries and agencies	$596	$594	$592	$590	$587	$585	$583
Municipal bonds and sovereign debt instruments	29	29	29	29	29	29	29
Asset-backed and auction rate securities	72	71	71	70	70	69	69
Corporate bonds and commercial paper	331	330	329	328	327	326	324

Total	$1,028	$1,024	$1,021	$1,017	$1,013	$1,009	$1,005

	Valuation of Securities Given an Interest Rate Decrease of “X” BPS			Fair Value as of June 30, 2004	Valuation of Securities Given an Interest Rate Increase of “X” BPS
	150 BPS	100 BPS	50 BPS		50 BPS	100 BPS	150 BPS
U.S. Treasuries and agencies	$747	$742	$738	$734	$730	$725	$721
Municipal bonds and sovereign debt instruments	51	51	51	51	50	50	50
Asset-backed and auction rate securities	104	104	103	103	103	103	103
Corporate bonds and commercial paper	435	434	432	430	428	426	425

Total	$1,337	$1,331	$1,324	$1,318	$1,311	$1,304	$1,299

The following analyses present the hypothetical changes in fair values of equity investments in publicly-traded companies that are sensitive to changes in global equity markets. These equity securities are held for purposes other than trading. The modeling technique used measures the hypothetical change in fair values arising from selected hypothetical changes in each stock’s price. Stock price fluctuations of plus or minus 15%, 35% and 50% were selected. The following tables estimate the fair value of the publicly-traded corporate equities at a 12-month horizon (in millions):

	Valuation of Securities Given “X%” Decrease in Each Stock’s Price			Fair Value as of June 30, 2005	Valuation of Securities Given “X%” Increase in Each Stock’s Price
	50%	35%	15%		15%	35%	50%
Corporate equities	$7	$9	$11	$14	$16	$18	$20

	Valuation of Securities Given “X%” Decrease in Each Stock’s Price			Fair Value as of June 30, 2004	Valuation of Securities Given “X%” Increase in Each Stock’s Price
	50%	35%	15%		15%	35%	50%
Corporate equities	$36	$46	$60	$71	$82	$96	$107

We seek to mitigate the credit risk of its portfolio of fixed-income securities by holding only high-quality, investment-grade obligations with effective maturities of three years or less. We also seek to mitigate marketability risk by holding only highly liquid securities with active secondary or resale markets. However, the investments may decline in value due to changes in perceived credit quality or changes in market conditions that affect liquidity.

Foreign Exchange Forward Contracts

Our international business is subject to normal international business risks including, but not limited to, differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility. Accordingly, our future results could be materially adversely affected by changes in these or other factors.

We generate a portion of our revenue from sales to customers located outside the United States and from sales by our foreign subsidiaries to U.S. customers. International sales are typically denominated in either U.S dollars or the local currency of each country. Many of our foreign subsidiaries incur most of their expenses in the local currency, and therefore, they use the local currency as their functional currency.

We may enter into foreign exchange forward contracts on behalf of our subsidiaries. These forward contracts offset the impact of non-functional currency fluctuations on certain assets and liabilities.

The foreign exchange forward contracts we enter into generally have original maturities less than 40 days. We do not enter into foreign exchange forward contracts for trading purposes. We do not expect gains or losses on these contracts to have a material impact on our financial results. At June 30, 2005, we had no outstanding foreign exchange forward contracts.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of JDS Uniphase Corporation

We have audited the accompanying consolidated balance sheets of JDS Uniphase Corporation as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2005. Our audits also included the financial statement schedule listed in the index at Item 15(a)2. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of JDS Uniphase Corporation at June 30, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of JDS Uniphase Corporation’s internal control over financial reporting as of June 30, 2005, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated September 30, 2005, expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting.

/s/ Ernst & Young LLP

San Jose, California

September 30, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of JDS Uniphase Corporation

We have audited management’s assessment, included in the accompanying “Management’s Report on Internal Control Over Financial Reporting”, that JDS Uniphase Corporation (the Company) did not maintain effective internal control over financial reporting as of June 30, 2005, because of the effect of four material weaknesses identified in management’s assessment and described below, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). JDS Uniphase Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment:

■	A material weakness in the design and operating effectiveness of controls related to documentation and analysis of goodwill impairment under Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets. This material weakness impacts the Company’s ability to report financial information related to goodwill and resulted in a material adjustment to the goodwill impairment expense recorded in the fourth quarter of fiscal 2005.

In addition to the adjustment identified above, various other adjustments were identified and recorded in a number of significant accounts in the fourth quarter of fiscal 2005, for which the Company believes the following entity-level material weaknesses are the underlying root causes:

■	A material weakness in the control environment due to an insufficient number of qualified resources with the required proficiency to apply the Company’s accounting policies in accordance with U.S.

generally accepted accounting principles. This material weakness resulted in adjustments to several significant accounts. The accounts most affected include foreign currency translation, restructuring accruals and investments.

■	A material weakness in information and communication due to insufficient processes and controls in the identification, capture and timely communication of financially significant information between certain parts of the organization and the finance department that precludes finance from accounting for transactions in a complete, appropriate and timely manner. This material weakness resulted in adjustments to several significant accounts. The accounts most affected include inventory and stock-based compensation.

■	A material weakness in control activities associated with complex and non-routine transactions and estimation processes, due to inadequate documentation and review of accounting procedures and analyses. This material weakness resulted in adjustments to several significant accounts. The areas most affected include revenue, investments and the statement of cash flows.

These material weaknesses impact the Company’s ability to report financial information and could affect all of the significant financial statement accounts. These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the June 30, 2005 financial statements, and this report does not affect our report dated September 30, 2005 on those financial statements.

In our opinion, management’s assessment that JDS Uniphase Corporation did not maintain effective internal control over financial reporting as of June 30, 2005, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, JDS Uniphase Corporation has not maintained effective internal control over financial reporting as of June 30, 2005, based on the COSO criteria.

/s/ Ernst & Young LLP

San Jose, California

September 30, 2005

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Years Ended June 30,
	2005	2004	2003
Net revenue	$712.2	$635.9	$675.9
Cost of sales	586.6	490.1	620.5

Gross profit	125.6	145.8	55.4

Operating expenses:
Research and development	93.7	99.5	153.7
Selling, general and administrative	157.3	144.7	267.3
Amortization of other intangibles	19.8	16.0	19.8
Acquired in-process research and development	1.1	2.6	0.4
Reduction of goodwill	53.7	—	225.7
Reduction of other intangibles and other long-lived assets	16.1	51.8	167.9
Restructuring charges	18.2	11.5	121.3

Total operating expenses	359.9	326.1	956.1

Loss from operations	(234.3)	(180.3)	(900.7)
Interest and other, net	(19.7)	22.7	32.5
Loss on sale of subsidiaries’ net assets	(4.7)	—	(2.2)
Gain on sale of investments	20.0	41.2	4.0
Reduction in fair value of investments	(9.2)	(3.8)	(45.4)
Loss on equity method investments	(6.7)	(8.2)	(8.5)

Loss before income taxes and cumulative effect of an accounting change	(254.6)	(128.4)	(920.3)
Income tax expense (benefit)	6.7	(15.8)	13.5

Loss before cumulative effect of an accounting change	(261.3)	(112.6)	(933.8)
Cumulative effect of an accounting change	—	(2.9)	—

Net loss	$(261.3)	$(115.5)	$(933.8)

Net loss per share—basic and diluted	$(0.18)	$(0.08)	$(0.66)

Shares used in per share calculation—basic and diluted	1,445.4	1,436.7	1,419.7

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in millions, except share and par value data)

	June 30, 2005	June 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$511.2	$327.5
Short-term investments	793.3	1,221.2
Accounts receivable, less reserves and allowances of $3.8 at June 30, 2005 and $13.5 at June 30, 2004	112.3	112.7
Inventories, net	97.4	125.0
Refundable income taxes	7.7	5.8
Other current assets	66.3	59.5

Total current assets	1,588.2	1,851.7
Property, plant and equipment, net	162.1	195.6
Deferred income taxes	4.0	12.0
Goodwill	190.2	204.8
Other intangibles, net	94.9	81.4
Long-term investments	32.6	42.4
Other assets	8.4	4.3

Total assets	$2,080.4	$2,392.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75.1	$74.1
Accrued payroll and related expenses	30.5	38.4
Income taxes payable	27.9	33.5
Deferred income taxes	4.3	12.0
Restructuring accrual	23.0	48.4
Warranty accrual	7.3	25.1
Other current liabilities	71.7	80.7

Total current liabilities	239.8	312.2

Long-term debt	466.9	464.7
Other non-current liabilities	44.0	44.2
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred Stock, $0.001 par value: Authorized shares: 1,000,000	—	—
Common Stock, $0.001 par value:
Authorized shares: 6,000,000,000	1.4	1.4
Issued and outstanding shares: 1,448,291,679 at June 30, 2005 and 1,440,404,236 at June 30, 2004
Additional paid-in capital	68,597.4	68,577.9
Deferred compensation	(4.9)	(0.8)
Accumulated deficit	(67,273.3)	(67,012.0)
Accumulated other comprehensive income	9.1	4.6

Total stockholders’ equity	1,329.7	1,571.1

Total liabilities and stockholders’ equity	$2,080.4	$2,392.2

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Years Ended June 30,
	2005	2004	2003
OPERATING ACTIVITIES:
Net loss	$(261.3)	$(115.5)	$(933.8)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	41.5	39.9	59.4
Amortization expense	19.8	16.0	19.8
Amortization of deferred compensation and other stock-based compensation expense	0.7	1.8	50.9
Non-cash tax benefit associated with unrealized gain on marketable securities	—	(7.8)	—
Acquired in-process research and development	1.1	2.6	0.4
Reduction of goodwill and other long-lived assets	69.8	51.8	393.6
Loss on sale of subsidiaries’ assets	4.7	—	2.2
Gain on sale of investments	(20.0)	(37.7)	(4.0)
Currency translation adjustment on substantial liquidation of subsidiaries	16.9	—	—
Reduction in fair value of investments	9.2	3.8	45.4
Loss on equity method investments	6.7	8.2	8.5
Loss on disposal of property and equipment	14.8	2.0	1.9
Non-cash restructuring charges	—	9.4	42.4
Non-cash currency translation adjustment	12.9	—	—
Change in deferred income taxes, net	0.3	—	61.1
Accretion on discount of long-term debt	2.5	0.8	—
Cumulative effect of change in accounting principle	—	2.9	—
Noncash tax expense on sale of short term investment	10.8	—	—
Non-cash charges in short term investment	10.8	9.0	10.5
Changes in operating assets and liabilities:
Accounts receivable	1.8	(12.0)	39.5
Inventories	8.8	(34.2)	21.1
Other current assets	(2.6)	3.6	38.4
Accounts payable	(0.7)	10.2	—
Income taxes payable	(5.6)	27.9	2.1
Accrued payroll and related expenses	(9.4)	(8.8)	—
Other liabilities	(74.4)	(100.1)	(68.9)

Net cash used in operating activities	(140.9)	(126.2)	(209.5)

INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(1,383.9)	(3,963.3)	(2,592.8)
Purchases of other investments	(13.9)	(7.5)	(1.5)
Sales of available-for-sale investments	1,781.6	3,768.0	2,669.1
Sales of other investments	5.5	2.2	—
Acquisitions of businesses, net of cash acquired	(70.3)	(37.1)	(34.4)
Purchases of property, plant and equipment and licenses	(35.8)	(66.4)	(47.2)
Proceeds from sale of net assets	26.7	36.0	28.4
Other investing activities, net	—	—	1.6

Net cash provided by (used in) investing activities	309.9	(268.1)	23.2

FINANCING ACTIVITIES:
Repayment of debt acquired	(0.5)	(0.2)	(0.8)
Proceeds from issuance of debt	—	462.7	—
Proceeds from issuance of common stock other than in a public offering	14.5	18.8	21.4

Net cash provided by financing activities	14.0	481.3	20.6

Effect of exchange rates on cash and cash equivalents	0.7	(1.4)	(4.8)
Increase (decrease) in cash and cash equivalents	183.0	87.0	(165.7)
Cash and cash equivalents at beginning of period	327.5	241.9	412.4

Cash and cash equivalents at end of period	$511.2	$327.5	$241.9

Supplemental disclosure of cash flow information:
Cash paid for interest	$(2.0)	$2.1	$1.2
Cash paid for taxes	5.0	7.0	8.0
Cash received for tax refunds	1.9	43.5	83.1
Non-cash transactions:
Proceeds from sale of subsidiaries net assets	$—	$—	$8.5
Common stock issued in connection with acquisitions	—	—	30.0
Common stock issued in connection with the acquisition of UNL	—	—	111.7

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in millions)

	Preferred Stock		Common Stock		Common Stock to be Issued	Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Shares	Amount	Shares	Amount
Balance at June 30, 2002	0.1	$—	1,370.5	$1.4	$111.7	$68,399.0	$(54.2)	$(65,962.7)	$(23.8)	$2,471.4
Net loss	—	—	—	—	—	—	—	(933.8)	—	(933.8)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	—	25.9	25.9
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	8.5	8.5

Comprehensive loss	—	—	—	—	—	—	—	—	—	(899.4)

Shares issued under employee stock plans and related tax benefits	—	—	11.9	—	—	21.1	—	—	—	21.1
Common stock issued in connection with acquisitions, net of issuance costs	(0.1)	—	48.9	—	(111.7)	141.7	—	—	—	30.0
Payments on stockholders’ note receivable	—	—	—	—	—	0.2	—	—	—	0.2
Deferred stock-based compensation related to acquisition	—	—	—	—	—	—	(0.1)	—	—	(0.1)
Amortization of deferred compensation	—	—	—	—	—	—	47.9	—	—	47.9
Reversal of deferred compensation	—	—	—	—	—	(4.7)	4.7	—	—	—

Balance at June 30, 2003	—	—	1,431.3	1.4	—	68,557.3	(1.7)	(66,896.5)	10.6	1,671.1
Net loss	—	—	—	—	—	—	—	(115.5)	—	(115.5)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	—	(8.3)	(8.3)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	2.3	2.3

Comprehensive loss	—	—	—	—	—	—	—	—	—	(121.5)

Shares issued under employee stock plans and related tax benefits	—	—	8.9	—	—	19.7	—	—	—	19.7
Restricted stock compensation	—	—	0.2	—	—	0.9	(0.7)	—	—	0.2
Amortization of deferred compensation	—	—	—	—	—	—	1.6	—	—	1.6

Balance at June 30, 2004	—	—	1,440.4	1.4	—	68,577.9	(0.8)	(67,012.0)	4.6	1,571.1
Net loss	—	—	—	—	—	—	—	(261.3)	—	(261.3)
Change in net unrealized gains on available-for-sale investments	—	—	—	—	—	—	—	—	(30.8)	(30.8)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	35.3	35.3

Comprehensive loss	—	—	—	—	—	—	—	—	—	(256.8)

Shares issued under employee stock plans and related tax benefits	—	—	7.8	—	—	14.5	—	—	—	14.5
Restricted stock compensation	—	—	0.1	—	—	4.7	(4.7)	—	—	—
Assumption of option plan from Photonic Power acquisition	—	—	—	—	—	0.3	—	—	—	0.3
Deferred stock-based compensation for Photonic Power acquisition	—	—	—	—	—	—	(0.1)	—	—	(0.1)
Amortization of deferred compensation	—	—	—	—	—	—	0.7	—	—	0.7

Balance at June 30, 2005	—	$—	1,448.3	$1.4	$—	$68,597.4	$(4.9)	$(67,273.3)	$9.1	$1,329.7

See accompanying notes to consolidated financial statements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business:

JDS Uniphase Corporation (the “Company”) is a worldwide leader in optical technology. The Company designs and manufactures products for fiber optic communications, as well as for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications. The Company’s fiber optic components and modules are deployed by system manufacturers for the telecommunications, data communications, cable television and entertainment industries. The Company also offers products for display, semiconductor processing, security, medical/environmental instrumentation, decorative, and aerospace and defense applications.

Fiscal Years:

The Company utilizes a 52-53 week fiscal year ending on the Saturday closest to June 30th.

The Company’s fiscal 2005 ended on July 2, 2005 and was a 52 week year, whereas fiscal 2004 and 2003 ended on July 3, 2004 and June 28, 2003, respectively and were 53 and 52 week years, respectively. For comparative presentation purposes, all accompanying consolidated financial statements and notes thereto have been shown as ending on June 30th.

Principles of Consolidation:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated.

Reclassifications:

Certain immaterial amounts in prior period’s financial statements have been reclassified to conform to the current year presentation.

Use of Estimates:

The preparation of the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of net revenue and expenses during the period. The Company bases estimates on historical experience and on various assumptions about the future that are believed to be reasonable based on available information. The Company’s reported financial position or results of operations may be materially different under different conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies, which are discussed below. In the event that estimates or assumption prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Cash and Cash Equivalents:

The Company considers treasury bills, commercial paper and money market instruments and funds with original maturities of 90 days or less at the time of purchase to be cash equivalents.

The Company’s investments in debt securities and marketable equity securities are classified as available-for-sale investments or trading assets and are recorded at fair value. The cost of securities sold is based

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

on the specific identification method. Unrealized gains and losses on available-for-sale investments, net of tax, are reported as a separate component of stockholders’ equity. Gains or losses on trading assets resulting from changes in fair value are recognized currently in earnings. The Company also has certain minority investments in privately held companies. These investments are generally carried at cost and are classified as long-term investments.

Investments:

The Company accounts for investments in joint ventures, limited liability partnerships and other investments in 50% or less owned companies over which it has the ability to exercise significant influence using the equity method of accounting. The Company accounts for the increase or decrease of its proportionate share of net book value in equity basis investments from the investees’ issuance of stock at a price above or below the net book value per share as a change to the investees’ additional paid-in capital. Due to the limited availability of timely data, the Company generally records the adjustments to its equity basis investments in the subsequent quarter. The Company accounts for similar investments which do not permit us to exert significant influence or control over the entity in which we are investing by using the cost method of accounting. The recorded amounts generally represent our cost of the investment less any adjustments we make when we determine that an investment’s carrying value is other-than-temporarily impaired.

The Company periodically reviews these investments for impairment. In the event the carrying value of an investment exceeds its fair value and the decline in fair value is determined to be other-than-temporary, the Company writes down the value of the investment to its fair value. The Company generally believes when the fair value of an investment is below the carrying value for six consecutive months, such decline is other-than-temporary.

Fair Value of Financial Instruments:

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities, approximate fair value because of their short maturities. Fair value for investments in public companies is determined using quoted market prices for those securities. Fair value for investments in privately held companies is estimated based upon one or more of the following: Assessment of the investees’ historical and forecasted financial condition; operating results and cash flows; the values of recent rounds of financing; or quoted market prices of comparable public companies.

Accounts receivable:

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the age of receivable and the specific identification of receivables the Company consider at risk. The Company classifies allowances for doubtful accounts expenses as selling, general and administrative expenses.

Inventories:

Inventory is valued at standard cost, which approximates actual cost computed on a first-in, first out basis, not in excess of net realizable market value. We assess the valuation on a quarterly basis and write down the value for estimated excess and obsolete inventory based upon estimates of future demand, including warranty requirements.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Property, Plant and Equipment:

Property, plant and equipment is stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives of the assets: 5 to 40 years for building and improvements, 2 to 10 years for machinery and equipment, and 2 to 5 years for furniture, fixtures and office equipment. Leasehold improvements are amortized by the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease.

Goodwill:

Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair value of the identifiable assets acquired and liabilities assumed. Commencing July 1, 2002, the Company no longer amortizes goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable (see “Note 12. Reduction of Goodwill”).

Circumstances that could trigger an impairment test include, but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel; the likelihood that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed; results of testing for recoverability of a significant asset group within a reporting unit; or recognition of a goodwill impairment loss in the financial statements of a subsidiary that is a component of a reporting unit.

If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recorded in the Statement of Operations as “Reduction of goodwill”. Measurement of the fair value of a reporting unit is based on one or more of the following fair value measures including: amounts at which the unit as a whole could be bought or sold in a current transaction between willing parties; using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings or revenue, or a similar performance measure.

Other Intangible Assets:

Other intangible assets consist primarily of intellectual property acquired and purchased intangible assets. Purchased intangible assets primarily include existing and core technology, trademarks and trade names, and customer base. Other intangible assets are amortized using the straight-line method over estimated useful lives ranging from 1 to 15 years.

Impairment or disposal of long-lived assets (plant and equipment and other intangible assets):

Long-lived assets held and used:

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; or current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life (see “Note 13. Reduction of Other Long-Lived Assets”).

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized in the Statement of Operations as “Reduction of other intangibles and other long-lived assets” when the carrying amount is not recoverable and exceeds fair value.

Long-lived assets held for sale:

Long-lived assets are classified as held for sale when certain criteria are met, which include: management commitment to a plan to sell the assets; the availability of the assets for immediate sale in their present condition; an active program to locate buyers and other actions to sell the assets has been initiated; whether the sale of the assets is probable and their transfer is expected to qualify for recognition as a completed sale within one year; whether the assets are being marketed at reasonable prices in relation to their fair value; and how unlikely it is that significant changes will be made to the plan to sell the assets (see “Note 13. Reduction of Other Long-Lived Assets”).

The Company measures long-lived assets to be disposed of by sale at the lower of carrying amount or fair value less cost to sell. Fair value is determined using quoted market prices or the anticipated cash flows discounted at a rate commensurate with the risk involved.

Post-employment Benefits:

Post-employment benefits accrued for workforce reductions related to restructuring activities initiated after December 31, 2002 are accounted for under Statement of Financial Accounting Standards No. 112, “Employer’s Accounting for Post-employment Benefits” (“SFAS 112”). A liability for post-employment benefits is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated.

Concentration of Credit and Other Risks and Allowance for Doubtful Accounts:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and trade receivables. The Company’s cash equivalents and short-term investments are held in safekeeping by large, creditworthy financial institutions. The Company invests its excess cash primarily in U.S. government and agency bonds, corporate obligations, money market funds, and asset-backed securities. The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity.

The Company performs credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. These evaluations require significant judgment and are based on a variety of factors including, but not limited to, current economic trends, historical payment, bad debt write-off experience, and financial review of the customer.

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. When the Company becomes aware that a specific customer is unable or unwilling to meet its financial obligations, the Company records a specific allowance to reflect the level of credit risk in the customer’s outstanding receivable balance. In addition, the Company records additional allowances based on certain percentages of aged receivable balances. The Company classifies bad debt expenses as selling, general and administrative expenses.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company is not able to predict changes in the financial stability of its customers. Any material change in the financial status of any one or a group of customers could have a material adverse effect on the Company’s results of operations and financial condition. Although such losses have been within management’s expectations to date, there can be no assurance that such allowances will continue to be adequate. At June 30, 2005 and 2004, SICPA accounted for 10% and 12% of the Company’s gross accounts receivable, respectively.

The Company depends on a limited number of contract manufacturers, subcontractors, and suppliers for raw materials, packages and standard components. The Company generally purchases these single or limited source products through standard purchase orders or one-year supply agreements and has no long-term guaranteed supply agreements with such vendors. While the Company seeks to maintain a sufficient safety stock of such products and maintains ongoing communications with its suppliers to guard against interruptions or cessation of supply, the Company’s business and results of operations could be adversely affected by a stoppage or delay of supply, substitution of more expensive or less reliable products, receipt of defective parts or contaminated materials, increases in the price of such supplies, or the Company’s inability to obtain reduced pricing from its suppliers in response to competitive pressures.

The Company generally uses a rolling twelve or fifteen month forecast based on anticipated product orders, customer forecasts, product order history and backlog to determine its material requirements. Lead times for the parts and components that the Company orders vary significantly and depend on factors such as the specific supplier, contract terms and demand for a component at a given time. If the forecast does not meet actual demand, the Company may have excess or shortfalls of some materials and components, as well as excess inventory purchase commitments. The Company could experience reduced or delayed product shipments or incur additional inventory write-downs and cancellation charges or penalties, which would increase costs and could have a material adverse impact on the Company’s results of operations.

Foreign Currency Translation and Exchange Contracts:

The Company recognizes any derivatives on the balance sheet at fair value. Derivatives that are not designated for hedge accounting are adjusted to fair value through income. If the derivative is accounted for as a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through the Statement of Operations, or recognized in other comprehensive income until the hedged item is recognized in earnings. The change in a derivative’s fair value related to the ineffective portion of a hedge, if any, will be immediately recognized in the Statement of Operations.

The Company’s objective for holding derivatives is to minimize the material risks associated with non-functional currency transactions. The Company does not use derivatives for trading purposes.

The Company conducts its business and sells its products directly to customers primarily in North America, Europe and Asia. In the normal course of business, the Company’s financial position is routinely subject to market risks associated with foreign currency rate fluctuations due to balance sheet positions in foreign currencies. The Company evaluates foreign exchange risks and may employ foreign currency forward contracts to reduce such risks. The foreign currency forward contracts generally expire within 40 days. The change in fair value of these foreign currency forward contracts is recorded as income or loss in the Company’s Consolidated Statements of Operations as a component of interest and other, (net). At June 30, 2005, the Company had no outstanding foreign currency forward contracts.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue Recognition:

The Company recognizes revenue when persuasive evidence of a final agreement exists, delivery has occurred, the selling price is fixed or determinable and payment from the customer is reasonably assured. Revenue recognition on the shipment of evaluation units generally is deferred until customer acceptance. Revenue from sales to distributors with rights of return, price protection or stock rotation is not recognized until the products are sold through to end customers. Generally, revenue associated with contract cancellation payments from customers is not recognized until the Company receives payment for such charges. The Company records provisions against its gross revenue for estimated product returns and allowances in the period when the related revenue is recorded.

Warranty:

We provide reserves for the estimated costs of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise. Should our actual experience relative to these factors differ from our estimates, we may be required to record additional warranty reserves. Alternatively, if we provide more reserves than we need, we may reverse a portion of such provisions in future periods.

Shipping and Handling Costs:

The Company records costs related to shipping and handling of revenue in cost of sales for all periods presented.

Advertising Expense:

The Company expenses advertising costs as incurred. Advertising costs totalled $0.2 million, $0.8 million, and $1.0 million in fiscal 2005, 2004, and 2003, respectively.

Stock-Based Compensation:

In December of 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123, “Share-Based Payment (Revised 2004)” (“SFAS 123(R)”). SFAS 123(R) requires the Company to measure all employee stock-based compensation awards using a fair value based method and record such expense in its consolidated financial statements if the requisite service to earn the award is provided. Until the Company adopts SFAS 123(R) in the first quarter of fiscal 2006, it will continue to account for the stock compensation in accordance with Accounting Principles Board’s Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) which is allowed per the provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”).

In accordance with Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123” (“SFAS 148”), the Company elected to continue to account for its employee stock compensation under the intrinsic value method of accounting prescribed by APB 25 and to disclose the pro forma effects of its employee stock compensation on its operating results and per share calculation. Under APB 25, when the exercise price of the Company’s employee stock compensation equals the market price of the underlying stock on the date of grant, generally, no compensation expense is recognized. SFAS 148 requires the Company to provide more detailed disclosures in both the annual

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and the interim financial statements regarding the fair value based method of accounting for stock-based employee compensation and the effect of the method used in the reported results. SFAS 148 also requires the Company to disclose pro forma information regarding option grants made to its employees based on specified valuation techniques that produce estimated compensation charges.

The pro forma information is as follows (in millions, except per share amounts):

	Years Ended June 30,
	2005	2004	2003
Reported net loss	$(261.3)	$(115.5)	$(933.8)
Add: Stock-based compensation expense included in reported net loss, net of tax	0.7	1.8	50.9
Less: Pro forma stock-based compensation expense determined under the fair value based method, net of tax	(168.3)	(300.0)	(685.2)

Pro forma net loss	$(428.9)	$(413.7)	$(1,568.1)

Reported net loss per share—basic and diluted	$(0.18)	$(0.08)	$(0.66)

Pro forma net loss per share—basic and diluted	$(0.30)	$(0.29)	$(1.10)

Shares used in per share calculation—basic and diluted	1,445.4	1,436.7	1,419.7

Please refer to “Note 10. Stockholders’ Equity” for additional information on the assumptions used in the option pricing model.

Comprehensive Income (Loss):

The Company’s accumulated other comprehensive income (loss) consists of the accumulated net unrealized gains or losses on available-for-sale investments and foreign currency translation adjustments. At June 30, 2005 and 2004, the Company had a balance of net unrealized gains (loss) of $(9.8) million and $21.0 million, respectively, on available-for-sale investments. Additionally, at June 30, 2005 and 2004, the Company had $18.9 million and $(16.4) million, respectively, of foreign currency translation gain (loss).

The components of comprehensive loss were as follows (in millions):

	Years Ended June 30,
	2005	2004	2003
Net loss	$(261.3)	$(115.5)	$(933.8)
Other comprehensive income:
Net change in cumulative translation adjustment	35.3	2.3	8.5
Net change in unrealized gains (losses) on investments, net of taxes of $10.8, $7.8 and $6.9 in fiscal 2005, 2004 and 2003, respectively	(30.8)	(8.3)	25.9

Net change in other comprehensive income/(loss)	4.5	(6.0)	34.4

Comprehensive loss	$(256.8)	$(121.5)	$(899.4)

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At June 30, 2005 and 2004, balances for unrealized gains (losses) on investments and foreign currency translation were as follows (in millions):

	June 30,
	2005	2004
Unrealized (losses) gains on investments	$(9.8)	$21.0
Foreign currency translation	18.9	(16.4)

Accumulated other comprehensive income (loss)	$9.1	$4.6

The change between fiscal 2005 and 2004 for unrealized gains (losses) on investments were mainly related to the sale of Nortel investment. See “Note 4. Investments” for more details.

The Change between fiscal 2005 and 2004 for foreign currency translation was mainly related to higher exchange losses arising from the following activities: settlement of intercompany balance between Corporate and its Canadian subsidiary for $12.9 million, settlement of a foreign lease liability for $2.7 million, and the recognition of currency translation adjustments related to substantially liquidated subsidiaries in the United Kingdom, Germany, the Netherlands, and Taiwan of $16.9 million.

Cumulative Effect of an Accounting Change:

During the first quarter of fiscal 2004, the Company adopted FASB Interpretation No. 46 “Consolidation of Variable Interest Entities an Interpretation of ARB No. 51 (revised December 2003)” (“FIN 46R”) with respect to a synthetic lease agreement pertaining to two separate properties. The arrangement was a variable interest entity as defined under FIN 46R and the Company was the primary beneficiary.

As a result, the Company recognized a non-cash accounting change adjustment of $2.9 million, reflecting cumulative depreciation on the two properties from the inception of the lease until the assets were purchased by the Company in September 2003, as a cumulative effect of an accounting change in the accompanying Consolidated Statements of Operations.

Net Loss Per Share:

Since the Company incurred net losses in fiscal 2005, 2004, and 2003, the effect of dilutive securities totalling 4.0 million, 8.5 million, and 4.3 million equivalent shares, respectively, has been excluded from the diluted net loss per share computations as their effect was deemed anti-dilutive. The Company also has excluded from the calculation of diluted net loss per share approximately 96.2 million shares related to its convertible debt in accordance with EITF Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings Per Share” (“EITF 04-8”). For additional information see Note 7. “Convertible Debt and Letters of Credit”.

The following table sets forth the computation of basic and diluted net loss per share (in millions, except per share data):

	Years Ended June 30,
	2005	2004	2003
Numerator:
Net loss	$(261.3)	$(115.5)	$(933.8)

Denominator:
Weighted-average number of common shares outstanding	1,445.4	1,436.7	1,419.7

Net loss per share—basic and diluted	$(0.18)	$(0.08)	$(0.66)

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the fiscal years ended 2005, 2004, and 2003, the weighted average effect of approximately 7.8 million, 8.9 million, and 11.9 million common shares issued from options exercised and employee stock purchase plans, respectively, were added to the weighted average number of common shares outstanding used in the net loss per share calculation.

Note 2. Recent Accounting Pronouncements

SFAS No. 154

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements” (“SFAS 154”). The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, nonfinancial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. Opinion 20 previously required that such a change be reported as a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe this pronouncement will have a material impact in its financial results.

EITF No. 05-6

In June 2005, the Emerging Issues Task Force (“EITF”) issued No. 05-6, “Determining the Amortization Period for Leasehold Improvements” (“EITF 05-6”). The pronouncement requires that leasehold improvements acquired in a business combination or purchase subsequent to the inception of the lease should be amortized over the lesser of the useful life of the asset or the lease term that includes reasonably assured lease renewals as determined on the date of the acquisition of the leasehold improvement. This pronouncement should be applied prospectively and the Company will adopt it during the first quarter of fiscal 2006. The Company does not have unamortized leasehold improvements from acquisitions or business combinations and therefore, does not believe this pronouncement will have an impact in its financial results.

SFAS No. 123(R) and SAB 107

In December of 2004, the FASB issued Statement of Financial Accounting Standard No. 123, “Share-Based Payment (Revised 2004)” (“SFAS 123(R)”). SFAS 123(R) requires the Company to measure all employee share-based compensation awards using a fair value based method, estimate award forfeitures, and record such expense in the Company’s consolidated statements of operations if the requisite service to earn the award is provided. In addition, the adoption of SFAS 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. SFAS 123(R) is effective beginning in the Company’s first quarter of fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to the adoption of SFAS 123(R).

The Company plans to use the modified prospective transition method and Black-Scholes-Merton (“BSM”) model to adopt this new standard and expects the adoption will have a material impact on the consolidated results of operations. The Company anticipates that upon adoption of SFAS 123(R), it will recognize share-based compensation cost on a straight-line basis over the requisite service period of the award. For the historical impact of share-based compensation expense, see “Note 1. Description of Business and Summary of Significant

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounting Policies.” Uncertainties, including our future share-based compensation strategy, stock price volatility, estimated forfeitures and employee stock option exercise behavior, make it difficult to determine whether the share-based compensation expense that we will incur in future periods will be similar to the SFAS 123 pro forma expense disclosed in Note 1 of the Consolidated Financial Statements. In addition, the amount of stock-based compensation expense to be incurred in future periods will be reduced by our acceleration of certain unvested and “out-of-the-money” stock options in fiscal 2005 as disclosed in “Note 11. Employee Benefit Plans” of the Consolidated Financial Statements.

SFAS No. 153

In December of 2004, the FASB issued Statement of Financial Accounting Standard No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29” (“SFAS 153”). SFAS 153 addresses the measurement of exchanges of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS 153 is effective for non-monetary asset exchanges beginning in our first quarter of fiscal 2006. The Company does not believe adoption of SFAS 153 will have a material effect on our consolidated financial position or results of operations.

FSP No. FAS 109-2

In December 2004, the FASB issued FASB Staff Position No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004” (“FSP FAS 109-2”). The American Jobs Creation Act introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. The Company currently has no plans to avail itself of these provisions.

SFAS No. 151

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151, “Inventory Costs—An Amendment of ARB No. 43, Chapter 4” (“SFAS 151”). SFAS 151 clarifies treatment of abnormal amounts of idle facility expense, freight, handling costs and spoilage, specifying that such costs should be expensed as incurred and not included in overhead. The new statement also requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company does not believe that the impact of this new standard will have a material effect on our financial statements or results of operations.

Note 3. Balance Sheet Details

Inventories, Net:

Inventories, net, are stated at the lower of cost or market, and include material, labor and manufacturing overhead costs. The components of inventories were as follows (in millions):

	June 30,
	2005	2004
Finished goods	$17.6	$23.3
Work in process	38.7	41.6
Raw materials and purchased parts	41.1	60.1

Total inventories, net	$97.4	$125.0

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2005, 2004, and 2003, the Company recorded write-downs of inventories of $30.2 million, $29.8 million, and $60.1 million, respectively, and losses on purchase commitments of $0.9 million, none, and $7.4 million, respectively.

The Company also consumed previously reserved inventories of $41.4 million, $44.1 million, and $67.4 million during fiscal 2005, 2004, and 2003, respectively.

The inventory write-downs were predominantly the result of changes in forecasted customer demand and technological changes in our products. The majority of the inventory written down consisted of raw material, and to a lesser extent finished goods. The major elements of the written down raw material consists of components and items that had not entered into production. The finished goods inventory includes the cost of raw material inputs, labor and overhead.

The Company operates in markets with relatively few customers and has historically experienced variability in product demand driven by the buying behaviour of these customers. In addition, the Company’s products utilize long-lead time parts which are available from a limited set of vendors. The combined effects of a limited customer base, variability of demand among the customer base and significant long-lead time or single sourced materials has historically contributed to significant inventory write-downs. The Company routinely reviews inventory for usage potential, including fulfillment of customer warranty obligations and spare part requirements. The Company writes down to zero the value of excess and obsolete inventory that is not expected to be consumed through operations generally within 12 months. Excess is written down to zero value in large part due to our history of changes in customer demand and inherent product obsolescence concerns.

The Company has an active scrap program and typically disposes of inventory that has been written down through the use of scrap dealers or physical disposal/destruction. During fiscal 2005, 2004, and 2003, the Company scrapped $92.5 million, $50.3 million, and $158.6 million of fully reserved inventory, respectively.

For any written down inventory items retained, the Company evaluates the future realizable value of inventories and impact on gross margins, taking into consideration product life cycles, technological and product changes, demand visibility and other market conditions. The Company believes its current process for establishing inventory reserves appropriately balances the risk in the market place with a fair representation of the realizable value of the Company’s inventory.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Property, Plant and Equipment, Net:

The components of property, plant and equipment, net were as follows (in millions):

	June 30,
	2005	2004
Land	$16.2	$20.4
Buildings and improvements	20.8	27.4
Machinery and equipment	214.2	213.8
Furniture, fixtures, software and office equipment	60.0	71.5
Leasehold improvements	39.4	46.3
Construction in progress	18.7	19.6

	369.3	399.0
Less: accumulated depreciation	(207.2)	(203.4)

Property, plant and equipment, net	$162.1	$195.6

During fiscal 2005, 2004, and 2003, the Company recorded $0.7 million, $16.4 million, and $79.1 million, respectively, of reductions in the carrying value of property, plant and equipment as a result of impairment analyses performed in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) (see “Note 13. Reduction of Other Long-Lived Assets”), excluding asset write-downs associated with the Global Realignment Program.

Other Current Liabilities:

The components of other current liabilities were as follows (in millions):

	June 30,
	2005	2004
Deferred revenue	$5.5	$10.2
Deferred compensation plan	7.9	7.2
Accrued expenses	53.6	56.5
Other	4.7	6.8

Total other current liabilities	$71.7	$80.7

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 4. Investments

Available-For-Sale Investments:

The Company’s investments in debt securities and marketable equity securities were primarily classified as available-for-sale investments.

At June 30, 2005, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. Treasuries & agencies	$594.6	$—	$(5.0)	$589.6
Municipal bonds & sovereign debt instruments	29.1	—	(0.1)	29.0
Auction instruments	—	—	—	—
Asset-backed securities	70.9	—	(0.5)	70.4
Corporate bonds	329.9	0.1	(2.2)	327.8

Total debt investments	1,024.5	0.1	(7.8)	1,016.8
Money market instruments and funds	229.1	—	—	229.1
Marketable equity investments	9.2	4.2	—	13.4

Total available-for-sale investments	$1,262.8	$4.3	$(7.8)	$1,259.3

The Company considers the impairments to its available-for-sale debt investments to not be other-than-temporary because the declines in fair value of the securities have been caused by a rise in market interest rates. All debt securities held are investment grade with issuer credit ratings of A-1/P-1, A/A2 or better, and the Company believes they will recover in value while they are held to maturity. Of the total estimated fair value, $473.9 million was classified as cash equivalents and $785.4 million was classified as short-term investments.

An additional $7.9 million of short-term investments representing assets of a deferred compensation plan are classified as trading securities.

At June 30, 2005, the Company’s short-term investments classified as trading assets were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:	$0.5	$—	$—	$0.5
Money market instruments and funds	1.0	—	—	1.0
Marketable equity investments	5.3	1.1	—	6.4

Total trading assets classified as short-term investments	$6.8	$1.1	$—	$7.9

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At June 30, 2004, the Company’s available-for-sale investments were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:
U.S. Treasuries & agencies	$738.0	$0.1	$(4.3)	$733.8
Municipal bonds & sovereign debt instruments	50.9	—	(0.3)	50.6
Auction instruments	64.5	—	—	64.5
Asset-backed securities	38.9	—	(0.2)	38.7
Corporate bonds	431.8	0.2	(2.0)	430.0

Total debt investments	1,324.1	0.3	(6.8)	1,317.6
Money market instruments and funds	78.8	—	—	78.8
Marketable equity investments	26.4	45.0	(0.5)	70.9

Total available-for-sale investments	$1,429.3	$45.3	$(7.3)	1,467.3

Of the total estimated fair value, $253.3 million was classified as cash equivalents and $1,214.0 million was classified as short-term investments in the Company’s Consolidated Balance Sheet.

At June 30, 2004, the Company’s short-term investments classified as trading assets were as follows (in millions):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Debt investments:	$0.2	$—	$—	$0.2
Money market instruments and funds	0.6	—	—	0.6
Marketable equity investments	5.7	0.7	—	6.4

Total trading assets classified as short-term investments	$6.5	$0.7	$—	$7.2

At June 30, 2005, contractual maturities of the Company’s debt investments were as follows (in millions):

	Amortized Cost	Estimated Fair Value
Amounts maturing in less than 1 year	$647.6	$644.8
Amounts maturing in 1 - 3 years	377.4	372.5

Total debt investments	$1,025.0	$1,017.3

The Company’s marketable equity investments consisted primarily of shares of Nortel common stock. During fiscal 2001, the Company completed the sale of its Zurich, Switzerland subsidiary to Nortel for 65.7 million shares of Nortel common stock. The Company sold 10.8 million shares in fiscal 2005 for proceeds of $28.4 million resulting in a realized gain of $12.8 million. During fiscal 2004, the Company sold 10.3 million shares of Nortel common stock for total proceeds of $53.7 million resulting in a realized gain of $38.8 million. No shares were sold during fiscal 2003. As of June 30, 2005, the Company held 3.6 million shares of Nortel common stock with a fair value of $9.5 million. As of June 30, 2004, the Company held 14.4 million shares of Nortel common stock with a fair value of $65.6 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Long-Term Investments:

The components of the Company’s long-term investment were as follows (in millions):

	June 30,
	2005	2004
Non-marketable cost method investments	$14.3	$16.5
Non-marketable equity method investments	14.9	16.1
Marketable securities	3.4	9.8

Total long-term investments	$32.6	$42.4

The Company’s long-term investments described as marketable securities consists of a restricted cash investment held as security for the Company’s workers compensation liabilities.

Reductions in Fair Value of Investments:

The Company regularly evaluates the carrying value of its investments. When the carrying value of an investment exceeds the fair value and the decline in fair value is deemed to be other-than-temporary, the Company writes down the value of the investment to its fair value. The Company has the intent and ability to hold investments to maturity when a decline in fair value is deemed not to be other-than-temporary. During fiscal 2005, 2004, and 2003, the Company recorded $9.2 million, $3.8 million, and $45.4 million, respectively, of other-than-temporary reductions in fair value of the Company’s available-for-sale and non-marketable equity investments.

Details of the other-than-temporary reductions were as follows (in millions):

	Years Ended June 30,
	2005	2004	2003
Available-for-sale investments:	$0.8	$0.4	$—
Non-marketable equity investments
Adept Technology (“Adept”)	—	—	25.0
Other	8.4	3.4	20.4

Total reductions in fair value of investments	$9.2	$3.8	$45.4

During fiscal 2002, the Company entered into an automation development alliance agreement with Adept Technology (“Adept”). In connection with this alliance, the Company invested $25.0 million in Adept’s convertible preferred stock. During fiscal 2003, the Company determined that the decline in fair value of its Adept investment was other-than-temporary and wrote the investment down to zero. In fiscal 2005, the Company sold its interest in Adept for total proceeds of $3.9 million and realized a gain of $3.9 million.

As of June 30, 2005, the Company held 25% of the outstanding shares of ADVA Optical Networking (“ADVA”), a publicly traded German company that develops and manufactures fiber optic components and products. The Company treats the ADVA investment under the equity method of accounting and recorded its pro rata share of ADVA’s net income. During the second quarter of fiscal 2002, the Company wrote off its entire investment in ADVA as its pro rata share of ADVA’s net loss exceeded the carrying amount. The Company also discontinued applying the equity method accounting as the Company had no commitment to provide additional funding to ADVA. As of June 30, 2005, the Company’s pro rata share of ADVA’s accumulated net income

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

exceeded its pro rata share of ADVA’s net loss during the period the equity method was suspended by $0.3 million, and therefore the equity method was re-instated and the investment’s carrying value was recorded in that amount.

Should the fair value of the Company’s investments decline in future periods, the Company may be required to record additional charges if the impairment is determined to be other-than-temporary.

Note 5. Goodwill

The following table presents the changes in goodwill allocated to the reportable segments (in millions):

	Communications Products Group	Commercial and Consumer Products Group (1)	Total
Balance as of June 30, 2002	$291.8	$40.4	$332.2
Assembled workforce reclassified as goodwill	8.6	2.2	10.8
Acquisitions (see Note 17):
OptronX’s transceiver/transponder unit	5.1	—	5.1
Datacom	(2.7)	—	(2.7)
L A Label	—	7.1	7.1
TriQuint’s pump laser business	4.6	—	4.6
SFAS No. 142 impairment charges (see Note 12)	(225.7)	—	(225.7)
Tax adjustment related to SDL and Fitel acquisitions (see Note 17)	5.5	—	5.5
Purchase price adjustment related to the achievement of milestones	—	29.3	29.3

Balance as of June 30, 2003	$87.2	$79.0	$166.2
Acquisitions (see Note 17):
TriQuint	0.1	—	0.1
Ditech	0.9	—	0.9
E2O	36.2	—	36.2
Tax adjustment related to OCLI acquisition (see Note 15)	—	0.3	0.3
Tax adjustment related to Fitel acquisition (see Note 15)	1.1	—	1.1

Balance as of June 30, 2004	$125.5	$79.3	$204.8
Acquisitions (see Note 17):
ADO	—	6.7	6.7
Lightwave	—	23.2	23.2
Photonic	—	6.7	6.7
SFAS No. 142 impairment charges (see Note 12)	—	(53.7)	(53.7)
Purchase price adjustment related to the achievement of milestones (see Note 17)	0.4	—	0.4
Other purchase price adjustment (see Note 17)	2.6	(0.5)	2.1

Balance as of June 30, 2005	$128.5	$61.7	$190.2

(1)	The Commercial and Consumer Products Group (“CCPG”) was formerly named the Thin Film Products Group.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Purchase price adjustment related to the achievement of milestones:

On July 16, 2003, the Company completed the acquisition of a portion of the optical communications business of Ditech Communications (“Ditech”) for $1.6 million, of which $1.4 million was paid at closing. The remaining balance of $0.2 million is expected to be paid during fiscal 2006. The Company believes that the acquisition adds to its abilities to integrate optics, electronics and software in subsystems for optical equipment manufacturers. In addition to the $1.6 million purchase price, JDSU is obligated to pay contingent cash consideration of up to $4.9 million, of which $0.9 million is based on the level of inventory purchased from Ditech and sold by the Company during fiscal 2004, and $4.0 million is based on revenues generated by the acquired business through fiscal 2005. Upon timely notice by JDSU, Ditech is required to repurchase specified inventories not used during fiscal 2004. During fiscal 2005, JDSU notified Ditech of its intention to return these inventories. The net amount receivable by JDSU was approximately $0.6 million at June 30, 2005. For fiscal 2005 and 2004, the Company accrued contingent consideration based on revenues of approximately $0.4 million and $0.9 million, respectively. Approximately $0.8 million and $0.4 million were recorded as other current liabilities on the Company’s balance sheets at June 30, 2005 and June 30, 2004, respectively. Contingent payments based on revenue have been accounted for as goodwill. The Company expects final settlement of the remaining balances with Ditech during fiscal 2006.

In September 2000, the Company acquired Epion Corporation (“Epion”). The purchase agreement provides for the issuance of additional shares of the Company’s common stock subject to the completion of certain milestones. During fiscal 2002, Epion achieved a milestone that resulted in the Company issuing 6.6 million shares of the Company’s common stock valued at $30.0 million, of which $27.0 million was recorded as goodwill, $2.5 million was recorded as stock-based compensation expense, and $0.5 million was recorded as deferred compensation related to unvested options. During fiscal 2003, Epion achieved a milestone that resulted in the Company issuing 9.7 million shares of the Company’s common stock valued at $30.0 million, of which $27.0 million was recorded as goodwill, $2.9 million was recorded as stock-based compensation expense, and $0.1 million was recorded as deferred compensation related to unvested options.

During fiscal 2003 and 2002, the Company issued payments of $2.3 million and $9.1 million, respectively, in connection with final milestones achieved by Nanolase, a company acquired in fiscal 2001. The Company recorded both payments as goodwill. Also during fiscal 2003, JDSU recorded total adjustments of $2.7 million to goodwill as a result of final valuation to Datacom inventories acquired from IBM in fiscal 2002.

Note 6. Other Intangibles

The following tables present details of the Company’s other intangibles (in millions):

As of June 30, 2005:	Gross Carrying Amount	Accumulated Amortization	Net
Developed technology	$141.9	$(66.3)	$75.6
Other	46.8	(27.5)	19.3

Total intangibles	$188.7	$(93.8)	$94.9

As of June 30, 2004:	Gross Carrying Amount	Accumulated Amortization	Net
Developed technology	$114.0	$(52.9)	$61.1
Other	41.3	(21.0)	20.3

Total intangibles	$155.3	$(73.9)	$81.4

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2005, 2004, and 2003, the Company recorded $19.8 million, $16.0 million, and $19.8 million, respectively, of amortization of other intangibles. During fiscal 2005, 2004, and 2003, the Company recorded $4.5 million, zero, and $68.6 million, respectively, of reductions in the carrying value of other intangibles as a result of impairment analyses performed in accordance with SFAS 144 (see “Note 13. Reduction of Other Long-Lived Assets”).

Based on the carrying amount of other intangibles as of June 30, 2005, and assuming no future impairment of the underlying assets, the estimated future amortization is as follows (in millions):

Years Ended June 30,
2006	$19.8
2007	16.6
2008	11.8
2009	9.4
2010	7.7
Thereafter	29.6

Total amortization	$94.9

Note 7. Convertible Debt and Letters of Credit

On October 31, 2003, the Company completed the sale of $475.0 million aggregate principal amount of Zero Coupon Senior Convertible Notes due in 2010. The notes were issued for cash consideration in a private placement to the initial purchasers, Morgan Stanley & Co. Incorporated, Goldman Sachs & Co., and CIBC World Markets Corp. The initial purchasers resold the notes to qualified institutional investors in accordance with Rule 144A under the Securities Act of 1933, as amended. Proceeds from the notes amounted to $462.3 million after issuance costs. The notes do not bear interest and are convertible into the Company’s common stock at a conversion price of $4.94 per share. Each $1,000 principal amount is initially convertible into 202.4291 shares of the Company’s common stock upon the satisfaction of certain conditions. Therefore, the notes are convertible in the aggregate into approximately 96.2 million shares of common stock. The Company has the right to redeem the notes beginning November 15, 2008. Holders of the notes may require the Company to repurchase the notes on November 15, 2008. In addition, under certain circumstances holders may require the Company to convert the notes into shares of the Company’s common stock, if the closing sale price of our common stock exceeds 110% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter. Conditions required to trigger this conversion right have not occurred.

The Company filed a registration statement with the Securities and Exchange Commission (“SEC”) on November 14, 2003 and amended the registration statement on December 12, 2003, with respect to the resale of the Notes and the common stock issuable upon the conversion of the Notes. The registration statement was declared effective by the SEC on December 12, 2003. The costs incurred in connection with the convertible notes are being amortized to interest expense over 5 years.

As of June 30, 2005, the Company had six standby letter of credit facilities totalling $4.1 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 8. Commitments and Contingencies

Operating Leases:

The Company leases other facilities under operating lease agreements that expire at various dates through fiscal 2041. As of June 30, 2005, future annual minimum lease payments under non-cancellable operating leases were as follows (in millions):

Years Ended June 30,
2006	$32.2
2007	27.5
2008	19.4
2009	14.4
2010	10.9
Thereafter	17.9

Total minimum operating lease payments	$122.3

Included in the future minimum lease payments table above are $39.4 million related to lease commitments in connection with the Company’s Global Realignment Program and other restructuring activities (see “Note 14. Restructuring and Global Realignment”).

The aggregate future minimum rentals to be received under non-cancellable subleases totalled $20.9 million as of June 30, 2005. Rental expense relating to building and equipments was $17.1 million, $15.8 million, and $31.6 million in fiscal 2005, 2004, and 2003, respectively.

During the first quarter of fiscal 2004, the Company adopted the provisions of FIN 46R with respect to a master lease agreement with a special purpose entity (the “Lessor”) pertaining to two properties for facilities located in Melbourne, Florida and Raleigh, North Carolina. The Company exercised its option to purchase these properties on September 16, 2003, and paid the Lessor $44.7 million in cash. Prior to purchasing the properties, in connection with the Company’s restructuring activities, the Company had recorded impairment charges of $15.5 million related to the Raleigh, North Carolina properties. In addition, the Company accrued an impairment loss of $6.9 million related to the Melbourne, Florida properties, which the Company was amortizing over the original term of the lease. As a result of the purchase of the properties and in conjunction with the adoption of FIN 46R, the Company recognized $44.7 million of additions to property, plant and equipment, reduced by the $15.5 million impairment charge and recognized the remaining accrued impairment loss of $5.0 million (see “Note 13. Reduction of Other Long-Lived Assets”) as a deferred impairment charge and a non-cash cumulative effect of an accounting change adjustment of $2.9 million (see “Note 1. Description of Business and Summary of Significant Accounting Policies”).

Capital Leases:

As of June 30, 2005, the Company had one building lease in Beijing, China that was classified as a capital lease in accordance with Statement of Financial Accounting Standard No. 13, “Accounting for Leases” (“SFAS 13”). As of June 30, 2005, the gross carrying amount of the building was $6.8 million and total accumulated amortization expense was $2.9 million. Amortization expense related to the building was included as part of the Company’s total depreciation expense. The building lease bears an interest rate of 4.6%.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the future minimum lease payments under the capital leases together with the present value of the minimum lease payments as of June 30, 2005:

Years Ended June 30,
2006	$0.8
2007	0.8
2008	0.9
2009	0.9
2010	0.9
Thereafter	0.6

Total minimum capital lease payments	4.9
Less: amount representing interest	(0.6)

Present value of minimum capital lease payments	$4.3

Tax Matters:

During fiscal 2005, the Company has been subject to a Dutch wage tax audit for calendar year 1999 and a Texas franchise tax audit related to allocated taxable surplus capital for Texas report years 2001, 2002, and 2003. While the Company believes that it is reasonably possible that one or both of these audits may result in additional tax assessments, the Company is currently unable to estimate a range of potential assessment amounts for either audit. The Company believes based on currently available information that the ultimate outcome of these audits will not have a material adverse effect on the Company’s financial position, cash flows or overall trends in results of operations.

Note 9. Legal Proceedings

Pending Litigation

The Securities Class Actions:

Litigation under the federal securities laws has been pending against the Company and certain former and current officers and directors since March 27, 2002. The complaint in re JDS Uniphase Corporation Securities Litigation, C-02-1486 (N.D. Cal.), purports to be brought on behalf of a class consisting of those who acquired the Company’s securities from October 28, 1999, through July 26, 2001, as well as on behalf of subclasses consisting of those who acquired the Company’s common stock pursuant to its acquisitions of OCLI, E-TEK, and SDL. The complaint seeks unspecified damages and alleges various violations of the federal securities laws, specifically Sections 10(b), 14(a), 20(a), and 20A of the Securities Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933. On July 15, 2005, the Court denied Lead Plaintiff’s motion to strike parts of JDSU’s answer to the complaint and also denied JDSU’s motion for partial judgment on the pleadings. The Court also held a case management conference on July 15, 2005. At that conference, the Court ordered the parties to mediate, but declined to set a discovery cut-off or trial date.

On July 22, 2005, the Oklahoma Firefighters Pension and Retirement System moved to intervene, seeking to represent the purported subclass of plaintiffs who exchanged shares of OCLI stock for shares of JDSU stock in connection with the merger. No hearing on that motion has been set. On August 12, 2005, Lead Plaintiff moved for class certification. That motion will be heard on November 18, 2005. A further case management conference is also scheduled for November 18, 2005.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Document discovery is ongoing. Each party has noticed depositions of both party and non-party witnesses.

A related securities case, Zelman v. JDS Uniphase Corp., No. C-02-4656 (N.D. Cal.), is purportedly brought on behalf of a class of purchasers of debt securities that were allegedly linked to the price of JDSU’s common stock. The Zelman complaint alleges that the debt securities were issued by an investment bank during the period from March 6, 2001 through July 26, 2001. The complaint names the Company and several of its former officers and directors as defendants, alleges violations of the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5, and seeks unspecified damages. On April 6, 2005, Judge Claudia Wilken referred Defendants’ motion to dismiss the complaint to Judge William W Schwarzer of the District Court for the Northern District of California. On July 14, 2005, Judge Schwarzer denied JDSU’s motion to dismiss, but granted the motion in part with leave to amend as to Mr. Kevin Kalkhoven. At a case management conference held on July 15, 2005, Judge Wilken advised the parties that the Zelman matter should be mediated at the same time as In re JDS Uniphase Corporation Securities Litigation.

On August 11, 2005, Plaintiff moved for class certification in the Zelman matter. That motion will be heard on November 18, 2005. On August 19, 2005, JDSU moved for leave to petition the Ninth Circuit Court of Appeals for interlocutory review of Judge Schwarzer’s order denying the Company’s motion to dismiss. No hearing on that motion has been set. On August 26, 2005, the Company answered the Amended Complaint.

The Derivative Actions:

Derivative actions purporting to be brought on the Company’s behalf have been filed in state and federal courts against several of the Company’s current and former officers and directors based on the same events alleged in the securities litigation. The complaint in Corwin v. Kaplan, No. C-02-2020 (N.D. Cal.), asserts state law claims for breach of fiduciary duty, misappropriation of confidential information, waste of corporate assets, indemnification, and insider trading. The complaint seeks unspecified damages. No activity has occurred in the Corwin action and no trial date has been set.

In the California state derivative action, In re JDS Uniphase Corporation Derivative Litigation, Master File No. CV806911 (Santa Clara Super. Ct.), the complaint asserts claims for breach of fiduciary duty, waste of corporate assets, abuse of control, gross mismanagement, unjust enrichment, and constructive fraud purportedly on behalf of the Company and certain of its current and former officers and directors. The complaint also asserts claims for violation of California Corporations Code Sections 25402 and 25502.5 against defendants who sold the Company’s stock and asserts claims for breach of contract, professional negligence, and negligent misrepresentation against the Company’s auditor, Ernst & Young. The complaint seeks unspecified damages. Defendants’ demurrers to the complaint are scheduled to be heard on October 28, 2005. The Court will also hear Defendant Ernst & Young’s motion to compel arbitration of Plaintiffs’ claims against it on October 28, 2005. A case management conference is also scheduled for that day. As noted in our previous filings, the plaintiff in the California state derivative action has issued a shareholder inspection demand that has been disputed by the Company. The dispute remains unresolved. A case management conference in the shareholder inspection demand action is scheduled for October 28, 2005. No activity has occurred in Cromas v. Straus, Civil Action No. 19580 (Del. Ch. Ct.), the Delaware derivative action, since our last filing.

The OCLI and SDL Shareholder Actions:

Plaintiffs purporting to represent the former shareholders of OCLI and SDL have filed suit against the former directors of those companies, asserting that they breached their fiduciary duties in connection with the events alleged in the securities litigation against the Company. The plaintiffs in the OCLI action, Pang v. Dwight,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

No. 02-231989 (Sonoma Super. Ct.), purport to represent a class of former shareholders of OCLI who exchanged their OCLI shares for JDSU shares when JDSU acquired OCLI. The complaint names the former directors of OCLI as defendants, asserts causes of action for breach of fiduciary duty and breach of the duty of candor, and seeks unspecified damages. No activity has occurred in the OCLI action. The plaintiffs in the SDL action, Cook v. Scifres, Master File No. CV814824 (Santa Clara Super. Ct.), purport to represent a class of former shareholders of SDL who exchanged their SDL shares for JDSU shares when the Company acquired SDL. The complaint names the former directors of SDL as defendants, asserts causes of action for breach of fiduciary duty and breach of the duty of disclosure, and seeks unspecified damages. Limited discovery in the SDL action has commenced. No trial date has been set in either the OCLI or SDL action.

The ERISA Actions:

A consolidated action entitled In re JDS Uniphase Corporation ERISA Litigation, Master File No. C-03-4743 CW, is pending in the District Court for the Northern District of California against the Company, certain of its former and current officers and directors, and certain other current and former JDSU employees on behalf of a purported class of participants in the Company’s 401(k) Plan. The complaint in the ERISA action alleges that the defendants violated the Employee Retirement Income Security Act by breaching their fiduciary duties to the Plan and its participants. The complaint alleges a purported class period from February 4, 2000, to the present and seeks an unspecified amount of damages, restitution, a constructive trust, and other equitable remedies. On April 6, 2005, Judge Wilken referred Defendants’ motion to dismiss the complaint to Judge Schwarzer. On July 14, 2005, Judge Schwarzer granted the motion in part with leave to amend and denied the motion in part. On July 20, 2005, Judge Wilken issued an order transferring the case for all purposes to Judge Schwarzer. Pursuant to Judge Schwarzer’s order on August 1, 2005, Plaintiffs’ deadline to file a second amended complaint is October 21, 2005.

Plaintiffs have begun taking discovery. No trial date has been set.

The Company believes that the factual allegations and circumstances underlying these securities class actions, derivative actions, the OCLI and SDL class actions, and the ERISA class actions are without merit. The expense of defending these lawsuits has been costly, will continue to be costly, and could be quite significant and may not be covered by our insurance policies. The defense of these lawsuits could also result in continued diversion of our management’s time and attention away from business operations which could prove to be time consuming and disruptive to normal business operations. An unfavorable outcome or settlement of this litigation could have a material adverse effect on the Company’s financial position, liquidity or results of operations.

The Company is a party to other litigation matters and claims, which are normal in the course of its operations. While the results of such other litigation matters and claims cannot be predicted with certainty, the Company has no current reason to believe that their final outcome will have a material adverse impact on its financial position, liquidity, or results of operations.

Note 10. Stockholders’ Equity

Preferred Stock:

In connection with the acquisition of UNL in fiscal 1998, the Company issued 0.1 million shares of non-voting, non-cumulative Series A Preferred Stock to Koninklijke Philips Electronics N.V. (“Philips”) with a par value of $0.001 per share. The shares of Series A Preferred Stock were convertible into shares of the Company’s common stock using an agreed-upon formula based on the cumulative level of shipments of certain products by UNL during the four-year earn-out period ending June 30, 2002 and the average price of the

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Company’s common stock for the 20 trading days prior to June 30, 2002. During the fourth quarter of fiscal 2001, UNL achieved the cumulative unit shipments of these products that required the Company to issue $111.7 million of the Company’s common stock to Philips at the end of the four-year earn-out period. Using an average price of $2.85 per share, the Company issued 39.2 million shares of its common stock to Philips in connection with the conversion of the 0.1 million shares of Series A Preferred Stock on July 1, 2002.

In February 2003, the Company amended and restated its Stockholder Rights Agreement and currently each share of the Company’s outstanding common stock is associated with one right. Each right entitles stockholders to purchase 1/100,000 share of the Company’s Series B Preferred Stock at an exercise price of $21.00. The rights only become exercisable in certain limited circumstances following the tenth day after a person or group announces an acquisition of or tender offers for 15% or more of the Company’s common stock. For a limited period of time following the announcement of any such acquisition or offer, the rights are redeemable by the Company at a price of $0.01 per right. If the rights are not redeemed, each right will then entitle the holder to purchase common stock having the value of twice the then-current exercise price. For a limited period of time after the exercisability of the rights, each right, at the discretion of the Company’s Board of Directors, may be exchanged for either 1/100,000 share of Series B Preferred Stock or one share of common stock per right. The rights expire on June 22, 2013.

The Company’s Board of Directors has the authority to issue up to 499,999 shares of undesignated preferred stock and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without the consent of the Company’s stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to those of the holders of common stock. The issuance of Series B Preferred Stock or any preferred stock subsequently issued by the Company’s Board of Directors, under some circumstances, could have the effect of delaying, deferring or preventing a change in control.

Exchangeable Shares of JDS Uniphase Canada Ltd.:

On June 30, 1999, in connection with the merger with JDS FITEL, JDS Uniphase Canada Ltd., a subsidiary of the Company, adopted an Exchangeable Share Rights Plan (the “Exchangeable Rights Plan”) substantially equivalent to the Company’s Rights Agreement. Under the Exchangeable Rights Plan, each exchangeable share issued has an associated right (an “Exchangeable Share Right”) entitling the holder of such Exchangeable Share Right to acquire additional exchangeable shares on terms and conditions substantially the same as the terms and conditions upon which a holder of shares of common stock is entitled to acquire either 1/1000 share of the Company’s Series B Preferred Stock or, in certain circumstances, shares of common stock under the Company’s Rights Agreement. The definitions of beneficial ownership, the calculation of percentage ownership and the number of shares outstanding and related provisions of the Company’s Rights Agreement and the Exchangeable Rights Plan apply, as appropriate, to shares of common stock and exchangeable shares as though they were the same security. The Exchangeable Share Rights are intended to have characteristics essentially equivalent in economic effect to the Rights granted under the Company’s Rights Agreement. The Company has the right to force conversion of the exchangeable shares in fiscal 2014.

Note 11. Employee Benefit Plans

Employee Stock Purchase Plans:

In June 1998, the Company adopted the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan, as amended (the “98 Purchase Plan”). The 98 Purchase Plan, effective August 1, 1998, provides eligible employees with the opportunity to acquire an ownership interest in the Company through participation in a program of

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

periodic payroll deductions applied at specific intervals to the purchase of the Company’s common stock. The 98 Purchase Plan is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. However, the 98 Purchase Plan is not intended to be a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986 and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The 98 Purchase Plan will terminate upon the earlier of August 1, 2008 or the date on which all shares available for issuance have been sold. Under the 98 Purchase Plan, 5.7 million, 5.9 million, and 6.7 million shares were issued during fiscal 2005, 2004, and 2003, respectively, with weighted-average prices of $1.91, $1.95, and $2.02 per share, respectively. Of the 50.0 million shares authorized to be issued under the 98 Purchase Plan, 27.8 million shares remained available for issuance as of June 30, 2005.

In November 1999, the Company adopted the JDS Uniphase Corporation 1999 Canadian Employee Stock Purchase Plan, as amended (the “Canadian Plan”). The Canadian Plan has similar provisions to the 98 Purchase Plan. Under the Canadian Plan, 0.9 million shares were issued during fiscal 2003, with weighted-average price of $2.15 per share. Beginning in fiscal 2004, the Company terminated all enrollments in the Canadian Plan, and all employees formerly participating were enrolled in the 98 Purchase Plan. The Company presently does not anticipate any new enrolments in the Canadian Plan.

Stock Option Plans:

On November 6, 2003, the Company’s stockholders approved the Company’s 2003 Equity Incentive Plan (the “2003 Plan”). Pursuant to Section 3(a) of the 2003 Plan, and in accordance with the registration requirements of the Securities Act of 1933, as amended, the Company registered 140.0 million shares, which have been reserved for issuance under the 2003 Plan. Further, as a result of receiving stockholder approval of the 2003 Plan, (i) the Company’s right to issue options under the Company’s 1993 Amended and Restated Flexible Stock Incentive Plan (the “1993 Plan”) immediately ceased effective November 6, 2003, and (ii) all shares of the Company’s common stock previously reserved for issuance under the 1993 Plan and not associated with any then outstanding grants ceased to be available for issuance effective as of such date. The stockholders’ action did not affect any of the options granted under the 1993 Plan prior to November 6, 2003 and currently outstanding, all of which remain exercisable in accordance with their terms.

As of June 30, 2005, the Company has issued 238.8 million shares of stock options to employees and directors under the 2003 Plan, the 1996 Non-qualified Stock Option Plan and other various plans the Company assumed as a result of acquisitions. Available for grant as of June 30, 2005 were 84.1 million shares of common stock. Substantially all of our employees participate in our equity incentive programs. The exercise price for stock options is generally equal to fair value of the underlying stock at the date of grant. Options generally become exercisable over a four-year period and, if not exercised, expire from five to ten years from the date of grant. Restricted stock and restricted stock units granted under the 2003 Plan to a limited number of employees generally vest over three to five years. Certain such grants of restricted stock and restricted stock units are subject to accelerated vesting in the event of achievement of specified Company performance targets.

On June 22, 2005, the Company accelerated vesting of certain unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $2.50 per share previously awarded to its employees, including its executive officers, but excluding its non-employee directors, under the Company’s equity compensation plans. The acceleration of vesting became effective for stock options outstanding as of June 22, 2005. Options to purchase approximately 33.9 million shares of common stock or 21.7% of the Company’s outstanding options (of which options to purchase approximately 4.6 million shares or 2.9% of the Company’s outstanding options are held by the Company’s executive officers) are subject to the acceleration. The weighted average exercise price of the options subject to the acceleration is $3.79. The options subject to acceleration on average vest 2.3 years from the effective date of the acceleration.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In connection with certain of the Company’s acquisitions, outstanding stock options held by the employees of the acquired companies became exercisable, according to their terms, for the Company’s common stock effective at the acquisition date. These options did not reduce the shares available for grant under any of the Company’s other option plans. The fair value of these options was included as part of the purchase price. The deferred compensation expense calculation and future amortization is based on the vesting schedule of the awards. Amortization of the deferred stock-based compensation was zero, $1.6 million, and $47.9 million in fiscal 2005, 2004, and 2003, respectively.

Also, as a result of the acquisition of Photonics Power in June 2005, the Company assumed the PPS stock option plan and will begin to amortize deferred compensation in fiscal 2006.

During fiscal 2005, in connection with the severance agreements of former executives, the Company extended the exercise period for options to purchase 0.8 million shares at prices ranging from $2.75 to $8.81. During fiscal 2003, in connection with the severance agreements of former executives, the Company extended the exercise period for options to purchase 11.0 million shares at prices ranging from $0.70 to $112.63. No compensation expense was recorded on these options as the fair market value of the options at the time of extension was below the exercise price.

The following table summarizes the Company’s equity incentive activity through June 30, 2005 (in thousands, except weighted-average exercise price):

	Options Outstanding
	Shares Available For Grant	Number Of Shares	Weighted-Average Exercise Price
Balance as of June 30, 2002	67,606	152,574	26.11
Increase in authorized shares	7,226	—	—
Granted	(26,108)	26,108	2.63
Canceled	26,033	(30,734)	21.91
Exercised	—	(4,081)	1.39
Expired	8,688	(23,603)	35.34

Balance as of June 30, 2003	83,445	120,264	21.12
Increase in authorized shares	140,000	—	—
Granted	(49,901)	49,901	3.77
Restricted stock granted	(238)	—	—
Canceled	9,766	(10,227)	9.52
Exercised	—	(3,206)	2.47
Expired	(70,191)	(12,154)	35.19

Balance as of June 30, 2004	112,881	144,578	15.18
Plans assumed related to acquisitions	—	239	0.21
Granted	(37,023)	36,947	1.65
Canceled	8,002	(14,252)	4.42
Exercised	—	(2,113)	1.67
Expired	196	(10,621)	27.93

Balance as of June 30, 2005	84,056	154,778	12.23

Options exercisable as of:
June 30, 2003		70,060	27.24
June 30, 2004		75,588	24.32
June 30, 2005		122,591	15.05

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes information about options outstanding as of June 30, 2005 (shares in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (in years)	Weighted-Average Exercise Price	Number Exercisable	Weighted-Average Exercise Price
$ 0.00 - 1.00	3,882	6.4	$0.26	1,348	$0.73
1.01 - 1.50	2,239	4.8	1.37	1,141	1.28
1.51 - 2.00	28,897	7.5	1.61	754	1.66
2.01 - 2.50	2,146	5.4	2.16	1,800	2.16
2.51 - 3.00	24,205	5.0	2.85	24,203	2.85
3.01 - 4.00	18,351	5.2	3.62	18,286	3.62
4.01 - 5.00	22,798	5.8	4.35	22,796	4.35
5.01 - 10.00	12,839	3.1	7.99	12,840	7.99
10.01 - 12.00	269	4.0	10.70	270	10.70
12.01 - 14.64	6,148	3.2	14.43	6,149	14.43
14.65 - 29.31	19,909	2.2	20.91	19,909	20.91
29.32 - 43.96	1,612	4.0	33.81	1,612	33.81
43.97 - 58.61	2,410	2.5	51.32	2,410	51.32
58.62 - 73.27	4,022	4.5	68.25	4,022	68.25
73.28 - 87.92	655	4.5	78.51	655	78.51
87.93 - 102.57	454	2.8	97.61	454	97.61
102.58 - 117.23	2,985	3.2	107.89	2,985	107.89
111.24 - 131.88	900	3.8	127.29	900	127.29
131.89 - 146.53	57	2.5	140.53	57	140.53

	154,778	5.1	12.23	122,591	15.05

Stock-Based Compensation:

In accordance with SFAS 148, the Company is required to present pro forma information regarding its net loss and net loss per share as if the Company had accounted for its employee stock options (including shares issued under the employee stock purchase plans, collectively the “options”), granted subsequent to June 30, 1995 using the fair value based method of accounting. The fair value of the options granted in fiscal 2005, 2004, and 2003 has been estimated at the date of grant using the Black-Scholes-Merton option pricing model with the following weighted-average assumptions:

	Employee Stock Option Plans			Employee Stock Purchase Plans
	FY 2005	FY 2004	FY 2003	FY 2005	FY 2004	FY 2003
Expected life (in years)	4.30	5.00	5.00	0.90	1.25	1.25
Volatility	0.54	0.73	0.80	0.53	0.46	0.79
Risk-free interest rate	3.77%	3.00%	3.07%	2.02%	2.10%	1.69%
Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

The Black-Scholes-Merton option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models such as the Black-Scholes-Merton option pricing model require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted-average fair value of employee stock options granted during fiscal 2005, 2004, and 2003 was $1.67, $2.40, and $1.87 per share, respectively. The weighted-average exercise price of employee stock options granted during fiscal 2005, 2004, and 2003 was $1.65, $3.77, and $2.63 per share, respectively. The weighted-average fair value of shares granted under the employee stock purchase plans during fiscal 2005, 2004, and 2003 was $1.16, $0.85, and $0.88 per share, respectively.

Employee 401(k) Plans:

The Company sponsors the JDS Uniphase Corporation Employee 401(k) Retirement Plan (the “401(k) Plan”), a Defined Contribution Plan under ERISA, which provides retirement benefits for its eligible employees through tax deferred salary deductions. The 401(k) Plan allows employees to contribute up to 20% of their annual compensation, with such contributions limited to $14,000 in calendar year 2005 as set by the Internal Revenue Service.

Prior to January 1, 2004, the 401(k) Plan provided for a 100% match of employees’ contributions up to the first 3% of annual compensation and a 50% match on the next 2% of compensation, subject to a maximum matching contribution of $3,600 per employee in calendar year 2003. Effective January 1, 2004, the Plan provides for employer matching contributions to all participants who make elective contributions in an amount equal to 25% of the employee’s elective contribution for the first 6.0% of eligible compensation contributed, up to a maximum of $1,500 per year.

Prior to September 2003, employees had the option to invest the Company’s matching contributions in the Company’s common stock and were allowed to sell their shares without restrictions, subject to the Company’s insider trading policies. Effective September 30, 2003, the Plan was amended such that investments in Company common stock are no longer allowed. Investments currently held in the Company common stock will be divested and reinvested in other funds no later than September 30, 2006 at the direction of the individual participants, or, if no direction is received, by the Plan administrator. All matching contributions are made in cash and vest immediately. The Company’s matching contributions to the 401(k) Plan were $1.6 million, $3.4 million, and $7.0 million in fiscal 2005, 2004, and 2003, respectively.

The Company also provides a non-qualified retirement plan for the benefit of certain eligible employees in the U.S. This plan is designed to permit employee deferral of a portion of salaries in excess of certain tax limits and deferral of bonuses. This plan’s assets are designated as trading assets in the Company’s balance sheet (see “Note 4. Investments”).

Note 12. Reduction of Goodwill

On July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), under which goodwill is reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable.

Fiscal 2005 Charges:

In fiscal 2005, the Company recorded $53.7 million of impairment charges in accordance with SFAS 142 in accordance with its annual impairment test.

Under the first step of the SFAS 142 analysis, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

approach, the Company assumed a cash flow period of 10 years, long-term annual growth rates of -5% to 16%, a discount rate of 12% to 16% and terminal value growth rates of 4% to 6%. Based on the first step of the analysis, the Company determined that the carrying amount of a reporting unit within the CCPG was in excess of its fair value. As such, the Company was required to perform the second step analysis on that reporting unit to determine the amount of the impairment loss.

Fiscal 2004 Charges:

During fiscal 2004, the Company recorded no impairment charges in accordance SFAS 142.

Fiscal 2003 Charges:

In fiscal 2003, the Company recorded $225.7 million of impairment charges in accordance with SFAS 142. As part of its review of financial results in fiscal 2003, the Company noted indicators that the carrying value of its goodwill may not be recoverable and performed an additional impairment review. The impairment review was performed because of the prolonged economic downturn affecting the Company’s operations and revenue forecasts. The Company evaluated the recoverability of its goodwill in accordance with SFAS 142 during the first and second quarters of fiscal 2003.

Under the first step of the interim SFAS 142 analysis, the fair value of the reporting units was determined based on a combination of the income approach, which estimates the fair value based on the future discounted cash flows, and the market approach, which estimates the fair value based on comparable market prices. Under the income approach, the Company assumed a cash flow period of 5 years, long-term annual growth rates of 9% to 33%, a discount rate of 12.5% and terminal value growth rates of 5% to 7%. Based on the first step analysis, the Company determined that the carrying amount of three reporting units within the CPG was in excess of their fair value. As such, the Company was required to perform the second step analysis on the three reporting units that failed the first step test to determine the amount of the impairment loss.

Note 13. Reduction of Other Intangibles and Other Long-Lived Assets

During fiscal 2005, 2004 and 2003 the Company recorded $16.1 million, $51.8 million and $167.9 million, respectively, of reductions in the carrying value of its long-lived assets in accordance with SFAS 144. The carrying values of assets held for sale at June 30, 2005 and 2004 were $9.4 million and $46.0 million, respectively. The following table summarizes the components of the reductions of other long-lived assets (in millions):

	2005	2004	2003
Assets held and used:
Purchased intangibles (other than goodwill)	$4.5	$—	$68.6
Property, plant, equipment and other	0.7	16.4	79.1
Assets held for sale:
Property, plant and equipment	10.9	35.4	20.2

Total reductions of other long-lived assets	$16.1	$51.8	$167.9

Fiscal 2005 Charges:

Assets Held and Used:

The Company noted indicators during the fourth quarter of fiscal 2005 that the carrying value of its long-lived assets, including purchased intangibles recorded in connection with its various acquisitions and property,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

plant and equipment, may not be recoverable and performed an impairment review in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (‘SFAS 144”). The Company evaluated the recoverability of its long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. Fair value was determined based on undiscounted future cash flows for the operating entities that had separately identifiable cash flows. As a result of the review, the Company reduced the value of certain manufacturing equipment related to the front surface mirror and DLP microdisplay window programs in its Santa Rosa facility by $0.7 million to zero and purchased intangibles from the Advanced Digital Optics, Inc. (“ADO”) acquisition by $4.5 million to zero. Both reductions were recorded in the CCPG segments.

Assets Held for Sale:

During fiscal 2005, the Company wrote down the carrying value of its Ottawa facility in the CPG segment by $10.9 million in accordance with SFAS 144. The facility was sold in the fourth quarter of fiscal 2005 for net proceeds of $23.5 million.

Fiscal 2004 Charges:

Assets Held and Used:

During fiscal 2004, as a result of the adoption of FIN 46R with respect to two properties under a synthetic lease agreement, the Company recognized a $5.0 million deferred impairment charge related to the Melbourne, Florida property, which was originally being amortized over the term of the lease. In accordance with SFAS 144, the Company also reduced to estimated realizable value, the value of certain manufacturing equipment by $7.7 million, and other assets by $3.7 million. The Company noted no indicators of impairment during fiscal 2004 related to the Company’s remaining long-lived assets, including purchased intangibles.

Assets Held for Sale:

During fiscal 2004, the Company consolidated its corporate headquarters to San Jose, California. In light of the decision to consolidate the corporate headquarters, the Company determined that it did not need to continue to operate a facility in Ottawa, Canada. The Ottawa facility was classified as held for sale, and the Company adjusted the carrying value of the property. The Company also adjusted the carrying value of certain other assets previously classified as held for sale. In accordance with SFAS 144, the Company recorded total impairment charges of $35.4 million for fiscal 2004, primarily related to the Ottawa facility, representing the amount by which the carrying value of the assets exceeded fair value less cost to sell.

Fiscal 2003 Charges:

Assets Held and Used:

The Company noted indicators during the first quarter of fiscal 2003 that the carrying value of its long-lived assets, including purchased intangibles recorded in connection with its various acquisitions and property, plant and equipment, may not be recoverable and performed an impairment review in accordance with SFAS 144. The Company evaluated the recoverability of its long-lived assets and recorded impairment charges based on the amounts by which the carrying amounts of these assets exceeded their fair value. For purchased intangibles, fair value was determined based on discounted future cash flows for the operating entities that had separately identifiable cash flows. For tangible fixed assets, the Company valued these assets that were subject to impairment using specific appraisals.

During the remainder of fiscal 2003, the Company noted no impairment indicators in connection with its long-lived assets held and used, and accordingly, a test of recoverability of its long-lived assets was not required.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Assets Held for Sale:

During the third and fourth quarter of fiscal 2003, the Company classified certain property, plant and equipment intended to be disposed of within a twelve-month period as assets held for sale. In accordance with SFAS 144, the Company recorded an impairment charge of $13.3 million, representing the amount by which their carrying value exceeds fair value less cost to sell. During the first quarter of fiscal 2003, the Company classified certain property and equipment as assets held for sale in connection with the sales of its Sifam and Cronos subsidiaries (see “Note 18. Operating Segments and Geographic Information”) and recorded total impairment charges of $6.9 million.

Note 14. Restructuring and Global Realignment

Overview:

During the second quarter of fiscal 2004, the Company announced its completion of the Global Realignment Program (“GRP”), which began in April 2001. That program focused on large-scale site and employee reductions. JDSU will continue to take advantage of opportunities to further reduce costs through targeted, customer-driven restructuring events intended to reduce the Company’s footprint and rationalize the manufacture of our products based on core competencies and cost efficiencies. Restructure activities entered into through the second quarter of 2004 are described under the GRP, while activities beginning in the third quarter of fiscal 2004 are described under Restructuring Actions.

Fiscal 2005 Restructuring Actions:

The Company’s fiscal 2005 restructurings resulted in charges of $14.8 million net of adjustments made subsequent to the original estimates. The net restructuring charge was $11.8 million for severance and fringe benefits, $2.8 million for facilities shut-down costs and $0.2 million for related leases. Including adjustments of $3.4 million recorded during the year to the accrual for leases restructured under the GRP, JDSU’s total fiscal 2005 restructuring expense was $18.2 million.

During fiscal 2005, the Company terminated or notified for termination 893 employees—500 in North America, 389 in Asia-Pacific and 4 in Europe. Of these reductions to headcount, 781 were in manufacturing, 44 in research and development and 68 in sales, general and administration functions. These restructurings primarily relate to the decisions to close the Company’s facilities in Ewing, New Jersey, Melbourne, Florida, Indonesia and Singapore and consolidate these operations into other company facilities or to source the products from outside manufacturers. The Company also announced plans to selectively reduce its workforce at its facilities in Santa Rosa, California. As of June 30, 2005, 371 of the employees have been terminated. The remaining severance and benefit payments resulting from these restructuring activities are scheduled to be paid through the third quarter of fiscal 2006.

Fiscal 2004 Restructuring Actions:

The Company’s fiscal 2004 restructuring activities resulted in restructuring charges of $5.6 million primarily related to severance and fringe benefits.

During fiscal 2004, the Company terminated or notified for termination 137 employees—106 in North America and 31 in Asia Pacific. Of these reductions to headcount, 95 were in manufacturing, 18 in research and development and 24 in sales, general and administration functions. These restructurings primarily relate to the decisions to eliminate technology and manufacturing at the Company’s Japan operation and to streamline certain functions in North America. As of June 30, 2005, 134 employees have been terminated. The remaining severance

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and benefit payments resulting from these restructuring activities are scheduled to be paid through the first quarter of fiscal 2006.

Global Realignment Program:

Overview:

In April 2001, the Company initiated the GRP, under which it began restructuring its business in response to the economic downturn. From April 2001 through the end of the second quarter of fiscal 2004, JDSU implemented nine phases of restructuring activities under the GRP. Through June 30, 2005, the Company had recorded total related restructuring charges of $659.0 million, before net accumulative adjustments of ($6.8) million. In addition, through June 30, 2005, JDSU had incurred charges other than restructuring of $493.4 million, mostly related to the GRP. Restructuring activities initiated prior to December 31, 2002 were recorded in accordance with Emerging Issues Task Force 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity” (“EITF 94-3”), and restructuring activities initiated after December 31, 2002 were recorded in accordance with SFAS 146 and SFAS 112.

Under the GRP, the Company has consolidated and reduced its manufacturing, research and development, sales and administrative facilities in North America, Europe and Asia-Pacific. The total number of sites and buildings closed or scheduled for closure is 29, all of which are related to various phases of restructuring. Through June 30, 2005, JDSU has reduced its total workforce by approximately 19,900 employees as planned based on decisions made through the end of the second quarter of fiscal 2004. Of the total, 19,150 relate to restructuring activities and 750 relate to other decisions made under the GRP.

Workforce Reduction:

The Company has recorded initial restructuring charges totalling $228.6 million, primarily related to severance and fringe benefits associated with the reduction of approximately 19,150 employees. This total includes non-cash severance charges of $12.3 million, of which $11.1 million related to the modification of a former executive’s stock options and $1.2 million to disputed severance. The Company has recorded total decreases of $13.3 million to the restructuring accrual balance due to actual payments for such charges being lower than originally estimated.

Approximately 16,200 employees were engaged in manufacturing, 1,350 in research and development, and 1,600 in selling, general and administrative functions. Approximately 16,400 employees were located in North America, 1,700 in Europe, and 1,050 in Asia-Pacific. The Company had substantially completed these workforce reductions as of June 20, 2005. The remaining accrual balance reflects severance and benefit payments scheduled to be paid to employees that have already been terminated.

Facilities and Equipment and Lease Costs:

In connection with the restructuring activities, management approved and committed the Company to plans to close 29 sites, vacate buildings at the closed sites as well as at other continuing operations, and reduce its workforce by approximately 19,150 employees. These sites were located in Arnhem, Netherlands; Asheville, North Carolina; Bracknell, United Kingdom; Columbus, Ohio; Eatontown, New Jersey; Eindhoven, Netherlands; Freehold, New Jersey; Gloucester, Massachusetts; Hillend, United Kingdom; Horsham, Pennsylvania; Manteca, California; two sites in Ottawa, Canada; Oxford, United Kingdom; Piscataway, New Jersey; Plymouth, United Kingdom; Raleigh, North Carolina; Richardson, Texas; Rochester, New York; two sites in San Jose, California; Shunde, China; Sydney, Australia; Taipei, Taiwan; Toronto, Canada; Torquay, United Kingdom; Victoria,

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Canada; Waghaeusel- Kirrlach, Germany; and Witham, United Kingdom. One of the San Jose, California sites relates to the E-TEK operations, which were relocated to the Company’s other sites located in West Trenton, New Jersey and Shenzhen, China. The Company’s San Jose headquarters continues to occupy a portion of the E-TEK site.

Property and equipment that were disposed of or removed from operations resulted in initial charges totalling $274.4 million. The property and equipment write-downs consisted primarily of owned buildings, leasehold improvements, computer equipment and related software, production and engineering equipment, and office equipment, furniture and fixtures. Through fiscal 2005, the Company recorded total adjustments of $11.4 million, primarily due to additional declines in the fair market value of owned buildings held for disposal. In addition, the Company received $8.4 million of cash proceeds in excess of the estimated salvage value of certain restructured assets sold through fiscal 2005.

JDSU has incurred initial charges totaling $156.0 million for exiting and terminating leases. Initial charges were accrued for phases one though five and seven through nine of the GRP. The estimated cost to exit and terminate facility leases was based on the contractual terms of the agreements and current real estate market conditions. Subsequently, the Company has recorded net decreases of $4.9 million to the restructuring accrual balance due to changes in the commercial real estate market, primarily in the U.S., and final settlement of certain lease obligations. The Company’s accrued lease liability for all plans of $39.4 million at June 30, 2005 was net of $10.0 million in estimated income to be generated from sublease contracts.

The following table summarizes the various restructuring plans (in millions):

	Workforce Reduction	Facilities and Equipment	Lease Costs	Total
Accrual balance as of June 30, 2002	$19.6	$—	$76.2	$95.8
Restructuring charges—GRP	64.5	0.5	39.9	104.9
Cash payments—GRP	(60.1)	—	(20.8)	(80.9)
Adjustments—GRP	2.6	9.2	13.0	24.8
Cash proceeds in excess of salvage value—GRP	—	(2.8)	—	(2.8)
Non-cash charges—GRP	(1.2)	(6.9)	0.4	(7.7)

Accrual balance as of June 30, 2003	25.4	—	108.7	134.1
Restructuring charges—GRP	2.5	—	2.3	4.8
Cash payments—GRP	(24.0)	—	(19.2)	(43.2)
Adjustments—GRP	(0.4)	—	(15.2)	(15.6)
Restructuring charges—post GRP	5.6	—	—	5.6
Cash payments—post GRP	(1.5)	—	—	(1.5)

Accrual balance as of June 30, 2004	7.6	—	76.6	84.2
Cash payments—GRP	(3.4)	—	(40.6)	(44.0)
Adjustments—GRP	—	—	3.4	3.4
Restructuring charges—post GRP	15.0	2.8	0.1	17.9
Cash payments—post GRP	(9.2)	(2.8)	(0.2)	(12.2)
Adjustments—post GRP	(3.2)	—	0.1	(3.1)

Accrual balance as of June 30, 2005	$6.8	$—	$39.4	$46.2

The current portion of the total restructuring accrual was $23.0 million and $48.4 million at June 30, 2005 and 2004, respectively. The remaining balance of $23.2 million and $35.8 million at June 30, 2005 and 2004, respectively, was included as a component of “Other non-current liabilities” in the Company’s Consolidated Balance Sheets.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Charges Other Than Restructuring:

In addition to the charges recorded in connection with the restructuring activities, the Company has incurred total other charges of $493.4 million since inception related to the GRP. Details of these charges for fiscal years 2005, 2004, and 2003 were as follows (in millions):

	Years Ended June 30,
	2005	2004	2003
Property and equipment	$2.6	$1.9	$36.3
Purchase commitments and other obligations	0.7	1.6	(2.5)
Workforce-related charges	2.4	1.8	14.7
Lease costs	5.3	(0.8)	5.5
Moving and other costs	0.7	2.3	1.7

Total other charges	$11.7	$6.8	$55.7

Through fiscal 2005, the Company has incurred total charges related to property and equipment of $211.9 million. During the fiscal years ended 2005, 2004, and 2003, the Company recorded $2.6 million, $1.9 million, and $36.3 million, respectively, of additional depreciation from changes in the estimated useful life and the write-downs of certain property and equipment that were identified for disposal but remained in use until the date of disposal. Total amounts recorded were net of cash proceeds of zero, $0.7 million, and $3.2 million, received in 2005, 2004, and 2003, respectively.

Through fiscal 2005, the Company has incurred total workforce-related charges of $31.4 million, which included retention bonuses, employee relocations costs and, in fiscal 2002, payments to approximately 750 employees for severance and fringe benefits that were not associated with a formal plan of termination.

Through fiscal 2005, the Company has incurred total lease costs of $16.4 million. During fiscal 2005 and 2004, the Company adjusted lease expenses by $5.3 million and ($0.8) million, respectively, primarily to reflect refinements of estimated net costs on facilities not required for ongoing operations. During fiscal 2003, the Company recorded additional lease charges of $5.5 million due primarily to the loss of a sub-tenant in a building in San Jose, California. Many of the markets in which JDSU leases facilities continue to experience relatively low occupancy rates for commercial real estate; therefore, it is difficult to obtain tenants for the Company’s excess building space.

Through fiscal 2005, the Company has incurred total moving and other costs of $12.2 million. During the fiscal years ended 2005, 2004 and 2003, the Company incurred moving, purchase and other commitments and other costs of $0.7 million, $2.3 million and $1.7 million, respectively, related to relocation of certain facilities and equipment from buildings of which the Company has disposed of or plans to dispose.

Charges other than restructuring were recorded in the Company’s Consolidated Statements of Operations as follows (in millions):

	Years Ended June 30,
	2005	2004	2003
Cost of sales	$4.6	$3.3	$7.7
Research and development	0.3	1.1	2.7
Selling, general and administrative	6.8	2.4	45.3

Total other charges	$11.7	$6.8	$55.7

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of June 30, 2005, the accrual balance related to these charges was $3.5 million, consisting primarily of purchase and lease commitments. The accrual balance is included in “Other current liabilities” in the Company’s Consolidated Balance Sheet.

Note 15. Income Taxes

The Company’s loss before income taxes and cumulative effect of accounting change consisted of the following (in millions):

	Years Ended June,
	2005	2004	2003
Domestic	$(214.4)	$(70.7)	$(703.0)
Foreign	(40.2)	(57.7)	(217.3)

Loss before income taxes and cumulative effect of an accounting change	$(254.6)	$(128.4)	$(920.3)

The Company’s income tax expense (benefit) consisted of the following (in millions):

	Years Ended June 30,
	2005	2004	2003
Federal:
Current	$(2.9)	$(5.0)	$—
Deferred	9.7	(6.8)	(6.1)

	6.8	(11.8)	(6.1)

State:
Current	(0.5)	—	—
Deferred	1.4	(1.0)	(0.9)

	0.9	(1.0)	(0.9)

Foreign:
Current	(1.0)	(3.0)	(47.5)
Deferred	—	—	68.0

	(1.0)	(3.0)	20.5

Total income tax expense (benefit)	$6.7	$(15.8)	$13.5

The federal and state deferred tax expense for fiscal year 2005 primarily relates to the reversal of the tax benefits recognized in prior periods related to unrealized gains from the sale in 2005 of certain marketable securities. The expense was recorded in accordance with Statement of Financial Accounting Standard No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) and Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS 109”).

There was no tax benefit associated with exercise of stock options for the fiscal years ended June 30, 2005 and June 30, 2003. The tax benefit associated with exercises of stock options for the fiscal year ended June 30, 2004 was $0.8 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the Company’s income tax expense (benefit) at the federal statutory rate to the income tax expense (benefit) at the effective tax rate is as follows (in millions):

	Years Ended June 30,
	2005	2004	2003
Income tax expense (benefit) computed at federal statutory rate	$(89.1)	$(44.9)	$(322.1)
Foreign earnings	(3.1)	(3.3)	—
Reduction of goodwill	18.8	—	79.0
Valuation allowance	69.4	43.3	261.1
Non-cash tax expense (benefit) on marketable securities	10.8	(7.8)	(6.5)
Reversal of previously accrued taxes	(5.1)	(4.6)	—
Other	5.0	1.5	2.0

Income tax expense (benefit)	$6.7	$(15.8)	$13.5

The components of the Company’s net deferred taxes consisted of the following (in millions):

	June 30,
	2005	2004
Gross deferred tax assets:
Tax credit carryforwards	$83.5	$97.6
Net operating loss carryforwards	1,913.5	1,644.3
Inventories	53.8	92.6
Accruals and reserves	32.6	54.5
Other	102.9	86.9
Acquisition-related items	392.5	515.9

Gross deferred tax assets	2,578.8	2,491.8
Valuation allowance	(2,538.8)	(2,450.5)

Deferred tax assets	40.0	41.3

Gross deferred tax liabilities:
Acquisition-related items	(34.7)	(27.0)
Undistributed foreign earnings	(4.8)
Investment holdings	(0.8)	(14.3)

Deferred tax liabilities	(40.3)	(41.3)

Total net deferred tax liabilities	$(0.3)	$—

A $0.3 million net deferred tax liability has been established to reflect tax amortization of goodwill for which no financial statement amortization has occurred under generally accepted accounting principles, in accordance with SFAS 142, “Goodwill and Intangible Assets’.

As of June 30, 2005, the Company had federal, state and foreign tax net operating loss carryforwards of $4,723.4 million, $2,532.4 million and $325.5 million, respectively, and federal, state and foreign research and other tax credit carryforwards of $43.5 million, $29.8 million and $20.6 million, respectively. The tax net operating loss and tax credit carryforwards will expire at various dates beginning in fiscal 2006 through 2025 if not utilized. Utilization of the tax net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of a portion of the federal and state tax net operating losses.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has initiated a dividend plan to repatriate certain earnings from one of its subsidiaries in China. As of June 30, 2005, $13.7 million is expected to be repatriated with no additional tax expense. The remaining foreign earnings are considered to be indefinitely reinvested in non-U.S. operations. Cumulative undistributed earnings of the Company’s foreign subsidiaries for which no U.S. income taxes have been provided aggregated approximately $2.1 million at June 30, 2005 and $12.0 million at June 30, 2004. The Company estimates that approximately $0.1 million of additional taxes would have to be provided if these earnings were repatriated back to the U.S.

On December 21, 2004, the FASB issued FASB Staff Position No. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004” (“FSP FAS 109-2”). The American Jobs Creation Act introduces a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. The Company currently has no plans to avail itself of this repatriation provision.

The Company’s manufacturing operations in Beijing, China, operated under a tax holiday that was effective from January 1, 2003 to December 31, 2004. The net impact of the tax holiday was to reduce the Company’s net loss in fiscal 2004 by approximately $3.2 million.

The valuation allowance increased by $88.3 million in fiscal 2005 and decreased by $39.0 million in fiscal 2004. It increased by $219.2 million in fiscal 2003. Increases in the valuation allowance in fiscal 2005 were primarily due to the increase in domestic and foreign tax net operating losses sustained during the fiscal year and capital losses from the sale of certain marketable securities. The increase was partially offset by the amortization of acquired intangibles, the reduction in inventory, restructuring, and other reserves, and the repatriation of undistributed foreign earnings which were previously considered permanently reinvested under APB 23. Decreases in the valuation allowance in fiscal 2004 were due to the net effects of write-offs of deferred tax assets recorded in prior business combinations relating to assumed employee stock options that either expired unexercised or were exercised during the year when the market value of the underlying stock was less than the previously recorded value and decreases in inventory and other reserves and increased for losses incurred. Increases in the valuation allowance for domestic deferred tax assets recorded in fiscal 2003 were due to reductions in the Company’s forecasts of future domestic taxable income and the elimination of deferred tax liabilities recorded in prior business combinations. Due to the continued economic uncertainty in the industry, the Company has recorded deferred tax assets as of June 30, 2005 and June 30, 2004 only to the extent of certain offsetting deferred tax liabilities.

Approximately $509.6 million of the valuation allowance as of June 30, 2005 and approximately $492.3 million of the valuation allowance as of June 30, 2004 was attributable to stock options, the benefit of which will be credited to paid-in capital when and if realized. Approximately $47.1 million of the valuation allowance as of June 30, 2005 and approximately $52.2 million of the valuation allowance as of June 30, 2004 was attributable to deferred tax assets that when realized, will first reduce unamortized goodwill, then other non-current intangible assets of acquired subsidiaries, and then income tax expense.

During fiscal 2005, the Company recorded $5.1 million of tax benefits resulting from the reversal of previously accrued income taxes due to the resolution of certain domestic and foreign tax audit issues. During fiscal 2004, the Company recorded a $2.0 million tax benefit as a result of obtaining a tax clearance certificate in connection with the liquidation of one of the Company’s foreign subsidiaries. Additionally, the Company recorded a $2.6 million tax benefit as of June 30, 2004 to reflect a reduction in previously estimated foreign tax liabilities as a result of the Company’s resolution of certain foreign tax audit issues with foreign taxing authorities.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2004, the Company settled certain foreign and domestic tax examinations relating to pre-acquisition periods of acquired subsidiaries. Approximately $1.4 million was recorded as an increase to goodwill in connection with the settlements. The Company is currently subject to various federal, state and foreign audits by taxing authorities. The Company believes that adequate amounts have been provided for any adjustments that may result from these examinations.

Included in the $13.5 million provision for income taxes recorded for fiscal year 2003 was an $18.0 million expense related to the prior financial reporting period ended June 30, 2002 that resulted from an increase in the Company’s valuation allowance for deferred tax assets. During the year ended 2003, Canadian tax authorities completed a review of the Company’s pending claims for refunds of prior year income taxes. As a result of this review, certain matters related to carryback periods and minimum taxes were identified that caused the Company to conclude that it had recorded $18.0 million of net deferred tax assets in excess of income taxes actually recoverable from prior years and, therefore, necessitated the recording of an additional valuation allowance for deferred tax assets. As of June 30, 2002, management concluded that due to the existing economic environment, the Company should not record net deferred tax assets in excess of recoverable income taxes. The $18.0 million amount recorded in fiscal year 2003 was not material to the period in which it should have been recorded nor material to the consolidated results of operations for the year ended June 30, 2003. The impact on the net loss for the year ended June 30, 2002 would have been an increase of $18.0 million, and the basic and diluted net loss per share would have increased by $0.01. The Company would have also restated the consolidated balance sheet as of June 30, 2002 by reducing the net deferred income tax assets by $18.0 million. Net loss for the year ended June 30, 2003 would have decreased by $18.0 million, and the basic and diluted net loss per share would have decreased by $0.01.

Note 16. Related Party Transactions

ADVA:

As of June 30, 2005, ADVA AG Optical Networks (“ADVA”), a publicly held Metro Optical Networking Solutions company in which the Company holds a long-term investment, is a customer of the Company. ADVA also has a member on its Board of Directors who is an executive officer from the JDSU. As of June 30, 2005, the carrying value of Company’s investment in ADVA was $0.3 million.

Agility:

In the third quarter of fiscal 2005, the Company invested $3.0 million in Agility Communications, Inc. (“Agility”), a privately held optical networking solutions company. Agility is a customer of the Company. As of June 30, 2005, the carrying value of Company’s investment in Agility was $3.0 million. Also, on September 8, 2005, the Company announced the acquisition of Agility. Refer to “Note 22. Subsequent Events (Unaudited)” for additional information.

Avici Systems:

As of June 30, 2005, Avici Systyems, a publicly held network routing solutions company, is a customer of the Company that has a member on its Board of Directors who is also a member of the Board of Directors of JDSU.

BaySpec:

As of June 30, 2005, BaySpec, a privately held OEM fiber-optics company in which the Company has a long-term investment, is a customer and a supplier of the Company. As of June 30, 2005, the carrying value of the Company’s investment in Bayspec was $1.4 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Epion:

As of June 30, 2005, Epion, a privately held Gas Cluster Ion Beam Technology company in which the Company has a long-term investment, was a customer of the Company’s intellectual property. Epion was also a supplier of the Company during fiscal 2005. As of June 30, 2005, the carrying value of the Company’s investment in Epion was $1.0 million.

Fabrinet:

During fiscal 2005, Fabrinet, a privately held contract manufacturing company in which the Company has a long-term investment, was both a customer and supplier of the Company. As of June 30, 2005, the carrying value of the Company’s investment in Fabrinet was $2.0 million.

During fiscal 2005, the Company sold its legal entities in Singapore, Bintan, Indonesia, and Fuzhou, China to Fabrinet. The Company also sold certain assets from its Ewing, New Jersey and Mountain Lakes, New Jersey facilities to Fabrinet.

The Singapore and Bintan, Indonesia legal entities were sold in November 2004. The Company will receive quarterly payments for the inventory acquired by Fabrinet. The Company agreed to reimburse Fabrinet for the cost associated with on-going production and wind-down of the facility. These costs were charged to cost of sales as incurred. The cost related to employee reductions and site closure is being charged to restructuring. See Note 14 “Restructuring and Global Realignment” in our Notes to Consolidated Financial Statements.

The Fuzhou, China legal entities and certain assets of the Ewing and Mountain Lakes, New Jersey facilities were sold in May 2005. The Company received a note of $10.7 million payable in quarterly installments over four years from Fabrinet and a receivable of $19.0 million for the inventory at Ewing and Mountain Lakes, New Jersey payable in quarterly installments over one year. The Company agreed to pay Fabrinet $17.0 million to settle specific employee related matters in Fuzhou, China, the cost of employee severance for the Ewing and Mountain Lakes, New Jersey facilities, costs associated with on-going production and wind-down of the Ewing, New Jersey facility, and site remediation costs in Mountain Lakes, New Jersey. While the Company anticipates incurring lease remediation costs to close its Ewing, New Jersey facility, it could not reasonably estimate the expense as of fiscal year end. The $17.0 million has been allocated as follows: $9.4 million to on-going cost of production, $7.4 million to restructuring expense and $0.2 million to lease remediation costs at Mountain Lakes, New Jersey. Cost allocated to on-going production is being amortized to cost of sales based upon units of production. See Note 14. “Restructuring and Global Realignment” And Note 19. “Sale of Subsidiaries’ Net Assets” in our Notes to Consolidated Financial Statements.

Iridian Spectral Technologies:

During fiscal 2005, Iridian Spectral Technologies (“Iridian”), a privately owned Canadian manufacturer of thin film optical components in which the Company has a long-term investment, was a customer of the Company. The Company did not have material transactions with Iridian during fiscal 2005. However, the open accounts receivable balance as of June 30, 2005 relates to the current carrying value of a promissory note that Iridian has with the Company. As of June 30, 2005, the carrying value of the Company’s investment in Iridian was $0.3 million.

Lynx:

During fiscal 2005, Lynx Photonic Networks (“Lynx”), a privately held photonic communications solutions company in which the Company has a long-term investment, was a customer of the Company. As of June 30, 2005, the carrying value of the Company’s investment in Lynx was $1.7 million.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Micralyne, Inc.:

During fiscal 2005, Micralyne, Inc. (“Micralyne”), a privately held manufacturer of microfabricated and MEMS (Micro-Electro-Mechanical-Systems) based products in which the Company has a long-term investment, was a supplier of the Company. As of June 30, 2005, the carrying value of the Company’s investment in Micralyne was $0.5 million.

Santur:

During fiscal 2005, Santur, a privately held manufacturer of optical components in which the Company has a long-term investment, was both a customer and supplier of the Company. As of June 30, 2005, the carrying value of the Company’s investment in Santur was $0.5 million.

Sifam Fibre Optics:

As of June 30, 2004, Sifam Fibre Optics (“Sifam”), a privately held company in which the Company has a long-term investment, was a supplier of the Company. The Company did not have material transactions with Sifam during fiscal 2005. As of June 30, 2005, the carrying value of the Company’s investment in Sifam was $0.9 million.

Tellabs:

As of June 30, 2005, Tellabs, a publicly held wireline and wireless networking solutions company, has a member of their Board of Directors who is also currently a member of the Company’s Board of Directors. Tellabs is also a customer of the Company.

Transactions and balances with the Company’s related parties were as follows (in millions):

	Years Ended June 30,				June 30,
	2005	2004	2003		2005	2004
Net revenue:				Accounts Receivable:
ADVA	$1.5	$1.0	$1.1	ADVA	$0.3	$0.1
Agility	0.6	0.4	—	Agility	—	0.1
Avici Systems	0.1	0.3	—	Avici Systems	—	—
BaySpec	0.1	—	—	BaySpec	—	—
Epion	2.4	2.4	—	Epion	—	—
Fabrinet	22.9	5.8	—	Fabrinet	39.6	0.9
Iridian	—	—	—	Iridian	0.5	—
Lynx	0.1	0.5	0.2	Lynx	—	0.1
Micralyne	—	—	—	Micralyne	—	—
Santur	0.1	—	0.1	Santur	—	—
Sifam	—	—	—	Sifam	—	—
Tellabs	2.1	2.4	1.8	Tellabs	0.2	0.1

	$29.9	$12.8	$3.2		$40.6	$1.3

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Years Ended June 30,				June 30,
	2005	2004	2003		2005	2004
Net purchases:				Accounts Payable:
ADVA	$—	$—	$—	ADVA	$—	$—
Agility	—	—	—	Agility	—	—
Avici Systems	—	—	—	Avici Systems	—	—
BaySpec	3.1	1.4	—	BaySpec	0.1	1.2
Epion	0.1	0.2	—	Epion	—	—
Fabrinet	73.0	31.1	1.8	Fabrinet	17.4	2.3
Iridian	—	—	—	Iridian	—	—
Lynx	—	—	—	Lynx	—	—
Micralyne	1.3	0.2	0.3	Micralyne	—	0.1
Santur	0.3	0.2	—	Santur	—	—
Sifam	3.2	3.7	1.1	Sifam	—	0.3
Tellabs	—	—	—	Tellabs	—	—

	$81.0	$36.8	$3.2		$17.5	$3.9

Note 17. Mergers and Acquisitions

Photonic Power Systems, Inc.

In May 2005, JDSU purchased Photonic Power Systems, Inc. (“PPS”), a privately held enterprise, for approximately $9.7 million in cash, including direct transaction costs of $0.1 million and $0.3 million in fair value of options granted to purchase 238,744 shares of JDSU common stock. The former shareholders of PPS made certain representations and warranties to JDSU and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. As security for this indemnification obligation of the former PPS shareholders, JDSU retained approximately $1.5 million of the cash consideration, which is scheduled to be released on the 18 month anniversary of the acquisition date.

In addition to the $10.0 million purchase price listed above, JDSU is obligated to pay contingent cash consideration of up to $2 million if certain revenue targets are achieved during the 12 months following the acquisition date. Additional payments, if any, would increase the recorded value of goodwill.

PPS has pioneered the delivery of electrical power over fiber to drive low powered electrical circuitry. Acquiring PPS diversifies JDSU’s customer base, creates opportunities in new markets and industries, expands the Company’s investments in future optical technologies and strengthens its vertically integrated products portfolio. The transaction was accounted for as a purchase in accordance with Statement of Financial Accounting Standard No. 141 “Business Combinations” (“SFAS 141”); therefore, the tangible assets acquired were recorded at fair value on acquisition date. The initial purchase price was allocated as follows (in millions):

Intangible assets acquired:
Developed technology	$3.2
Customer relationships	0.1
Goodwill	6.7

Total purchase price	$10.0

The following table summarizes the components of the tangible assets acquired (in millions):

Inventories	$0.3
Property and equipment	0.1
Other assets and liabilities, net	(0.4)

$—

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A portion of the purchase price was allocated to developed product technology, which includes products that are already technologically feasible. PPS’s developed products technology is primarily comprised of the photovoltaic power converter, the photovoltaic power module and the optical power transceiver. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. A discount rate of 14.5% was applied to developed product technology.

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	9 years
Customer relationships	2 years
Weighted-average amortization period	9 years

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS 142. Goodwill has been assigned to the CCPG operating segment and is not expected to be deductible for tax purposes under section 197 of the Internal Revenue Code. The results of operations of PPS have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

Lightwave Electronics Corporation

In May 2005, JDSU purchased Lightwave Electronics Corporation (“Lightwave”) for approximately $67.2 million in cash, including $0.5 million of direct transaction costs incurred in connection with the acquisition. The former shareholders of Lightwave made certain representations and warranties to JDSU and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. As security for this indemnification obligation of the former Lightwave shareholders, JDSU retained approximately $10.8 million of the cash consideration, which is scheduled to be released on the 18 month anniversary of the acquisition date.

Lightwave is a leading provider of solid-state lasers for commercial markets including materials processing, semiconductor fabrication, and biotech. The acquisition reinforces the Company’s commitment to the OEM laser business and significantly strengthens our portfolio in the higher-growth diode-pumped solid-state laser markets. The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the tangible assets acquired were recorded at fair value on acquisition date. The initial purchase price was allocated as follows (in millions):

Net tangible assets acquired	$14.9
Intangible assets acquired:
Developed technology	22.7
Customer relationships	4.3
In-process research & development	1.1
Patent	0.5
Trademark/trade name	0.5
Goodwill	23.2

Total purchase price	$67.2

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the components of the tangible assets acquired (in millions):

Inventories	$9.4
Property and equipment	1.4
Other assets and liabilities, net	4.1

Net tangible assets acquired	$14.9

A portion of the purchase price was allocated to developed product technology and in-process research and development (“IPR&D”). They were identified and valued through an analysis of data provided by Lightwave concerning developmental products, their stage of development, the time and resources needed to complete them, target markets, their expected income generating ability and associated risks. The Income Approach, which is based on the premise that the value of an asset is the present value of its future earning capacity, was the primary valuation technique employed. Discount rates of 13.5% and 17.5% were applied to developed product technology and IPR&D, respectively.

Developed product technology, which includes products that are already technologically feasible, is primarily comprised of a portfolio of solid-state lasers used for applications such as PC board via-hole drilling, wafer singulation for solar cells and LEDs, wafer inspection and alignment, memory repair, and ultraviolet flow cytometry and confocal microscopy.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed product technology	9 years
Customer relationships	5 years
Patent	3 years
Trademark/trade name	10 years
Weighted-average amortization period	8 years

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS 142. Goodwill has been assigned to the CCPG operating segment and is not expected to be deductible for tax purposes under section 197 of the Internal Revenue Code. The results of operations of Lightwave have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

Advanced Digital Optics, Inc.

In July 2004, the Company purchased Advanced Digital Optics, Inc. (“ADO”), a manufacturer of optical components and assemblies for communications and display markets, for approximately $10.9 million in cash, including direct transaction costs of $0.4 million. JDSU was an investor in ADO prior to the acquisition;

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

therefore, the purchase price is stated net of the fair market value of JDSU owned shares at transaction date of approximately $2.8 million. The Company did not recognize any gain or loss on investment in connection with the purchase of ADO.

The Company believes the acquisition will extend its capabilities in the design and manufacture of microdisplay light engines that deliver leading performance and image quality for the high definition television market.

The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the tangible assets acquired were recorded at fair value on acquisition date. The initial purchase price was allocated as follows (in millions):

Net tangible assets acquired	$(2.3)
Intangible assets acquired:
Existing technology	6.5
Goodwill	6.7

Total purchase price	$10.9

The following table summarizes the components of the tangible assets (liabilities) acquired (in millions):

Inventories	$0.2
Property and equipment	0.1
Other assets and liabilities, net	(2.6)

Net tangible assets acquired	$(2.3)

Subsequent to the acquisition, JDSU recorded adjustments to the initial purchase price allocation which increased the value of net tangible assets and decreased the value of goodwill by $0.5 million. The adjustments resulted primarily from offsetting a liability to a former shareholder against $0.7 million contractually owed to JDSU but not previously recognized due to the uncertainty of collection. This gain was partially offset by the cost of terminating ADO operating leases.

A portion of the purchase price was allocated to developed product technology, which includes products that are already technologically feasible. ADO’s developed product technology is primarily comprised of specialty light engines and related products. The Income Approach was the primary valuation technique employed. A discount rate of 19.0% was applied to developed product technology. All of the acquired intangible assets are being amortized over their estimated useful lives of three years.

Goodwill, which represents the excess of the purchase price over the fair value of tangible and identified intangible assets acquired, is not being amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS 142. Goodwill has been assigned to the CCPG operating segment and is not expected to be deductible for tax purposes under section 197 of the Internal Revenue Code. The results of operations of ADO have been included in the Company’s financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

E2O Communications:

On May 17, 2004, JDSU purchased E2O Communications Incorporated (“E2O”) for approximately $60.2 million in cash, including $0.2 million of direct transaction costs incurred in connection with the acquisition. Of the $60.2 million purchase price, $0.4 million and $3.7 million remained to be paid and were recorded as other current liabilities on the Company’s consolidated balance sheets at June 30, 2005 and June 30, 2004, respectively. These accrued amounts represent cash to be paid in exchange for E2O’s remaining outstanding common stock.

The former shareholders of E2O made certain representations and warranties to JDSU and agreed to indemnify the Company against damages which might arise from a breach of those undertakings. As security for this indemnification obligation of the former E2O shareholders, and to settle and outstanding third party law suit, JDSU retained approximately $5.5 million of the cash consideration. The Company released these retained amounts in May 2005.

E2O is a manufacturer of high-performance fiber optic components and modules for the computer storage, internetworking and communication markets. The Company believes the acquisition will extend its product portfolio and customer base in the optical transceiver market. The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the tangible assets acquired were recorded at fair value on the acquisition date. The initial purchase price was allocated as follows (in millions):

Net tangible assets acquired	$12.5
Intangible assets acquired:
Developed technology	6.2
Customer relationships	2.3
Supply agreements	0.4
In-process research and development	2.6
Goodwill	36.2

Total purchase price	$60.2

The following table summarizes the components of the tangible assets acquired:

Inventories	$5.4
Property and equipment	8.9
Other assets and liabilities, net	(1.8)

$12.5

During fiscal 2005, JDSU recorded certain adjustments to the initial purchase price allocation which decreased the value of net tangible assets and increased the value of goodwill by $2.6 million. The Company wrote off $1.5 million in leasehold improvements, accrued $1.0 million for lease termination costs, employee severance expenses, and sales and warranty reserves, and incurred additional direct transaction costs of $0.1 million.

A portion of the purchase price was allocated to developed product technology and in-process research and development (“IPR&D”). They were identified and valued through an analysis of data provided by E2O concerning developmental products, their stage of development, the time and resources needed to complete them, if applicable, target markets, their expected income generating ability and associated risks. The Income Approach was the primary valuation technique employed. Discount rates of 19% and 22% were applied to developed product technology and IPR&D, respectively.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The acquired developed product technology, which is comprised of products that are already technologically feasible, included small form factor transceivers, gigabit interface converters, and the positive-intrinsic-negative (“PIN”) portion of optical receivers. The acquired developed product technology represents the optical transceiver business’ trade secrets and patents developed through years of experience in the design, package and manufacture of optical transceiver products for storage area networks and local area networks.

Developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. Efforts required to develop IPR&D into commercially viable products include the planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

The acquired intangible assets are being amortized over their estimated useful lives, which are presented in the table below:

Developed technology	5 years
Customer relationships	3 years
Supply agreements	3 years
Weighted-average amortization period	4 years

The acquisition was accounted for as a purchase in accordance with SFAS 141, and accordingly, the tangible assets acquired were recorded at their fair value at the date of acquisition. The results of operations of E2O have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

Ditech Communications:

On July 16, 2003, the Company purchased certain assets of the optical communications business of Ditech Communications (“Ditech”) for approximately $1.6 million in cash. Direct transaction costs incurred in connection with the acquisition were immaterial. Under terms of the purchase agreement, JDSU retained approximately $0.2 million of the cash consideration as security for certain representations and warranties made by Ditech to indemnify the Company against damages which might arise from a breach of those undertakings. The Company expects final settlement of this balance with Ditech during fiscal 2006.

In addition to the $1.6 million purchase price, JDSU is obligated to pay contingent cash consideration of up to $4.9 million, of which $0.9 million is based on the level of inventory purchased from Ditech and sold by the Company during fiscal 2004, and $4.0 million is based on revenues generated by the acquired business through fiscal 2005. Upon timely notice by JDSU, Ditech is required to repurchase specified inventories not used during fiscal 2004. During fiscal 2005, JDSU notified Ditech of its intention to return these inventories. The net amount receivable by JDSU was approximately $0.6 million at June 30, 2005.

For fiscal 2005 and 2004, the Company accrued contingent consideration based on revenues of approximately $0.4 million and $0.9 million, respectively. Approximately $0.8 million and $0.4 million were recorded as other current liabilities on the Company’s balance sheets at June 30, 2005 and 2004, respectively. Contingent payments based on revenue have been accounted for as goodwill. The Company expects final settlement of the remaining balances with Ditech during fiscal 2006.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company believes that the acquisition adds to its abilities to integrate optics, electronics and software in subsystems for optical equipment manufacturers. The transaction was accounted for as a purchase in accordance with SFAS 141; therefore, the tangible assets acquired were recorded at fair value on acquisition date. The initial purchase price was allocated as follows (in millions):

Net tangible assets acquired	$1.5
Intangible assets acquired:
Developed technology	0.1

Total purchase price	$1.6

The following table summarizes the components of the net tangible assets acquired (in millions):

Inventories	$1.0
Property and equipment	0.5

Net tangible assets acquired	$1.5

Existing technology is being amortized over its estimated useful life of three years.

The results of operations of Ditech have been included in the Company’s consolidated financial statements subsequent to the date of acquisition under the CPG operating segment. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

TriQuint:

On May 6, 2003, the Company acquired the undersea pump laser assets from TriQuint Semiconductor, Inc (“TriQuint) for $6.6 million in cash. The acquisition was consistent with the Company’s strategy to provide higher levels of integration in its pump lasers, and helps position the Company to be a leading supplier of submarine pump modules. Direct transaction costs incurred in connection with the acquisition were immaterial.

The initial purchase price allocation was as follows (in millions):

Net tangible assets acquired	$1.0
Intangible assets acquired:
Developed technology	1.0
Goodwill	4.6

Total purchase price	$6.6

The following table summarizes the components of the net tangible assets acquired (in millions):

Inventories	$0.4
Property, plant and equipment	0.6

Net tangible assets acquired.	$1.0

During fiscal 2004, the Company recorded an adjustment to the initial purchase price allocation of $0.1 million which decreased the value of net tangible assets and increased the value of goodwill.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The developed technology is being amortized over its estimated useful life of four years.

Goodwill of $4.6 million has been assigned to the CPG segment.

The acquisition was accounted for as a purchase under SFAS 141, and accordingly, the tangible assets acquired were recorded at their fair value at the date of the acquisition. The results of operations of TriQuint have been included in the Company’s financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

L.A. Label:

On January 21, 2003, the Company acquired L.A. Label Corporation (“LAL”), a supplier of pressure-sensitive labels for a variety of industrial and commercial applications. The Company believes that the acquisition will expand its capability to provide integrated optical technology solutions for product security and brand authentication markets. The consideration consisted of $19.4 million in cash, of which $17.4 million has been paid to the former shareholders of LAL. At the time of the acquisition, the Company retained $2.0 million of the cash consideration for any liabilities the Company may have incurred resulting from any breach of general representations or warranties made by the former shareholders of LAL. The retained amount was paid to the former shareholders of LAL in July 2004. Direct transaction costs incurred in connection with the acquisition were immaterial.

The purchase price allocation was as follows (in millions):

Net tangible assets acquired	$4.5
Intangible assets acquired:
Customer relationships	4.4
Trademark / tradename	2.9
Internal use software	0.5
Goodwill	7.1

Total purchase price	$19.4

Intangible assets are being amortized over estimated useful lives of five years for customer relationship, ten years for trademark / trade name, and five years for internal use software. The weighted-average amortization period for intangible assets in total is seven years.

Goodwill of $7.1 million has been assigned to the CCPG segment. The acquisition was accounted for as a purchase under SFAS 141, and accordingly, the tangible assets acquired and liabilities assumed were recorded at their fair value at the date of the acquisition. The results of operations of LAL have been included in the Company’s financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the components of the net tangible assets acquired (in millions):

Cash and cash equivalents	$0.8
Accounts receivables and prepaid expenses	1.8
Inventories	0.5
Property, plant and equipment	2.2
Other assets	0.1

Total assets acquired	$5.4

Accounts payable	(0.3)
Long-term debt	(0.2)
Other liabilities	(0.4)

Total liabilities assumed	(0.9)

Net tangible assets acquired	$4.5

OptronX:

On September 18, 2002, the Company completed the acquisition of the transceiver/transponder business unit of OptronX. The Company believes that the acquisition will extend its transmission product line in metro and short-reach applications. The Company paid OptronX $6.2 million in cash. Direct transaction costs incurred in connection with the acquisition were immaterial.

The final purchase price allocation was as follows (in millions):

Net tangible liabilities assumed	$(0.3)
Intangible assets acquired:
Existing technology	1.0
In-process research and development	0.4
Goodwill	5.1

Total purchase price	$6.2

Existing technology is being amortized over its estimated useful lives of three years.

The acquisition was accounted for as a purchase in accordance with SFAS 141, and accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair value at the date of the acquisition. The results of operations of the transceiver/transponder unit have been included in the Company’s consolidated financial statements subsequent to the date of acquisition. Pro forma results of operations have not been presented because the effect of the acquisition was not material.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the components of the net tangible liabilities assumed (in millions):

Accounts receivables	$0.2
Inventories	0.8
Property, plant and equipment	2.7

Total assets acquired	$3.7

Accounts payable	(0.8)
Loan payable	(2.5)
Other liabilities	(0.7)

Total liabilities assumed	(4.0)

Net tangible liabilities assumed	$(0.3)

A portion of the purchase price has been allocated to existing technology and acquired IPR&D. They were identified and valued through analysis of data provided by OptronX concerning developmental products, their stage of development, the time and resources needed to complete them, their expected income generating ability, target markets and associated risks. The Income Approach was the primary technique used in valuing the developed technology. The discount rate used was 20%.

Those developmental projects that had not reached technological feasibility and had no future alternative uses were classified as IPR&D and expensed on the acquisition date. The nature of the efforts required to develop the IPR&D into commercially viable products principally relates to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including functions, features and technical performance requirements.

Goodwill of $5.1 million has been assigned to the CPG segment..

Note 18. Operating Segments and Geographic Information

The Company evaluates its reportable segments in accordance with Financial Accounting Standard No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). For fiscal year 2005 the Company’s Chief Executive Officer, Kevin J. Kennedy was the Company’s Chief Operating Decision Maker (“CODM”) pursuant to SFAS 131. The CODM allocates resources to the segments based on their business prospects, competitive factors, net revenue and operating results.

The Company designs and manufactures products for fiber optic communications, as well as for markets where its core optics technologies provide solutions for industrial, commercial and consumer applications. The two reportable segments are:

(i)	Communications Products Group:

The CPG segment provides components, modules and subsystems used by communications equipment providers for telecommunications, data communications, and cable television networks. These products enable the transmission of video, audio and text data over high-capacity fiber optic cables. These products include transmitters, receivers, amplifiers, multiplexers and demultiplexers, add/drop modules, switches, optical performance monitors and couplers, splitters and circulators. We also provide test and measurement equipment used to assess performance of optical components in manufacturing, research and development, system development and network maintenance.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(ii)	Commercial and Consumer Products Group:

The CCPG segment provides lasers, coated optics and assemblies for defense, aerospace, instrumentation, semiconductor, biomedical and other applications. We also provide document authentication, brand protection and product differentiation solutions for a range of public and private sector markets. The products we provide for these applications control, enhance and modify the behavior of light utilizing its reflection, absorption and transmission properties to achieve specific effects such as high reflectivity, anti-glare and spectral filtering. Specific product applications include computer monitors and flat panel displays, projection systems, photocopiers, facsimile machines, scanners, security products and decorative surface treatments.

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company evaluates segment performance based on operating income (loss) excluding inter-segment revenue, which is eliminated in consolidation, and infrequent or unusual items.

The amounts shown as “All other” consists of certain unallocated corporate-level operating expenses. In addition, the Company does not allocate restructuring charges, income taxes, non-operating income and expenses or specifically identifiable assets to its segments.

Information on reportable segments is as follows (in millions):

	Years Ended June 30,
	2005	2004	2003
Net revenue
Communications Product Group	$422.2	$317.4	$333.0
Commercial and Consumer Products Group	290.0	318.5	342.9

Net revenue from external customers	$712.2	$635.9	$675.9

Operating income (loss)
Communications Product Group	$(54.2)	$(43.4)	$(167.4)
Commercial and Consumer Products Group	11.1	54.8	54.8

Operating income (loss) by reportable segments	(43.1)	11.4	(112.6)
All other operating loss	(70.6)	(101.3)	(146.4)
Unallocated amounts:
Acquisition-related charges and amortization of intangibles	(20.9)	(20.3)	(71.1)
Reduction of goodwill, other intangibles and other long-lived assets	(69.8)	(51.8)	(393.6)
Restructuring charges	(18.2)	(11.5)	(121.3)
Other realignment charges	(11.7)	(6.8)	(55.7)
Interest and other income/(loss), net	(19.7)	22.7	32.5
Loss on sale of subsidiaries’ assets	(4.7)	—	(2.2)
Gain on sale of investments	20.0	41.2	4.0
Reduction in fair value of investments	(9.2)	(3.8)	(45.4)
Loss on equity method investments, net	(6.7)	(8.2)	(8.5)

Loss before income taxes and cumulative effect of an accounting change	$(254.6)	$(128.4)	$(920.3)

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company operates primarily in three geographic regions: Americas, Europe and Asia-Pacific. The following table presents net revenue and identifiable assets by geographic regions (in millions):

	Years Ended June 30,
	2005	2004	2003
Net revenue:
Americas	$466.6	$406.9	$474.6
Europe	132.4	124.1	113.0
Asia-Pacific	113.2	104.9	88.3

Total net revenue	$712.2	$635.9	$675.9

	June 30,
	2005	2004
Property, plant and equipment, net
Americas	$130.1	$151.9
Europe	0.6	4.6
Asia-Pacific	31.4	39.0

Total long-lived assets	$162.1	$195.5

Net revenue was assigned to geographic regions based on the customers’ shipment locations. Long-lived assets, namely net property, plant and equipment were identified based on the operations in the corresponding geographic areas. China held 18% of total net property, plant and equipment in both fiscal 2005 and 2004. This represents $29.5 million and $35.1 million in fiscal 2005 and 2004, respectively.

During fiscal 2005 and 2004, no customer accounted for more than 10% of net revenue. During fiscal 2003, Texas Instruments (a customer of our CCPG segment) accounted for 12% of net revenue.

Note 19. Sale of Subsidiaries’ Net Assets

During the fourth quarter of fiscal 2005, the Company completed the sale of Casix, a subsidiary located in Fuzhou, China, to Fabrinet, a contract manufacturing company whose principal operations are in Thailand. As part of the transaction, the Company will receive cash of approximately $10.5 million payable in quarterly installments through March 31, 2009. The Company recognized a loss of $4.7 million on the sale and Fabrinet has assumed full management control of Casix. In connection with the sale, the Company and Fabrinet have entered into a strategic supply relationship under which Fabrinet will supply the Company with certain products formerly manufactured at these facilities.

The Company realized no net gain (loss) on the sale of subsidiaries’ net assets during fiscal 2004.

The following table summarizes the net gain (loss) the Company realized on the sale of the net assets of three subsidiaries during fiscal 2003 (in millions):

Gain on sale of Cronos	$0.2
Loss on sale of SIFAM	(0.7)
Loss on sale of Epion	(1.7)

Total	$(2.2)

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the second quarter of fiscal 2003, the Company completed the sale of the majority of the assets of Cronos, a subsidiary located in Raleigh, North Carolina, to MEMSCAP, a supplier of optical micro-electro-mechanical system (“MEMS”) solutions located in France. As part of the transaction, JDSU received 10.5 million shares of MEMSCAP valued at $4.1 million. In addition, the Company received warrants to purchase up to 6.5 million shares of MEMSCAP based on the future performance of Cronos over a 30-month period following the completion of the sale. In connection with the sale, the Company and MEMSCAP entered into a long-term strategic supply relationship, under which MEMSCAP will supply the Company with MEMS products. JDSU’s investment in MEMSCAP is a component of “Short-term investments” in the Company’s Consolidated Balance Sheets and was valued at $4.0 million and $4.2 million as of June 30, 2005 and June 30, 2004, respectively.

During the second quarter of fiscal 2003, the Company completed the sale of SIFAM, a subsidiary located in Torquay, United Kingdom, to SIFAM Fibre Optics Limited. As part of the transaction, the Company received approximately 31,000 preference shares of SIFAM Fibre Optics Limited valued at approximately $0.8 million.

During the fourth quarter of fiscal 2003, the Company completed the sale of the majority of the assets of Epion to New Epion. As part of the transaction, the Company received approximately 0.8 million preferred shares and 0.2 million warrants to purchase preferred shares of New Epion valued at approximately $3.6 million. After adjusting for the net costs of the assets sold, the Company realized a loss of $1.7 million from the transaction.

Note 20. Guarantees

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company’s officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of June 30, 2005 or 2004.

Product Warranties:

In general, the Company offers a one-year warranty for most of its products in the CPG, and a three-month to one-year warranty for most of its products in the CCPG. The Company provides reserves for the estimated costs of product warranties at the time revenue is recognized. The Company estimates the costs of its warranty obligations based on its historical experience of known product failure rates, use of materials to repair or replace defective products and service delivery costs incurred in correcting product failures. In addition, from time to time, specific warranty accruals may be made if unforeseen technical problems arise with specific products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the changes in the Company’s warranty reserve during 2005 and 2004 (in millions):

	2005	2004
Balance as of beginning of year	$25.1	$52.4
Provision for warranty	3.6	8.8
Utilization of reserve	(2.8)	(17.0)
Adjustments related to pre-existing warranties (including changes in estimates)	(18.6)	(19.1)

Balance as of end of year	$7.3	$25.1

Note 21. Patent License

During the second quarter of fiscal 2003, the Company determined that a payment on a patent dispute was probable and estimable, and accrued $8.3 million in connection with the dispute and included the amount under “Selling, general and administrative” expense. The Company finalized a royalty-bearing patent license agreement and determined that its total liabilities were $19.2 million as of March 31, 2003. Therefore, the Company accrued an additional $10.9 million in connection with the patent license agreement. Of this amount, $2.2 million was recorded as prepaid royalty expense, which will be amortized to “Cost of sales” through December 2004, and $8.7 million was recorded as royalty expense under “Cost of sales” for the three months ended March 31, 2003. In addition, the Company reclassified the previously recorded $8.3 million of “Selling, general and administrative” expense to royalty expense under “Cost of sales.” Total royalty expense recorded in fiscal 2003 in connection with the patent license was $17.3 million.

In connection with this patent license agreement, the Company will incur a minimum royalty obligation of $4.0 million for calendar 2005 and additional minimum royalty obligations of $4.5 million in each of calendar years 2006 and 2007 to maintain the license. JDSU may terminate the license agreement effective as of the first day of any calendar quarter with 60 days prior written notice.

Note 22. Subsequent Events

Announcement of proposed reverse stock split

On September 23, 2005, the Company announced that stockholders of record as of October 11, 2005 will be invited to approve a proposal to amend the Company’s Certificate of Incorporation to authorize a reverse stock split of the outstanding shares of the Company’s common stock and the outstanding Exchangeable Shares issued by its subsidiary JDS Uniphase, Inc. This amendment would also include approval of the reduction of the number of authorized shares of common stock of the Company from 6,000,000,000 to 1,000,000,000. In addition, the reverse stock split proposal impacts any convertible securities of the Company, including outstanding options to purchase shares of common stock and the Company’s outstanding Zero Coupon Senior Convertible Notes due in 2010 which are convertible into the Company’s common stock.

If approved by Stockholders, the proposal would authorize a reverse stock split in the range of one-for-eight to one-for-ten. The decision to effect a reverse stock split, the timing of the same, and which of the approved split ratios to effect, would be at the discretion of our Board of Directors and could be implemented at any time prior to December 1, 2006. The authorization would expire after this date.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Acquisition of Agility Communications, Inc.

On September 8, 2005, the Company announced the acquisition of Agility Communications, Inc. (“Agility”), a leading provider of widely tunable laser solutions for optical networks. The acquisition is expected to 1) solidify JDSU’s leadership position in the rapidly growing market for tunable lasers and transponders; 2) offer an optimal path to high volume, high yield, tunable, pluggable solutions when combined with JDSU’s manufacturing scalability; and 3) establish JDSU as the broadest end-to-end agile optical network portfolio provider in the marketplace today. The acquisition is expected be completed by the second quarter of fiscal 2006.

Sale of ADVA shares

In September 2005, the Company sold 4,269,617 shares of ADVA’s common stock for $29.1 million, with an estimated gain of $28.9 million. After the sale, the Company’s ownership in ADVA is approximately 12%.

Acquisition of Acterna, Inc.

On August 3, 2005, the Company completed the acquisition of privately held Acterna, Inc. (“Acterna”), a leading worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers, for approximately $450.0 million in cash and $310.0 million in JDS Uniphase’s common stock, which equated to approximately 200 million shares. Starting the first quarter of fiscal 2006, the addition of Acterna’s Test and Measurement business will comprise a new reportable segment to the Company’s business.

JDS UNIPHASE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 23. Quarterly Financial Information (Unaudited)

The following table presents the Company’s quarterly consolidated statements of operations for fiscal 2005 and 2004 (in millions, except per share data):

	June 30, 2005 (4)	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004 (2)	March 31, 2004	December 31, 2003 (1)	September 30, 2003
Net revenue	$170.9	$166.3	$180.5	$194.5	$174.5	$161.4	$152.6	$147.4
Cost of sales	142.8	141.5	150.7	151.6	133.0	121.0	120.5	115.6

Gross profit (loss)	28.1	24.8	29.8	42.9	41.5	40.4	32.1	31.8
Operating expenses:
Research and development	22.3	22.5	24.4	24.5	25.1	25.6	24.1	24.7
Selling, general and administrative	38.6	38.0	43.5	37.2	33.5	35.6	34.6	41.0
Amortization of other intangibles	5.5	4.8	4.8	4.7	4.3	3.9	3.9	3.9
Acquired in-process research and development	1.1	—	—	—	2.6	—	—	—
Reduction of goodwill	53.7	—	—	—	—	—	—	—
Reduction of other long-lived assets	9.0	2.6	—	4.5	(2.0)	10.5	38.4	4.9
Restructuring charges	7.6	1.5	3.8	5.3	4.0	1.7	9.4	(3.6)

Total operating expenses	137.8	69.4	76.5	76.2	67.5	77.3	110.4	70.9

Loss from operations	(109.7)	(44.6)	(46.7)	(33.3)	(26.0)	(36.9)	(78.3)	(39.1)
Interest and other income, net	(33.1)	5.4	5.3	2.7	6.2	5.1	8.5	2.9
Gain (loss) on sale of subsidiaries’ assets	(4.7)	—	—	—	—	—	—	—
Gain on sale of investments	15.7	2.0	2.0	0.3	1.8	19.2	19.6	0.6
Reduction in fair value of investments	(0.8)	(3.4)	(2.7)	(2.3)	—	(1.5)	(1.1)	(1.2)
Loss on equity method investments	(3.2)	0.2	(0.8)	(2.9)	(1.7)	(0.5)	(4.7)	(1.3)

Loss before income taxes and cumulative effect of an accounting change	(135.8)	(40.4)	(42.9)	(35.5)	(19.7)	(14.6)	(56.0)	(38.1)
Income tax expense (benefit)	9.9	(1.8)	(1.9)	0.5	1.9	(7.3)	2.5	(12.9)

Loss before cumulative effect of an accounting change	(145.7)	(38.6)	(41.0)	(36.0)	(21.6)	(7.3)	(58.5)	(25.2)
Cumulative effect of an accounting change					—	—	—	(2.9)

Net loss	$(145.7)	$(38.6)	$(41.0)	$(36.0)	$(21.6)	$(7.3)	$(58.5)	$(28.1)

Net loss per share—basic and diluted (3)	$(0.10)	$(0.03)	$(0.03)	$(0.02)	$(0.01)	$(0.01)	$(0.04)	$(0.02)

Shares used in per share calculation—basic and diluted	1,448.2	1,446.7	1,444.1	1,442.4	1,440.2	1,438.3	1,435.0	1,433.4

(1)	For the quarterly period ended December 31, 2003, the Company reclassified $2.2 million from selling, general and administrative expense into cost of sales in connection with a patent license settlement to cost of sales.
(2)	For the quarterly period ended June 30, 2004, the Company has recognized $5.0 million tax benefit related to the prior financial reporting period ended June 30, 2002. The Company has identified U.S. net operating losses for fiscal year 2002 available for carryback to pre-acquisition taxable years of acquired subsidiaries that will result in approximately $5.8 million of tax refunds.
(3)	Net loss per share is computed independently for each of the quarters presented. Therefore, the sum of the quarterly net loss per share does not equal the annual net loss per share.
(4)	For the quarterly period ended June 30, 2005, the Company recorded adjustments for a number of items, including other expense of $16.9 million to write off currency translation adjustments for foreign entities substantially liquidated in prior periods. The impact of these adjustments on our fourth quarter loss from operations, net loss and net loss per share was an increase of $0.2 million, decrease of $18.6 million and an increase of $0.01, respectively.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures

As of June 30, 2005, JDS Uniphase carried out an evaluation under the supervision and with the participation of our management, including our Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

Based on this evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as a result of the material weaknesses in our internal control over financial reporting discussed below, our disclosure controls and procedures were not effective as of the end of the period covered by this annual report.

(b) Management’s Report on Internal Control over Financial Reporting

Our management, including our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles (GAAP). Because of its inherent limitations, internal control over financial reporting may not prevent or detect all misstatements.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is a more than a remote likelihood that a misstatement of the company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

As of June 30, 2005, our management assessed the effectiveness of our internal control over financial reporting. In making its assessment of internal control over financial reporting, management used the criteria used by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. In performing the assessment, management identified the following control deficiencies that we have concluded are material weaknesses in internal control over financial reporting as of June 30, 2005:

■	A material weakness in the design and operating effectiveness of controls related to documentation and analysis of goodwill impairment under Financial Accounting Standards Board Statement No. 142,

Goodwill and Other Intangible Assets. This material weakness impacts the Company’s ability to report financial information related to goodwill and resulted in a material adjustment to the goodwill impairment expense recorded in the fourth quarter of fiscal 2005.

In addition to the adjustment identified above, various other adjustments were identified and recorded in a number of significant accounts in the fourth quarter of fiscal 2005, for which the Company believes the following entity-level material weaknesses are the underlying root causes:

■	A material weakness in the control environment due to an insufficient number of qualified resources with the required proficiency to apply the Company’s accounting policies in accordance with U.S. GAAP. This material weakness resulted in adjustments to several significant accounts. The accounts most affected include foreign currency translation, restructuring accruals and investments.

■	A material weakness in information and communication due to insufficient processes and controls in the identification, capture and timely communication of financially significant information between certain parts of our organization and the finance department to that precludes finance from accounting for transactions in a complete, appropriate and timely manner. This material weakness resulted in adjustments to several significant accounts. The accounts most affected include inventory and stock-based compensation.

■	A material weakness in control activities associated with complex and non-routine transactions and estimation processes, due to inadequate documentation and review of accounting procedures and analyses. This material weakness resulted in adjustments to several significant accounts. The areas most affected include revenue, investments, and the statement of cash flows.

These material weaknesses impact the Company’s ability to report financial information and could affect all of our significant financial statement accounts. Because of the material weaknesses described above, our management has concluded that as of June 30, 2005, our system of internal control over financial reporting was not effective based on the COSO criteria in Internal Control—Integrated Framework.

Our independent registered public accounting firm, Ernst & Young LLP, has issued an audit report on our assessment of our internal control over financial reporting which is included elsewhere herein.

(c) Remediation efforts to address material weaknesses

The material weaknesses arise from several areas within the organization, including a series of complex transactions in fiscal year 2005, the consolidation of manufacturing operations and acquisitions and divestitures, all of which were undertaken to improve our business model and collectively represented a significant undertaking. Our financial management resources were significantly constrained by these activities. Concurrently, the finance organization experienced significant turnover of the senior financial managers and staff during the second half of 2005 including transitions in the positions of Chief Financial Officer and Corporate Controller in March 2005 and May 2005, respectively.

We have been, and intend to continue, planning and implementing changes to our processes to improve our internal control over financial reporting. The following are steps we have taken, or intend taking, to remediate the conditions leading to the above stated material weaknesses:

A material weakness in the design and operating effectiveness of controls related to the documentation and analysis related to the impairment of goodwill under Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets.

■	Identify complex, non-routine transactions in the pre-close and post-close balance sheet review meetings, and centralize the review of potentially material complex, non-routine transactions such as impairment of long lived assets.

■	Initiate plans to add and retain technical accounting personnel and continue the search for qualified candidates. This process will require time to hire and train personnel and build institutional knowledge.

A material weakness in the control environment due to an insufficient number of qualified resources with the required proficiency to apply the Company’s accounting policies in accordance with U.S. GAAP.

■	Identify complex, non-routine transactions in the pre-close and post-close balance sheet review meetings, and centralize the review of potentially material complex, non-routine transactions such as impairment of long lived assets and foreign currency translations which includes improving the documentation and detailed review of memoranda to support significant judgments and estimates each quarter. We will develop procedures to determine that qualified, senior level personnel within the finance organization are responsible for the review and approval of the accounting treatment for these types of transactions.

■	Initiate plans to add and retain technical accounting personnel and continue the search for qualified candidates. This process will require time to hire and train personnel and build institutional knowledge.

A material weakness in information and communication due to insufficient processes and controls in the identification, capture and timely communication of financially significant information between certain parts of our organization and the finance department that precludes finance from accounting for transactions in a complete, appropriate and timely manner.

■	Increase finance staff to support and participate in business operations in the Legal, Human Resources, Mergers and Acquisitions functions, and back fill open positions in Manufacturing Finance. Specifically, finance will establish quarterly reviews and other processes, as appropriate, to identify transactions with significant financial impact. This process will require time to hire and train personnel and build institutional knowledge.

■	Continue to implement basic controls and finance training for managers and process owners.

■	Document historically significant transactions and disseminate the related documentation and information to the proper individuals to ensure the proper accounting in the current period.

A material weakness in control activities associated with complex and non-routine transactions and estimation processes, due to inadequate documentation and review of accounting procedures and analyses.

■	Identify complex, non-routine transactions in the pre-close and post-close balance sheet review meetings, and centralize the review of potentially material complex, non-routine transactions. All such transactions will be identified, documented, and distributed to finance for evaluation and approval. We will develop procedures to determine that qualified, senior level personnel within the finance organization are responsible for the review and approval of the accounting treatment for these types of transactions.

■	Initiate plans to add and retain technical accounting personnel and continue the search for qualified candidates. This process will require time to hire and train personnel and build institutional knowledge.

■	Centralize the review of complex highly judgmental areas such as goodwill impairment, inventory valuation, and other similar areas.

■	Increase the level of analysis and review of transactions.

■	Document historically significant transactions and disseminate the related documentation and information to the proper individuals to ensure the proper accounting in the current period.

Not withstanding the above-mentioned weaknesses, we believe that the consolidated financial statement included in this report fairly present our consolidated financial position as of, and the consolidated results of operations for the year ended, June 30, 2005.

(d) Changes in internal controls

Although we have already taken some actions to remediate these material weaknesses, further action is required to complete our remediation including the addition of finance staff and the development and implementation of enhanced processes. Our management will monitor closely the implementation of our remediation plan. The effectiveness of the steps we have taken to date and the steps we are still in the process of completing is subject to continued management review, as well as Audit Committee oversight, and we may make additional changes to our internal control over financial reporting.

There have been no significant changes in our internal control since June 30, 2005. Refer to Item 9A (c) for a discussion of remediation activities in connection with the material weaknesses in internal control over financial reporting identified above.

(e) Inherent Limitations on Effectiveness of Controls

Our management, including our Chief Executive Officer and our Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal control over financial reporting are or will be capable of preventing or detecting all errors and all fraud. Any control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Further, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Information regarding the Company’s executive officers and directors required by this Item is incorporated by reference to the section entitled “Proposal One—Elections of Directors” in the Company’s Definitive Proxy Statement in connection with the 2005 Annual Meeting of Stockholders (the “Proxy Statement”), which will be filed with the Securities and Exchange Commission within 120 days after the fiscal year ended June 30, 2005. Information required by Item 405 of Regulation S-K is incorporated by reference to the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” in the Proxy Statement.

The Company has adopted a code of ethics entitled the “JDS Uniphase Corporate Code of Conduct,” which is applicable to all employees, officers and directors of the Company. The full text of the JDS Uniphase Corporate Code of Conduct is included under the Company’s Corporate Governance information available at the Company’s website at www.jdsu.com.

ITEM 11. EXECUTIVE COMPENSATION

Information required by this Item is incorporated by reference to the section entitled “Executive Compensation” in the Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information regarding security ownership of certain beneficial owners and management is incorporated by reference to the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

Information regarding the Company’s stockholder approved and non-approved equity compensation plans is incorporated by reference to the section entitled “Equity Compensation Plans” in the Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information required by this Item is incorporated by reference to the sections entitled “Certain Relationships and Related Transactions” and “Compensation Committee Interlocks and Insider Participation” in the Proxy Statement.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Information required by this item is incorporated by reference to the section entitled “Audit and Non-Audit Fees” in the Proxy Statement.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	The following items are filed as part of this Annual Report on Form 10-K:

1.	Financial Statements:

2.	Financial Statement Schedule:

The following financial statement schedule is filed as part of this Annual Report on Form 10-K. All other financial statement schedules have been omitted because they are not applicable, or the information required is presented in the Company’s consolidated financial statements and notes thereto under Item 8 of this Annual Report on Form 10-K.

JDS UNIPHASE CORPORATION

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(in millions)

	Balance at Beginning of Period	Charged to Costs and Expenses	Deduction(1)	Balance at End of Period
Allowance for doubtful accounts:
Year ended June 30, 2005	$11.8	$0.7	$(9.5)	$3.0
Year ended June 30, 2004	22.7	(4.4)	(6.5)	11.8
Year ended June 30, 2003	42.9	(3.4)	(16.8)	22.7

(1)	Charges for uncollectible accounts, net of recoveries

3.	See Item 15(b)

(b)	Exhibits:

Exhibit Number	Exhibit Description
3.1(1)	Restated Certificate of Incorporation.

3.2(2)	Certificate of Designation of the Series A Preferred Stock.

3.3(3)	Certificate of Designation of the Series B Preferred Stock.

3.4(4)	Certificate of Designation of the Special Voting Stock.

3.5(26)	Amended and Restated Bylaws of JDS Uniphase Corporation.

4.1(5)	Exchangeable Share Provisions attaching to the Exchangeable Shares of JDS Uniphase Canada Ltd. (Formerly 3506967 Canada Inc.).

4.2(6)	Voting and Exchange Trust Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company.

4.3(7)	Exchangeable Share Support Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and JDS Uniphase Nova Scotia Company.

4.4(8)	Registration Rights Agreement between JDS Uniphase, JDS Uniphase Canada Ltd. and The Furukawa Electric Co., Ltd.

4.5(9)	Fifth Amended and Restated Rights Agreement between JDS Uniphase and American Stock Transfer & Trust Company.

4.6(17)	Amended and Restated Rights Agreement between JDS Uniphase Canada Ltd. and CIBC Mellon Trust Company (Amended and Restated as of February 6, 2003).

4.7(24)	Indenture dated October 31, 2003.

10.1(10)	Support Agreement between Uniphase Corporation, 3506967 Canada Inc., The Furukawa Electric Company, Ltd., and JDS FITEL Inc.

10.2(11)	Amended and Restated 1993 Flexible Stock Incentive Plan (Amended and Restated as of November 9, 2001).

10.3(12)	Amended and Restated 1998 Employee Stock Purchase Plan (Amended and Restated as of July 31, 2002).

10.4(13)	Amended and Restated 1999 Canadian Employee Stock Purchase Plan (Amended and Restated as of July 31, 2002).

10.5(14)	2005 Acquisition Equity Incentive Plan.

10.6(25)	2005 Acquisition Equity Incentive Plan Form of Stock Option Award Agreement.

10.7(25)	2005 Acquisition Equity Incentive Plan Form of Restricted Stock Unit Award Agreement.

10.8(15)	Employment Agreement for Kevin J. Kennedy.

10.9(16)	Indemnification Agreement for Kevin J. Kennedy.

10.10(18)	2003 Equity Incentive Plan.

10.11(25)	Employment Agreement for John Peeler.

10.12(19)	Change of Control Agreement for Debra C. Shoquist.

10.13(20)	Change of Control Agreement for Mark Sobey.

10.14(21)	Change of Control Agreement for David Gudmundson.

Exhibit Number	Exhibit Description
10.15(22)	Change of Control Agreement for Thomas Znotins.

10.16(23)	Change of Control Agreement for Chris Dewees.

14.1(25)	Code of Business Conduct.

21.1(25)	Subsidiaries of JDS Uniphase Corporation.

23.1(25)	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on page 131).

31.1(25)	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2(25)	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1(25)	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2(25)	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K/A filed February 13, 2001.
(2)	Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed June 24, 1998.
(3)	Incorporated by reference to Exhibit 3(i)(d) of the Company’s Annual Report on Form 10-K filed September 28, 1998.
(4)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed July 14, 1999.
(5)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed June 2, 1999.
(6)	Incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K filed September 1, 1999.
(7)	Incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K filed September 1, 1999.
(8)	Incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-K filed September 1, 1999.
(9)	Incorporated by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A12G/A filed February 18, 2003.
(10)	Incorporated by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K filed September 1, 1999.
(11)	Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed February 11, 2002.
(12)	Incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-K filed September 17, 2002.
(13)	Incorporated by reference to Exhibit 10.4 of the Company’s Annual Report on Form 10-K filed September 17, 2002.
(14)	Incorporated by reference to Exhibit 99.1 of the Company’s Form 8-K filed August 23, 2005.
(15)	Incorporated by reference to Exhibit 10.10 of the Company’s Annual Report on Form 10-K filed September 24, 2003.
(16)	Incorporated by reference to Exhibit 10.11 of the Company’s Annual Report on Form 10-K filed September 24, 2003.

(17)	Incorporated by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K filed September 24, 2003.
(18)	Incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed October 23, 2003.
(19)	Incorporated by reference to Exhibit 10.18 of the Company’s Annual Report on Form 10-K filed September 16, 2004.
(20)	Incorporated by reference to Exhibit 10.21 of the Company’s Annual Report on Form 10-K filed September 16, 2004.
(21)	Incorporated by reference to Exhibit 10.24 of the Company’s Annual Report on Form 10-K filed September 16, 2004.
(22)	Incorporated by reference to Exhibit 10.25 of the Company’s Annual Report on Form 10-K filed September 16, 2004.
(23)	Incorporated by reference to Exhibit 10.26 of the Company’s Annual Report on Form 10-K filed September 16, 2004.
(24)	Incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 filed November 14, 2003.
(25)	Filed herewith.
(26)	Incorporated by reference to Exhibit 3.5 of the Company’s Annual Report on Form 10-K filed September 16, 2004.

(c)	See Item 15(a) 2.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 10-K/A Amendment No. 1 to our Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 5, 2005	JDS UNIPHASE CORPORATION

	By:	/s/ DAVID VELLEQUETTE
David Vellequette Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 10-K/A Amendment No. 1 to our Annual Report on Form 10-K has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
* Kevin J. Kennedy	Chief Executive Officer (Principal Executive Officer)	October 5, 2005

/S/ DAVID VELLEQUETTE David Vellequette	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 5, 2005

* Richard Belluzo	Director	October 5, 2005

* Bruce D. Day	Director	October 5, 2005

* Robert E. Enos	Director	October 5, 2005

* Peter A. Guglielmi	Director	October 5, 2005

* Martin A. Kaplan	Chairman	October 5, 2005

* Richard T. Liebhaber	Director	October 5, 2005

* Casimir S. Skrzypczak	Director	October 5, 2005

*By:	/S/ DAVID VELLEQUETTE
David Vellequette Attorney-in-Fact

EXHIBIT 31.1.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin J. Kennedy, Chief Executive Officer (Principal Executive Officer), certify that:

1.	I have reviewed this Annual Report on Form 10-K of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: October 5, 2005

/S/ KEVIN J. KENNEDY
Kevin J. Kennedy Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, David Vellequette, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer), certify that:

1.	I have reviewed this Annual Report on Form 10-K of JDS Uniphase Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) and 15d-15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: October 5, 2005

/S/ DAVID VELLEQUETTE
David Vellequette Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the “Company”) for the year ended June 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin J. Kennedy, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: September 30, 2005

/S/ KEVIN J. KENNEDY
Kevin J. Kennedy Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

JDS UNIPHASE CORPORATION

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of JDS Uniphase Corporation (the “Company”) for the year ended June 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, David Vellequette, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: September 30, 2005

/S/ DAVID VELLEQUETTE
David Vellequette Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JDS UNIPHASE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

December 1, 2005

The undersigned hereby appoints KEVIN J. KENNEDY and DAVID VELLEQUETTE, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of JDS Uniphase Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Pacific Standard Time, on December 1, 2005 at the Company’s offices located at 1768 Automation Parkway, San Jose, California 95131, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1768 AUTOMATION PARKWAY SAN JOSE, CA 95131

IMPORTANT NOTICE REGARDING DELIVERY

OF SECURITY HOLDER DOCUMENTS (HH)

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by JDS Uniphase Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JDS Uniphase Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

1 OF PAGE 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

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JDS UNIPHASE CORPORATION

Vote On Directors

02 0000000000 215377735664

1. Election of TWO Class III Directors

Nominees: 01) Richard T. Liebhaber 02) Casimir S. Skrzypczak

For Withhold For All All All Except

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposal

2. To approve an amendment to the JDS Uniphase Corporation Restated Certificate of Incorporation which will effect a reverse stock split of the common stock of JDS Uniphase Corporation by a ratio of not less than one-for-eight and not more than one-for-ten at any time prior to December 1, 2006, with the exact ratio to be set at a whole number within this range to be determined by the Board of Directors in its discretion.

For Against Abstain

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for JDS Uniphase Corporation for the fiscal year ending June 30, 2006.

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

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P21473

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Date

123,456,789,012

46612J101

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